EXECUTION VERSION Amended and Restated Trust Deed relating to National Grid plc and National Grid Electricity Transmission plc Euro 20,000,000,000 Euro Medium Term Note Programme arranged by HSBC Bank plc Dated 11 August 2022 NATIONAL GRID PLC and NATIONAL GRID ELECTRICITY TRANSMISSION PLC as Issuers and THE LAW DEBENTURE TRUST CORPORATION P.L.C. as Trustee Ref: L-327199

A48332378 i Table of Contents Contents Page 1 Interpretation ......................................................................................................................... 1 2 Issue of Instruments and Covenant to Pay ........................................................................... 7 3 Form of the Instruments ........................................................................................................ 9 4 Stamp Duties and Taxes ..................................................................................................... 10 5 Application of Moneys Received by the Trustee ................................................................. 10 6 Covenants ............................................................................................................................11 7 Remuneration and Indemnification of the Trustee .............................................................. 14 8 Provisions Supplemental to the Trustee Acts...................................................................... 16 9 Disapplication and Trustee Liability ..................................................................................... 19 10 Waiver and Proof of Default ................................................................................................ 20 11 Trustee not Precluded from Entering into Contracts ........................................................... 20 12 Modification and Substitution .............................................................................................. 20 13 Appointment, Retirement and Removal of the Trustee ....................................................... 22 14 Instruments held in Clearing Systems and Couponholders ................................................ 23 15 Currency Indemnity ............................................................................................................. 24 16 Enforcement ........................................................................................................................ 25 17 Communications ................................................................................................................. 26 18 Governing Law and Jurisdiction .......................................................................................... 26 Schedule 1 Part A Form of CGN Temporary Global Instrument ...................................................... 28 Schedule 1 Part B Form of CGN Permanent Global Instruments ................................................... 35 Schedule 1 Part C Form of NGN Temporary Global Instrument ..................................................... 55 Schedule 1 Part D Form of NGN Permanent Global Instrument .................................................... 61 Schedule 2 Part A Form of Definitive Instrument ............................................................................ 68

A48332378 ii Schedule 2 Part B Terms and Conditions of the Instruments.......................................................... 71 Schedule 2 Part C Form of Coupon .............................................................................................. 132 Schedule 2 Part D Form of Talon .................................................................................................. 134 Schedule 3 Provisions for Meetings of Instrumentholders ............................................................ 136

A48332378 1 This Amended and Restated Trust Deed is made on 11 August 2022 between: (1) NATIONAL GRID plc (“National Grid”) AND NATIONAL GRID ELECTRICITY TRANSMISSION plc (“NGET”), (each an “Issuer” and together, the “Issuers”); and (2) THE LAW DEBENTURE TRUST CORPORATION p.l.c., (the “Trustee”, which expression, where the meaning so admits, includes any other trustee for the time being of this Trust Deed). Whereas: (A) The Issuers propose to issue from time to time bearer debt instruments and Australian Domestic Instruments (as defined below) (collectively, the “Instruments”) in an aggregate nominal amount outstanding at any one time, including Instruments previously issued under the Programme, not exceeding the Programme Limit in accordance with the Dealer Agreement (the “Programme”) and to be constituted by this Trust Deed (other than the Australian Domestic Instruments, which are to be constituted by the Deed Poll). (B) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions. (C) For the purposes of the Programme, the Issuers and the Trustee entered into an amended and restated trust deed dated 16 August 2021 (the “Original Trust Deed”) and have agreed to make certain amendments to the Original Trust Deed. This Deed witnesses and it is declared as follows: 1 Interpretation 1.1 Definitions In this Trust Deed: “Agency Agreement” means the amended and restated agency agreement (as amended, supplemented and/or restated from time to time) relating to the Programme dated 11 August 2022, between the Issuers, the Trustee, The Bank of New York Mellon as Issuing and Paying Agent and the other agent(s) mentioned in it; “Agents” has the meaning given to it in the Agency Agreement; “Australian Domestic Instruments” means Instruments in registered uncertificated (or inscribed) form, constituted by the Deed Poll and issued by an Issuer in the Australian domestic capital markets; “Australian Issuing and Paying Agent” means, in relation to all or any series of Australian Domestic Instruments, the person named as such in the Conditions or any Successor Australian Issuing and Paying Agent in each case at its specified office; “Australian Registrar” means, in relation to all or any series of Australian Domestic Instruments, BTA Institutional Services Australia Limited ACN 002 916 393 or, if applicable, any Successor Australian Registrar; “Australian Agency and Registry Agreement” means the agreement, as amended and/or supplemented from time to time, dated 10 September 2012 between the Issuers and the Australian Registrar pursuant to which the Issuers have appointed the Australian Registrar, and any other agreement for the time being in force appointing further or other Australian registrars, or in connection with its or their duties, the terms of which have

A48332378 2 previously been approved in writing by the Trustee, together with any agreement for the time being in force amending, modifying or replacing with the prior written approval of the Trustee any of the aforesaid agreements; “Calculation Agent” means any person named as such in the Conditions or any Successor Calculation Agent; “Canadian Paying Agent” means BNY Trust Company of Canada as Canadian Paying Agent under the Agency Agreement (or such other Canadian Paying Agent as may be appointed from time to time under the Agency Agreement); “CGN” means a temporary Global Instrument in the form set out in Part A of Schedule 1 or a permanent Global Instrument in the form set out in Part B of Schedule 1; “Common Safekeeper” means, in relation to a Series, the common safekeeper for Euroclear and Clearstream, Luxembourg appointed in respect of such Instruments. “Clearstream, Luxembourg” means Clearstream Banking S.A.; “Conditions” means in respect of the Instruments of each Series the terms and conditions applicable to them which shall be substantially in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) as modified, with respect to any Instruments represented by a Global Instrument, by the provisions of such Global Instrument, and shall incorporate any additional provisions forming part of such terms and conditions set out in Part A of the Final Terms relating to the Instruments of that Series and shall be endorsed on the Definitive Instruments subject to amendment and completion as referred to in the first paragraph of Part A of Schedule 2 (Form of Definitive Instrument) and any reference to a particularly numbered Condition shall be construed accordingly; “Contractual Currency” means, in relation to any payment obligation of any Instrument, the currency in which that payment obligation is expressed and, in relation to Clause 8 (Provisions supplemental to the Trustee Acts), pounds sterling or such other currency as may be agreed between the relevant Issuer and the Trustee from time to time; “Coupons” means the coupons relating to interest bearing Instruments or, as the context may require, a specific number of them and includes any replacement Coupons issued pursuant to the Conditions; “Dealer Agreement” means the amended and restated dealer agreement (as amended, supplemented and/or restated from time to time) relating to the Programme dated 11 August 2022 between the Issuers, the Arranger and the dealers named in it; “Deed Poll” means the deed poll dated 10 September 2012 made by the Issuers and by which the Australian Domestic Instruments are constituted; “Definitive Instrument” means an Instrument in definitive form having, where appropriate, Coupons and/or a Talon attached on issue and, unless the context requires otherwise, includes any replacement Instrument issued pursuant to the Conditions; “Effective Date” means the date on which the Arranger has received, on behalf of the Dealers, each of the condition precedent documents listed in Schedule 2 to the Dealer Agreement and that each is, in form and substance, satisfactory to it; “Euroclear” means Euroclear Bank SA/NV;

A48332378 3 “Event of Default” means an event described in Condition 9 and that, if so required by that Condition, has been certified by the Trustee to be, in its opinion, materially prejudicial to the interests of the Instrumentholders; “Extraordinary Resolution” has the meaning set out in Schedule 3 (Provisions for Meetings of Instrumentholders); “Final Terms” means, in relation to a Tranche, the final terms document substantially in the form set out in the Prospectus which will be completed at or around the time of the agreement to issue each Tranche of Instruments and which will constitute final terms for the purposes of the UK Prospectus Regulation. For avoidance of doubt, in the case of Instruments issued under the Programme which are not admitted to trading on the London Stock Exchange’s Main Market, all references to the Final Terms shall be construed as references to the pricing supplement substantially in the form set forth in the Prospectus; “Global Instrument” means a temporary Global Instrument and/or, as the context may require, a permanent Global Instrument, a CGN or a NGN, as the context may require; “holder” in relation to an Instrument, Coupon or Talon, and “Couponholder” and “Instrumentholder” have the meanings given to them in the Conditions; “Instruments” means the bearer debt instruments and the Australian Domestic Instruments to be issued by each of the Issuers pursuant to the Dealer Agreement, constituted by this Trust Deed, or in the case of the Australian Domestic Instruments, by the Deed Poll, and for the time being outstanding or, as a specific context may require, a specific number of them. For the avoidance of doubt, the provisions of this Trust Deed relating to Global Instruments, Coupons and Talons do not apply to Australian Domestic Instruments; “Issuing and Paying Agent” means the person named as such in the Conditions or any Successor Issuing and Paying Agent in each case at its specified office; “month” means a calendar month; “NGN” means a temporary Global Instrument in the form set out in Part C of Schedule 1 or a permanent Global Instrument in the form set out in Part D of Schedule 1; “outstanding” means, in relation to the Instruments, all the Instruments issued except (a) those that have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Instruments to the date for such redemption and any interest payable after such date) have been duly paid to the Trustee or to the Issuing and Paying Agent as provided in Clause 2 (Issue of Instruments and Covenant to Pay) and remain available for payment against presentation and surrender of Instruments and/or Coupons, as the case may be, (c) those which have become void or in respect of which claims have become prescribed, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those mutilated or defaced Instruments which have been surrendered in exchange for replacement Instruments, (f) (for the purpose only of determining how many Instruments are outstanding and without prejudice to their status for any other purpose) those Instruments alleged to have been lost, stolen or destroyed and in respect of which replacement Instruments have been issued, and (g) any temporary Global Instrument to the extent that it shall have been exchanged for a permanent Global Instrument and any Global Instrument to the extent that it shall have been exchanged for one or more Definitive Instruments, in either case pursuant to its provisions provided that for the

A48332378 4 purposes of (i) ascertaining the right to attend and vote at any meeting of the Instrumentholders, (ii) the determination of how many Instruments are outstanding for the purposes of Conditions 9 and 11 and Schedule 3 (Provisions for Meetings of Instrumentholders), (iii) the exercise of any discretion, power or authority that the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Instrumentholders and (iv) the certification (where relevant) by the Trustee as to whether a Potential Event of Default is in its opinion materially prejudicial to the interests of the Instrumentholders, those Instruments which are beneficially held by or on behalf of the relevant Issuer or any of its subsidiary undertakings and not cancelled shall (unless no longer so held) be deemed not to remain outstanding. Save for the purposes of the proviso herein, in the case of each NGN, the Trustee shall rely on the records of Euroclear and Clearstream, Luxembourg in relation to any determination of the nominal amount outstanding of each NGN. In relation to Australian Domestic Instruments, the definition of “Outstanding” in the schedule to the Deed Poll shall apply in lieu of the foregoing definition; “Paying Agents” means the persons (including the Issuing and Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices; “permanent Global Instrument” means a Global Instrument representing Instruments of one or more Tranches of the same Series, either on issue or upon exchange of a temporary Global Instrument, or part of it, and which shall be substantially in the form set out in Part B or Part D of Schedule 1, as the case may be (Form of Permanent Global Instrument); “Potential Event of Default” means an event or circumstance that could with the giving of notice, lapse of time, issue of a certificate and/or fulfilment of any other requirement provided for in Condition 9 become an Event of Default; “Programme Limit” means the maximum aggregate nominal amount of Instruments which may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Dealer Agreement; “Procedures Memorandum” means administrative procedures and guidelines in respect of non-syndicated issues relating to the terms of Instruments which may be issued and the settlement of issues of Instruments as shall be agreed upon from time to time by the relevant Issuer, the Trustee, the Permanent Dealers and the Issuing and Paying Agent and which are set out in Schedule 5 (Procedures Memorandum) of the Agency Agreement, where “Permanent Dealers” means all Dealers other than those appointed as such solely in respect of one or more specified Tranches; “Prospectus” means the prospectus prepared in connection with the Programme and constituting (i) a base prospectus in respect of each Issuer for the purposes of the UK Prospectus Regulation and (ii) listing particulars in respect of each Issuer for the purposes of Listing Rule 2.2.11 of the Listing Rules of the Financial Conduct Authority, as revised, supplemented or amended from time to time by the Issuers including any documents which are from time to time incorporated in the Prospectus by reference except that in relation to each Tranche of Instruments only the applicable Final Terms shall be deemed to be included in the Prospectus; “Redemption Amount” means the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, all as defined in the Conditions;

A48332378 5 “Series” means a series of Instruments comprising one or more Tranches, whether or not issued on the same date, that (except in respect of the first payment of interest and their issue price) have identical terms on issue and are expressed to have the same series number; “specified office” means, in relation to a Paying Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Instrumentholders pursuant to Clause 6.6 (Notices to Instrumentholders); “Successor” means, in relation to an Agent, the Australian Issuing and Paying Agent or the Australian Registrar, such other or further person as may from time to time be appointed by either of the Issuers as such Agent, Australian Issuing and Paying Agent or Australian Registrar, as the case may be, with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Instrumentholders pursuant to Clause 6.6 (Notices to Instrumentholders); “successor in business” means (a) an entity which acquires all or substantially all of the undertaking and/or assets of either Issuer or of a successor in business of either Issuer; or (b) any entity into which any of the previously referred to entity is amalgamated, merged or reconstructed and is itself not the continuing company; “Talons” mean talons for further Coupons or, as the context may require, a specific number of them and includes any replacement Talons issued pursuant to the Conditions; “TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor thereto; “temporary Global Instrument” means a Global Instrument representing Instruments of one or more Tranches of the same Series on issue and which shall be substantially in the form set out in Part A or Part C of Schedule 1, as the case may be (Form of Temporary Global Instrument); “Tranche” means, in relation to a Series, those Instruments of that Series which are issued on the same date at the same issue price and in respect of which the first payment of interest is identical; “trust corporation” means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; “Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales; and “UK Prospectus Regulation” means Regulation 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018. 1.2 Construction of Certain References Unless the context otherwise requires, all references in this Trust Deed to: 1.2.1 the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interests in the Instruments;

A48332378 6 1.2.2 costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect of them; 1.2.3 an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate to it; 1.2.4 the Trustee’s approval or consent shall, unless expressed otherwise, be subject to the requirement that any such approval or consent shall not be unreasonably withheld or delayed, such reasonableness to be determined by reference to acting in the interests of Instrumentholders as a whole; and 1.2.5 the appointment or employment of or delegation to any person by the Trustee shall be deemed to include a reference to, if in the opinion of the Trustee it is reasonably practicable, the prior notification of and consultation with the Issuers and, in any event, the notification forthwith of such appointment, employment or delegation, as the case may be. 1.3 Amendment and Restatement The Original Trust Deed shall be amended and restated on the terms of this Trust Deed, such amendment and restatement to take effect from the Effective Date. Any Instruments issued on or after the Effective Date shall be issued pursuant to this Trust Deed. This does not affect any Instruments issued prior to the Effective Date or any Instruments issued on or after the Effective Date so as to be consolidated and form a single Series with the Instruments of any Series issued prior to the Effective Date. Subject to such amendment and restatement, the Original Trust Deed shall continue in full force and effect. 1.4 Headings Headings shall be ignored in construing this Trust Deed. 1.5 Contracts References in this Amended and Restated Trust Deed to this Trust Deed or any other document are to this Amended and Restated Trust Deed or those documents as amended, supplemented or replaced from time to time in relation to the Programme and include any document that amends, supplements or replaces them. 1.6 Schedules The Schedules are part of this Trust Deed and have effect accordingly. 1.7 Alternative Clearing System References in this Trust Deed to Euroclear and/or Clearstream, Luxembourg shall, wherever the context so permits, be deemed to include reference to any additional or alternative clearing system approved by the relevant Issuer, the Trustee and the Issuing and Paying Agent. In the case of NGNs, such alternative clearing system must also be authorised to hold Instruments as eligible collateral for Eurosystem monetary policy and intra-day credit operations.

A48332378 7 1.8 Other Terms Other terms defined in the Conditions have the same meaning in this Trust Deed. 1.9 Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed. 2 Issue of Instruments and Covenant to Pay 2.1 Issue of Instruments Each of the Issuers may from time to time issue Instruments in Tranches of one or more Series on a continuous basis with no minimum issue size in accordance with the Dealer Agreement. Before issuing any Tranche and not later than, (i) in case of Instruments other than Australian Domestic Instruments, 3.00 p.m. (London time) on the second business day in London which for this purpose shall be a day on which commercial banks are open for general business in London preceding each proposed issue date; or (ii) in case of Australian Domestic Instruments, 3.00 p.m. (Sydney time) on the second business day in Sydney which for this purpose shall be a day on which commercial banks are open for general business in Sydney preceding each proposed issue date, the relevant Issuer shall give written notice or procure that it is given to the Trustee of the proposed issue of such Tranche, specifying the details to be included in the relevant Final Terms. Upon the issue by either of the Issuers of any Instruments expressed to be constituted by this Trust Deed, such Instruments shall forthwith be constituted by this Trust Deed without any further formality and irrespective of whether or not the issue of such debt securities contravenes any covenant or other restriction in this Trust Deed or the Programme Limit. For the avoidance of doubt, the parties acknowledge that the Australian Domestic Instruments are not constituted by this Trust Deed. 2.2 Separate Series The provisions of Clauses 2.3 (Covenant to Pay), 2.4 (Discharge), 2.5 (Payment after a Default) and 2.6 (Rate of Interest after a Default) and of Clauses 3 (Form of the Instruments) to 15 (Currency Indemnity) and Schedule 3 (Provisions for Meetings of Instrumentholders) (all inclusive) shall apply mutatis mutandis separately and independently to the Instruments of each Series and in such Clauses and Schedule the expressions “Instrumentholders”, “Coupons”, “Couponholders” and “Talons”, together with all other terms that relate to Instruments or their Conditions, shall be construed as referring to those of the particular Series in question and not of all Series unless expressly so provided, so that each Series shall be constituted by a separate trust pursuant to Clause 2.3 (Covenant to Pay) and that, unless expressly provided, events affecting one Series shall not affect any other. 2.3 Covenant to Pay The relevant Issuer shall on any date when any Instruments become due to be redeemed, in whole or in part, unconditionally pay to or to the order of the Trustee in the Contractual Currency, in the case of any Contractual Currency other than Euro, in the principal financial centre for the Contractual Currency and, in the case of Euro, in a city in which banks have access to the TARGET System, in same day funds the Redemption Amount of the Instruments becoming due for redemption on that date together with any applicable

A48332378 8 premium and shall (subject to the Conditions and other than in respect of Zero Coupon Instruments) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest in respect of the nominal amount of the Instruments outstanding as set out in the Conditions (subject to Clause 2.6 (Rate of Interest after a Default)) provided that (a) subject to the provisions of Clause 2.5 (Payment after a Default), payment of any sum due in respect of the Instruments made to the Issuing and Paying Agent or Canadian Paying Agent, as applicable, as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders or Couponholders under the Conditions and (b) a payment made after the due date or as a result of the Instrument becoming repayable following an Event of Default shall be deemed to have been made when the full amount due has been received by the Issuing and Paying Agent or Canadian Paying Agent, as applicable, or the Trustee and notice to that effect has been given to the Instrumentholders (if required under Clause 6.8 (Notice of Late Payment)), except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders or Couponholders under the Conditions. This covenant shall only have effect each time Instruments are issued and outstanding, when the Trustee shall hold the benefit of this covenant on trust for the Instrumentholders and Couponholders of the relevant Series. For the avoidance of doubt, the parties acknowledge that this Clause does not apply to Australian Domestic Instruments. 2.4 Discharge Subject to Clause 2.5 (Payment after a Default), any payment to be made in respect of the Instruments or the Coupons by the relevant Issuer or the Trustee may be made as provided in the Conditions and any payment so made shall (subject to Clause 2.5 (Payment after a Default)) to that extent be a good discharge to such Issuer or the Trustee, as the case may be (including, in the case of Instruments represented by a NGN, whether or not the corresponding entries have been made in the records of Euroclear and Clearstream, Luxembourg), except to the extent that there is failure in its subsequent payment to the relevant Instrumentholders or Couponholders under the Conditions. 2.5 Payment after a Default At any time after an Event of Default or a Potential Event of Default has occurred the Trustee may: 2.5.1 by notice in writing to the relevant Issuer and the Paying Agents, require the Paying Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law: (i) to act as Paying Agents of the Trustee under this Trust Deed and the Instruments (other than the Australian Domestic Instruments) on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Paying Agents shall be limited to the amounts for the time being held by the Trustee in respect of the Instruments (other than the Australian Domestic Instruments) on the terms of this Trust Deed) and thereafter to hold all Instruments (other than the Australian Domestic Instruments), Coupons and Talons and all moneys, documents and records held by them in respect of Instruments (other than the Australian Domestic Instruments), Coupons and Talons to the order of the Trustee; or

A48332378 9 (ii) to deliver all Instruments (other than the Australian Domestic Instruments), Coupons and Talons and all moneys, documents and records held by them in respect of the Instruments (other than the Australian Domestic Instruments), Coupons and Talons to the Trustee or as the Trustee directs in such notice; and 2.5.2 by notice in writing to the relevant Issuer, require such Issuer to make all subsequent payments in respect of the Instruments (other than the Australian Domestic Instruments), Coupons and Talons to or to the order of the Trustee and not to the Issuing and Paying Agent or Canadian Paying Agent, as applicable, and with effect from the receipt of any such notice by such Issuer, until such notice is withdrawn, the first proviso to Clause 2.3 (Covenant to Pay) shall cease to have effect. 2.6 Rate of Interest after a Default If the Instruments bear interest at a floating or other variable rate and they become immediately payable under the Conditions following an Event of Default, the rate of interest payable in respect of them shall continue to be calculated by the Calculation Agent in accordance with the Conditions (with consequential amendments as necessary) except that the rates of interest need not be notified to Instrumentholders. The first period in respect of which interest shall be so calculable shall commence on the expiry of the Interest Period during which the Instruments become so repayable. 3 Form of the Instruments 3.1 The Global Instruments The Instruments (other than the Australian Domestic Instruments) shall initially be represented by a temporary Global Instrument or a permanent Global Instrument in the nominal amount of the Tranche being issued. Interests in a temporary Global Instrument shall be exchangeable for Definitive Instruments or interests in a permanent Global Instrument as set out in each temporary Global Instrument. Interests in a permanent Global Instrument shall be exchangeable for Definitive Instruments as set out in such permanent Global Instrument. 3.2 The Definitive Instruments The Definitive Instruments, Coupons and Talons shall be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2. The Instruments shall be endorsed with the Conditions. 3.3 Signature The Instruments (other than the Australian Domestic Instruments and Instruments settling in CDS Clearing and Depository Services Inc. (“CDS”)), Coupons and Talons shall be signed manually or in facsimile by an authorised signatory of the relevant Issuer and the Instruments (other than the Australian Domestic Instruments) shall be authenticated by or on behalf of the Issuing and Paying Agent. The relevant Issuer may use the facsimile signature of any person who at the date of this Trust Deed is such an authorised signatory even if at the time of issue of any Instruments, Coupons or Talons he no longer holds that office. In the case of a Global Instrument which is a NGN, the Issuing and Paying Agent shall also instruct the Common Safekeeper to effectuate the same. Instruments settling in

A48332378 10 CDS will be signed manually by an authorised signatory of the relevant Issuer (unless CDS agrees that it will accept a facsimile or electronic signature) and the Instruments shall be authenticated manually by or on behalf of the Canadian Paying Agent (unless CDS agrees that it will accept a facsimile or electronic authentication signature). The Australian Domestic Instruments will be inscribed in a register maintained by the Australian Registrar in accordance with the Australian Agency and Registry Agreement. Instruments, Coupons and Talons so executed and authenticated (and effectuated, if applicable) shall be binding and valid obligations of the relevant Issuer. Execution in facsimile of any Instruments and any photostatic copying or other duplication of any Global Instruments (in unauthenticated form, but executed manually on behalf of the relevant Issuer as stated above) shall be binding upon such Issuer in the same manner as if such Instruments were signed manually by such signatories. 3.4 Title The holder of any Instrument, Coupon or Talon shall (save as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it, any writing on it or its theft or loss) and no person will be liable for so treating the holder. 4 Stamp Duties and Taxes 4.1 Stamp Duties Each Issuer shall pay any stamp, issue, documentary or other taxes and duties, payable in the United Kingdom or Australia, in respect of the creation, issue and offering of the Instruments issued by it and the related Coupons and Talons and the execution or delivery of this Trust Deed. Each Issuer shall also indemnify the Trustee, the relevant Instrumentholders and the Couponholders from and against all stamp, issue, documentary or other taxes paid by any of them in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be (where entitled to do so), the relevant Instrumentholders or the Couponholders to enforce the relevant Issuer’s obligations under this Trust Deed or the relevant Instruments, Coupons or Talons. 4.2 Change of Taxing Jurisdiction If an Issuer becomes subject generally to the taxing jurisdiction of a territory or a taxing authority of or in that territory with power to tax other than or in addition to the United Kingdom or any such authority of or in such territory then such Issuer shall (unless the Trustee otherwise agrees) give the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Condition 7 with the substitution for, or (as the case may require) the addition to, the references in that Condition to the United Kingdom of references to that other or additional territory or authority to whose taxing jurisdiction such Issuer has become so subject. In such event this Trust Deed and the relevant Instruments, Coupons and Talons shall be read accordingly. 5 Application of Moneys Received by the Trustee 5.1 Declaration of Trust All moneys received by the Trustee in respect of the Instruments or amounts payable under this Trust Deed shall, despite any appropriation of all or part of them by the relevant

A48332378 11 Issuer, be held by the Trustee on trust to apply them (subject to Clause 5.2 (Accumulation)): 5.1.1 first, in payment of all costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration payable to it) in carrying out its functions under this Trust Deed; 5.1.2 secondly, in payment of any amounts owing in respect of the relevant Instruments or Coupons pari passu and rateably; and 5.1.3 thirdly, in payment of any balance to such Issuer for itself. If the Trustee holds any moneys which represent principal, premium or interest in respect of Instruments or Coupons which have become void in accordance with the Conditions the Trustee shall hold them on these trusts. 5.2 Accumulation If the amount of the moneys at any time available for payment in respect of the Instruments under Clause 5.1 (Declaration of Trust) is less than 10 per cent. of the nominal amount of the Instruments then outstanding, the Trustee may, at its discretion, invest such moneys as provided in Clause 5.3 (Investment). The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under its control and available for such payment, amount to at least 10 per cent. of the nominal amount of the Instruments then outstanding and then such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) shall be applied as specified in Clause 5.1 (Declaration of Trust). 5.3 Investment Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere, whether or not they produce income, or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, parent or associated undertaking of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and shall not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise. 6 Covenants So long as any Instrument issued by it is outstanding, each of the Issuers shall: 6.1 Books of Account Keep, and procure that each of its subsidiary undertakings keeps, proper books of account and, at any time after an Event of Default has occurred or if the Trustee reasonably believes that such an event has occurred, so far as permitted by applicable law, allow, and procure that each such subsidiary undertaking shall allow, the Trustee and anyone appointed by it to whom the relevant Issuer and/or the relevant subsidiary undertaking has no reasonable objection, access to its books of account at all reasonable times during normal business hours.

A48332378 12 6.2 Notice of Events of Default Notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Potential Event of Default. 6.3 Information So far as permitted by applicable law, give the Trustee such information as it reasonably requires to perform its functions. 6.4 Financial Statements etc. 6.4.1 send to the Trustee at the time of their issue and, in the case of annual financial statements, in any event within 180 days of the end of each financial year, three copies in English of every balance sheet, profit and loss account, report or other notice, statement or circular issued, or that legally or contractually should be issued, to the members or creditors (or any class of them) of the relevant Issuer or any parent undertaking of it generally in their capacity as such; and 6.4.2 National Grid shall, forthwith upon becoming aware of the occurrence of a National Grid Restructuring Event, provide or procure that the Reporting Accountants provide the Trustee with the Accountants’ Report. 6.5 Certificate of Director, etc. 6.5.1 send to the Trustee, within 14 days of its annual audited financial statements being made available to its members, and also within 21 days of any request by the Trustee a certificate of the relevant Issuer signed by a director that, having made all reasonable enquiries, to the best of the knowledge, information and belief of such Issuer as at a date (the “Certification Date”) not more than five days before the date of the certificate no Event of Default or Potential Event of Default had occurred (and, in the case of a Potential Event of Default, was continuing) since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred (and, in the case of a Potential Event of Default, was continuing), giving details of it and certifying that it has complied with its obligations under this Trust Deed or, to the extent that it has failed so to comply, stating such; 6.5.2 National Grid shall, forthwith upon becoming aware of the occurrence of a National Grid Restructuring Event, notify the Trustee in writing of the occurrence of an National Grid Restructuring Event and provide the Trustee with the directors’ Report; and 6.5.3 in relation to Instruments issued by it, National Grid shall give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes a Principal Subsidiary or after any transfer is made to any member of the National Grid Group (as defined in Condition 9(c)) which thereby becomes a Principal Subsidiary, a certificate by the auditors of National Grid at that time (the “Auditors”) addressed to the Trustee to such effect. 6.6 Notices to Instrumentholders Obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the Instrumentholders in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the

A48332378 13 purposes of Section 21 of the Financial Services and Markets Act 2000 any such notice which is a communication within the meaning of that section). 6.7 Further Acts So far as permitted by applicable law, do such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed. 6.8 Notice of Late Payment Forthwith upon request by the Trustee (if the Trustee determines such notice is necessary) give notice to the Instrumentholders of any unconditional payment to the Issuing and Paying Agent (or the Australian Issuing and Paying Agent or the Canadian Paying Agent, as applicable) or the Trustee of any sum due in respect of the Instruments or Coupons made after the due date for such payment. 6.9 Listing If the Instruments are so listed, use all reasonable endeavours to maintain the listing of the Instruments but, if it is unable to do so, having used such endeavours, or if the maintenance of such listing is agreed by the Trustee to be unduly onerous and the Trustee is satisfied that the interests of the Instrumentholders would not by such action be materially prejudiced, instead use all reasonable endeavours to obtain and maintain a listing of the Instruments on another stock exchange approved in writing by the Trustee. 6.10 Change in Agents 6.10.1 Give at least 14 days’ prior notice to the Instrumentholders (other than holders of an Australian Domestic Instrument) in accordance with the Conditions of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office; and 6.10.2 Give at least 14 days’ prior notice to the holders of Australian Domestic Instruments in accordance with the Conditions of any future appointment, resignation or removal of the Australian Issuing and Paying Agent or Australian Registrar. 6.11 Provision of Legal Opinions Procure the delivery of legal opinions addressed to the Trustee dated the date of such delivery, in form and content acceptable to the Trustee: 6.11.1 from Allen & Overy LLP (or such other firm of legal advisers as may be agreed between the relevant Issuer and the Trustee) as to the laws of England before the first issue of Instruments occurring after each anniversary of this Trust Deed or, if later, 12 months after the date of delivery of the latest such legal opinion and on the date of any amendment to this Trust Deed; 6.11.2 from Herbert Smith Freehills (or such other firm of legal advisers as may be agreed between the relevant Issuer and the Trustee) as to the laws of New South Wales before the first issue of Australian Domestic Instruments occurring after the date of this Trust Deed and after each anniversary of this Trust Deed and on the date of any amendment to the Deed Poll or the Australian Agency and Registry Agreement;

A48332378 14 6.11.3 unless the relevant Issuer has notified the Dealers and the Trustee in writing that it does not intend to issue Instruments under the Programme for the time being, from legal advisers reasonably acceptable to the Trustee as to such law as may reasonably be requested by the Trustee and in such form and with such content as the Trustee may require, on such occasions as the Trustee so requests on the basis that the Trustee considers it prudent in view of a change (or proposed change) in (or in the interpretation or application of) any applicable law, regulation or circumstance materially affecting the relevant Issuer, the Trustee, the relevant Instruments, the Coupons, the Talons, this Trust Deed or the Agency Agreement; and 6.11.4 on each occasion on which a legal opinion is given to any Dealer pursuant to the Dealer Agreement from the legal adviser giving such opinion; 6.12 Instruments Held by an Issuer Send to the Trustee as soon as practicable after being so requested by the Trustee a certificate of the relevant Issuer signed by any director or the Company Secretary stating the number of Instruments held at the date of such certificate by or on behalf of such Issuer or its subsidiary undertakings. 6.13 Obligations of Agents Comply with and perform all its obligations under the Agency Agreement and the Australian Agency and Registry Agreement and use all reasonable endeavours to procure that the Agents and the Australian Registrar comply with and perform all their respective obligations thereunder and not make any amendment or modification to the Agency Agreement or the Australian Agency and Registry Agreement without the prior written approval of the Trustee. 6.14 Copies of Dealer Agreement Provide the Trustee promptly with copies of all supplements and/or amendments to, and/or restatements of, the Dealer Agreement. 7 Remuneration and Indemnification of the Trustee 7.1 Normal Remuneration So long as any Instrument is outstanding the relevant Issuer shall pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration shall accrue from day to day from the date of this Trust Deed. However, if any payment to an Instrumentholder or Couponholder of moneys due in respect of any Instrument or Coupon is improperly withheld or refused, such remuneration shall again accrue as from the date of such withholding or refusal until payment to such Instrumentholder or Couponholder is duly made. 7.2 Extra Remuneration If (i) an Event of Default, Potential Event of Default or Benchmark Event shall have occurred or (ii) in any other case, the Trustee finds it expedient or necessary or is requested by an Issuer to undertake duties that the Trustee and the relevant Issuer both agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal

A48332378 15 duties under this Trust Deed, such Issuer shall pay such additional remuneration as shall be agreed between them (and which may be calculated by reference to the Trustee's normal hourly rates in force from time to time). In the event of the Trustee and the relevant Issuer failing to agree as to any of the matters in this Clause 7 (or as to such sums referred to in Clause 7.1 (Normal Remuneration)), such matters shall be determined by a financial institution (acting as an expert) selected by the Trustee and approved by such Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such financial institution’s fee shall be shared equally between the Trustee and the relevant Issuer. The determination of the relevant financial institution shall be conclusive and binding on the relevant Issuer, the Trustee, the relevant Instrumentholders and the relevant Couponholders. 7.3 Expenses Each of the Issuers (in respect of itself and, where applicable, Instruments issued by it) shall also, on demand by the Trustee, pay or discharge all costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed in relation to that Issuer including, but not limited to, legal and travelling expenses and any United Kingdom or Australian stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings reasonably brought or contemplated by the Trustee against an Issuer (in respect of Instruments issued by it) to enforce any provision of this Trust Deed, the relevant Instruments, the Coupons or the Talons and in addition shall pay to the Trustee (if required) an amount equal to the amount of any value added tax or similar tax chargeable in respect of the Trustee’s remuneration under this Trust Deed. Such costs, charges, liabilities and expenses shall: 7.3.1 in the case of payments made by the Trustee before such demand, carry interest from the date specified in the demand at the rate of Trustee’s cost of funding on the date on which the Trustee made such payments; and 7.3.2 in other cases, carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date provided that in such event no such interest shall accrue unless payment is actually made on such earlier date. 7.4 Notice of Costs The Trustee shall wherever practicable give prior notice to the relevant Issuer of any costs, charges and expenses properly to be incurred and of payments to be made by the Trustee in the lawful exercise of its powers under this Trust Deed so as to afford such Issuer a reasonable opportunity to meet such costs, charges and expenses itself or to put the Trustee in funds to make payment of such costs, charges and expenses. However, failure of the Trustee to give any such prior notice shall not prejudice its rights to reimbursement of such costs, charges and expenses under this Clause 7. 7.5 Indemnity Each of the Issuers (in respect of itself and, where applicable, any Instruments issued by it) shall indemnify the Trustee in respect of all liabilities and expenses properly incurred by it or by anyone appointed by it or to whom any of its functions may be delegated by it in the carrying out of its functions and against any loss, liability, cost, claim, action, demand or

A48332378 16 expense (including, but not limited to, all costs, charges and expenses properly paid or incurred in disputing or defending any of the foregoing) which any of them may incur in relation to the relevant Issuer or that may be made against any of them arising out of or in relation to or in connection with, its appointment or the exercise of its functions in relation to that Issuer. 7.6 Continuing Effect Clauses 7.3 (Expenses) and 7.5 (Indemnity) shall continue in full force and effect as regards the Trustee even if it no longer is Trustee. 7.7 Determination of Series The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Instruments any costs, charge, liabilities and expenses incurred under this Trust Deed have been incurred or to allocate any such costs, charges, liabilities and expenses between the Instruments of any two or more Series. 8 Provisions Supplemental to the Trustee Acts 8.1 Advice The Trustee may act on the opinion or advice of, or information obtained from, any expert (including, without limitation, any report or advice received from an independent financial adviser or from any accountant pursuant to the Conditions), whether or not (1) such opinion, advice or information is addressed to the Trustee or any other person, and (2) such expert’s liability in respect of the same is limited by reference to a monetary cap or otherwise and shall not be responsible to anyone for any loss occasioned by so acting. Any such opinion, advice or information may be sent or obtained by letter, email or fax and the Trustee shall not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic. 8.2 Trustee to Assume Performance The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if a National Grid Restructuring Event, NGET Restructuring Event, an Event of Default, Potential Event of Default or Benchmark Event has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that each Issuer is performing all of its obligations under this Trust Deed and the relevant Instruments, Coupons and Talons provided that the Trustee shall not be treated for any purposes as having any notice or knowledge which has been obtained by it or any officer or employee of it in some capacity other than as Trustee under this Trust Deed or in a private or confidential capacity such that it would not be proper to disclose to third parties. 8.3 Resolutions of Instrumentholders The Trustee shall not be responsible for having acted in good faith on a resolution purporting: (i) to have been passed at a meeting of Instrumentholders in respect of which minutes have been made and signed, or (ii) to be a written resolution or by way of electronic consent made in accordance with paragraph 33 of Schedule 3, even if it is later found that there was a defect in the constitution of the meeting or the passing of the

A48332378 17 resolution or that the resolution was not valid or binding on the Instrumentholders or Couponholders. 8.4 Certificate Signed by Directors, etc. If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by any two directors of the relevant Issuer as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and shall not be responsible for any loss occasioned by acting on such a certificate. 8.5 Deposit of Documents The Trustee may deposit this Trust Deed and any other documents with any bank or entity whose business includes the safe custody of documents or with any lawyer or firm of lawyers believed by it to be of good repute and may pay all sums due in respect of them. 8.6 Discretion The Trustee shall have absolute and uncontrolled discretion as to the exercise of its functions and shall not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise. 8.7 Agents Whenever it considers it expedient in the interests of the Instrumentholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money). The Trustee shall not be responsible to anyone for any misconduct or omission by any such agent so employed by it or be bound to supervise the proceedings or acts of any such agent. 8.8 Delegation Whenever it considers it expedient in the interests of the Instrumentholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. If the Trustee exercises reasonable care in selecting such delegate, it shall not have any obligation to supervise such delegate or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of any misconduct or default by any such delegate or sub-delegate. 8.9 Nominees In relation to any asset held by it under this Trust Deed, the Trustee may appoint any person to act as its nominee on any terms. 8.10 Forged Instruments The Trustee shall not be liable to the relevant Issuer or any relevant Instrumentholder or Couponholder by reason of having accepted as valid or not having rejected any relevant Instrument, Certificate, Coupon or Talon purporting to be such and later found to be forged or not authentic.

A48332378 18 8.11 Confidentiality Unless ordered to do so by a court of competent jurisdiction, the Trustee shall not be required to disclose to any Instrumentholder or Couponholder any confidential financial or other information made available to the Trustee by the relevant Issuer. 8.12 Determinations Conclusive As between itself and the Instrumentholders and Couponholders, the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Instrumentholders and the Couponholders. 8.13 Currency Conversion Where it is necessary or desirable to convert any sum from one currency to another, it shall (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may reasonably be specified by the Trustee but having regard to current rates of exchange, if available. Any rate, method and date so specified shall be binding on the relevant Issuer and the relevant Instrumentholders and Couponholders. 8.14 Payment for and Delivery of Instruments The Trustee shall not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of any relevant Instruments, any exchange of relevant Instruments or the delivery of relevant Instruments to the persons entitled to them. 8.15 Trustee’s consent Any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms as the Trustee thinks fit. In giving such consent the Trustee may require the Issuers to agree to such modifications or additions to this Trust Deed as the Trustee may deem expedient in the interest of the Instrumentholders. 8.16 Instruments Held by an Issuer etc. In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 6.12 (Instruments Held by an Issuer)) that no Instruments are for the time being held by or on behalf of an Issuer or its subsidiary undertakings. 8.17 Legal Opinions The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Instruments or for checking or commenting upon the content of any such legal opinion. 8.18 Programme Limit The Trustee shall not be concerned, and need not enquire, as to whether or not any Instruments are issued in breach of the Programme Limit.

A48332378 19 8.19 Events of Default The Trustee may determine whether or not an Event of Default is in its opinion capable of remedy or (in relation to Condition 9(b)) materially prejudicial to the interests of relevant Instrumentholders. Any such determination shall be conclusive and binding on the relevant Issuer and the relevant Instrumentholders. 8.20 Appointment of Independent Financial Adviser In connection with the Trustee’s right to appoint an independent financial adviser pursuant to Condition 5.6.2 (if applicable), the Trustee: 8.20.1 shall use its reasonable endeavours to identify and appoint the independent financial adviser but shall have no liability to any person if, having used its reasonable endeavours, it is unable to identify and appoint a suitable independent financial adviser; 8.20.2 shall not be responsible for carrying on the role of independent financial adviser itself during the time it is attempting to identify such independent financial adviser or thereafter if it is unable to find such independent financial adviser; and 8.20.3 shall not be required to take any action to find an independent financial adviser unless it has been previously indemnified and/or secured to its satisfaction or expend any of its own funds in the appointment of such an independent financial adviser. 8.21 Illegality No provision of the Trust Deed or the Conditions shall require the Trustee to do anything which may in its opinion be illegal or contrary to applicable law or regulation. 9 Disapplication and Trustee Liability 9.1 Disapplication Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. 9.2 Trustee Liability Subject to Sections 750 and 751 of the Companies Act 2006 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Instruments or the Paying Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Instruments or the Agency Agreement save in relation to its own gross negligence, wilful default or fraud.

A48332378 20 10 Waiver and Proof of Default 10.1 Waiver The Trustee may, without the consent of the Instrumentholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Instrumentholders will not be materially prejudiced thereby, waive or authorise, on such terms as seem expedient to it, any breach or proposed breach by an Issuer of this Trust Deed or the Conditions or determine that an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee shall not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 9. No such direction or request shall affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination shall be binding on the relevant Instrumentholders and the Couponholders and, if the Trustee so requires, shall be notified to the Instrumentholders as soon as practicable. 10.2 Proof of Default Proof that the relevant Issuer has failed to pay a sum due to the holder of any one Instrument or Coupon shall (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Instruments or Coupons which are then payable. 11 Trustee not Precluded from Entering into Contracts The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Instrument, Coupon, Talon or other security (or any interest therein) of either of the Issuers or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit. 12 Modification and Substitution 12.1 Modification The Trustee may agree without the consent of the Instrumentholders or Couponholders to any modification to this Trust Deed of a formal, minor or technical nature or to correct a manifest error. The Trustee may also so agree to any other modification to this Trust Deed which is in its opinion not materially prejudicial to the interests of the Instrumentholders of the relevant Series, but such power does not extend to any such modification as is mentioned in the proviso to paragraph 2 of Schedule 3 (Provisions for Meetings of Instrumentholders). In addition, the Trustee shall be obliged to concur with the relevant Issuer in using its reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 3.10 without the consent or approval of the Instumentholders or Couponholders, provided that the Trustee shall not be obliged so to concur if in the opinion of the Trustee doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or the protective provisions afforded to it in the Conditions and/or any documents to which it is a party (including, for the avoidance of doubt, any

A48332378 21 supplemental trust deed) in any way. Any such modification, authorisation or waiver shall be binding on the relevant Instrumentholders and Couponholders and if the Trustee so requires, such modification shall be notified to the relevant Instrumentholders as soon as practicable. 12.2 Substitution 12.2.1 The Trustee may, without the consent of the Instrumentholders or Couponholders, agree to the substitution of any other company (the “Substituted Obligor”) in place of such Issuer (or of any previous substitute under this Clause 12) as the principal debtor under this Trust Deed (or, in the case of Australian Domestic Instruments, under the Deed Poll) and the relevant Instruments, Coupons and Talons provided that such substitution would not, in the opinion of the Trustee, be materially prejudicial to the interests of the Instrumentholders, and further provided that: (i) a deed is executed or undertaking given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by this Trust Deed (and, in the case of Australian Domestic Instruments, the Deed Poll) and the relevant Instruments, Coupons and Talons (with consequential amendments as the Trustee may deem appropriate) as if the Substituted Obligor had been named in this Trust Deed (and, in the case of Australian Domestic Instruments, the Deed Poll) and the relevant Instruments, Coupons and Talons as the principal debtor in place of such Issuer; (ii) if the Substituted Obligor is subject generally to the taxing jurisdiction of a territory or any authority of or in that territory with power to tax (the “Substituted Territory”) other than the territory to the taxing jurisdiction of which (or to any such authority of or in which) such Issuer is subject generally (the “Issuer’s Territory”), the Substituted Obligor shall (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to Condition 7 with the substitution for the references in that Condition to such Issuer’s Territory of references to the Substituted Territory whereupon the Trust Deed (and, in the case of Australian Domestic Instruments, the Deed Poll), and the relevant Instruments, Coupons and Talons shall be read accordingly; (iii) if any two directors of the Substituted Obligor certify that it will be solvent immediately after such substitution, the Trustee need not have regard to the Substituted Obligor’s financial condition, profits or prospects or compare them with those of such Issuer; (iv) such Issuer and the Substituted Obligor comply with such other requirements as the Trustee may direct in the interests of the relevant Instrumentholders; and (v) the Trustee is satisfied (i) the Substituted Obligor has obtained all necessary governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the relevant Instruments in place of such Issuer (or a previous substitute), (ii) all necessary governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Obligor of its

A48332378 22 obligations under the relevant Instruments and Coupons and (iii) such approvals and consents are at the time of substitution in full force and effect. 12.2.2 Release of Substituted Issuer An agreement by the Trustee pursuant to Clause 12.2 (Substitution) shall, if so expressed, release the relevant Issuer (or a previous substitute) from any or all of its obligations under this Trust Deed (and, in the case of Australian Domestic Instruments, under the Deed Poll) and the relevant Instruments, Coupons and Talons. Notice of the substitution shall be given to the Instrumentholders within 14 days of the execution of such documents and compliance with such requirements. 12.2.3 Completion of Substitution On completion of the formalities set out in Clause 12.2 (Substitution), the Substituted Obligor shall be deemed to be named in this Trust Deed (and, in the case of Australian Domestic Instruments, the Deed Poll) and the relevant Instruments, Coupons and Talons as the principal debtor in place of the relevant Issuer (or of any previous substitute) and this Trust Deed (and, in the case of Australian Domestic Instruments, the Deed Poll) and the relevant Instruments, Coupons and Talons shall be deemed to be amended as necessary to give effect to the substitution. 13 Appointment, Retirement and Removal of the Trustee 13.1 Appointment Each of the Issuers has the power of appointing new trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. The Trustee shall at all times be a trust corporation and such trust corporation may be the sole Trustee. Any appointment of a new Trustee shall be notified by each of the Issuers to its Instrumentholders in accordance with Condition 14 as soon as practicable. 13.2 Retirement and Removal Any Trustee may retire at any time on giving at least three months’ written notice to each of the Issuers without giving any reason or being responsible for any costs occasioned by such retirement and the Instrumentholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation shall not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, it shall use all reasonable endeavours to procure that another trust corporation is appointed as Trustee. 13.3 Co-Trustees The Trustee may, despite Clause 13.1 (Appointment), by written notice to each of the Issuers, appoint anyone to act either as a separate Trustee in respect of any Issue or as an additional Trustee jointly with the Trustee: 13.3.1 if the Trustee considers the appointment to be in the interests of the Instrumentholders and/or the Couponholders;

A48332378 23 13.3.2 to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or 13.3.3 to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction. Subject to the provisions of this Trust Deed the Trustee may, in the instrument of appointment, confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to each of the Issuers and that person remove that person. At the Trustee’s request, each Issuer shall forthwith do all things as may be required to perfect such appointment or removal and each of the Issuers irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so. Before appointing such person to act as separate Trustee or additional Trustee the Trustee shall (unless it is not, in the opinion of the Trustee, reasonably practicable to do so) give notice to each of the Issuers of its intention to make such appointment (and the reason for that) and shall give due consideration to representations made by each of the Issuers concerning such appointment. Where, as a result of this provision, not all the Instruments have the same Trustee, the provisions of this Trust Deed shall apply in respect of each such Trustee as if each were named as a party to this Trust Deed. 13.4 Competence of a Majority of Trustees If there are more than two Trustees the majority of them shall be competent to perform the Trustee’s functions provided the majority includes a trust corporation. 14 Instruments held in Clearing Systems and Couponholders 14.1 Instruments Held in Clearing Systems 14.1.1 So long as any Global Instrument is held on behalf of a clearing system, in considering the interests of Instrumentholders, the Trustee may have regard to any information provided to it by the relevant clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Global Instrument and may consider such interests on the basis that such accountholders or participants were the holder(s) of such Global Instrument; 14.1.2 Subject to Clause 3.4, so long as any Australian Domestic Instrument is held in a clearing system, in considering the interests of Instrumentholders, the Trustee may have regard to any information provided to it by the relevant clearing system or its operator as to the identity (either individually or by category) of its accountholders or participants with entitlements to any such Australian Domestic Instrument and may consider such interests on the basis that such accountholders or participants were the holder(s) of such Australian Domestic Instrument. 14.2 Reliance on Instruments Held in Clearing Systems The Trustee and any Issuer may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof any certificate, letter of confirmation or other document issued on behalf of the relevant clearing system or any form of record made by any of them or such other evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular

A48332378 24 time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Instruments represented by a Global Instrument or an Australian Domestic Instrument and if the Trustee or any Issuer does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned for all purposes. Any such certificate may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures and in which the holder of a particular nominal amount of Instruments is clearly identified together with the amount of such holding. Neither an Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by the relevant clearing system and subsequently found to be forged or not authentic. 14.3 Couponholders No notices need be given to Couponholders. They shall be deemed to have notice of the contents of any notice given to Instrumentholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Instrumentholders, the Trustee shall assume that the holder of each Instrument is the holder of all Coupons and Talons relating to it. 15 Currency Indemnity 15.1 Currency of Account and Payment The Contractual Currency is the sole currency of account and payment for all sums payable by each of the Issuers under or in connection with this Trust Deed, the Instruments and the Coupons, including damages. 15.2 Extent of Discharge An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of either of the Issuers or otherwise), by the Trustee or any Instrumentholder or Couponholder in respect of any sum expressed to be due to it from the relevant Issuer, shall only discharge such Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). 15.3 Indemnity If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed, the Instruments or the Coupons, the relevant Issuer shall indemnify the recipient against any loss sustained by it as a result. In any event, the relevant Issuer shall indemnify the recipient against the cost of making any such purchase.

A48332378 25 15.4 Indemnity Separate The indemnities in this Clause 15 and in Clause 7.5 (Indemnity) constitute separate and independent obligations from the other obligations in this Trust Deed, shall give rise to a separate and independent course of action, shall apply irrespective of any indulgence granted by the Trustee and/or any Instrumentholder or Couponholder and shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed, the Instruments and/or the Coupons or any other judgment or order. 16 Enforcement 16.1 Trustee to enforce Only the Trustee may enforce the rights of the Instrumentholders and Couponholders against the relevant Issuer, whether the same arise under the general law, this Trust Deed, the Instruments, the Coupons or otherwise, and no Instrumentholder or Couponholder shall be entitled to proceed directly against the relevant Issuer unless the Trustee, having become bound to proceed, fails to do so within a reasonable time and such failure is continuing. 16.2 Trustee’s Indemnity The Trustee shall not be bound to take any steps to enforce the performance of any provisions of this Trust Deed, the Instruments or the Coupons or to appoint an independent financial advisor pursuant to the Conditions of the Instruments unless it shall be indemnified and/or secured and/or prefunded by the relevant Instrumentholders and/or Couponholders to its satisfaction against all proceedings, claims and demands to which it may be liable and against all costs, charges, liabilities and expenses which may be incurred by it in connection with such enforcement or appointment, including the costs of its managements’ time and/or other internal resources, calculated using its normal hourly rates in force from time to time. 16.3 Legal proceedings If the Trustee (or any Instrumentholder or Couponholder where entitled in accordance with this Trust Deed so to do) institutes legal proceedings against the relevant Issuer to enforce any obligations under this Trust Deed: 16.3.1 proof in such proceedings that as regards any specified Instrument such Issuer has made default in paying any principal or interest due to the relevant Instrumentholder shall (unless the contrary be proved) be sufficient evidence that such Issuer has made the same default as regards all other Instruments which are then repayable or, as the case may be, in respect of which interest is then payable; and 16.3.2 proof in such proceedings that as regards any specified Coupon such Issuer has made default in paying any sum due to the relevant Couponholder shall (unless the contrary be proved) be sufficient evidence that such Issuer has made the same default as regards all other Coupons which are then payable.

A48332378 26 16.4 Powers additional to general powers The powers conferred on the Trustee by this Clause 16 shall be in addition to any powers which may from time to time be vested in the Trustee by general law or as the holder of any Instruments or Coupons. 17 Communications 17.1 Method Each communication under this Trust Deed shall be made by electronic communication or otherwise in writing. Each communication or document to be delivered to any party under this Trust Deed shall be sent to that party at the electronic address or postal address, and marked for the attention of the person (if any), from time to time designated by that party to each other party for the purpose of this Trust Deed. The initial telephone number, electronic address, postal address and person so designated by the parties under this Trust Deed are set out in the Procedures Memorandum. 17.2 Deemed Receipt Any communication from any party to any other under this Trust Deed shall be effective, (if in writing) when delivered and (if by electronic communication) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication (provided always that any electronic communication to the Trustee shall only be treated as having been received upon confirmation of receipt by the Trustee and an automatically generated “read” or “received” receipt shall not constitute such confirmation); provided that any electronic communication which is received (or deemed to take effect in accordance with the foregoing) after 5:00pm on a business day or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by electronic communication will be written legal evidence. 18 Governing Law and Jurisdiction 18.1 Governing Law This Trust Deed and any non-contractual obligations arising out of in connection with it shall be governed by, and construed in accordance with, English law. 18.2 Jurisdiction The courts of England are to have jurisdiction to settle any disputes that may arise out of or in connection with this Trust Deed, the Instruments (other than the Australian Domestic Instruments), the Coupons or the Talons and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed, the Instruments (other than the Australian Domestic Instruments), the Coupons or the Talons (“Proceedings”) may be brought in such courts. Each of the Issuers irrevocably submits to the jurisdiction of such courts and waives any objection to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This clause is for the benefit of each of the Trustee and the relevant Instrumentholders (other than the holders of Australian Domestic Instruments) and Couponholders and shall not limit

A48332378 27 the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not). 18.3 Australian Courts Jurisdiction The courts of New South Wales, Australia and any courts of appeal from them are to have jurisdiction to settle any disputes that may arise out of or in connection with the Australian Domestic Instruments and accordingly any legal action or proceedings arising out of or in connection with the Australian Domestic Instruments (“Australian Proceedings”) may be brought in such courts. Each of the Issuers irrevocably submits to the jurisdiction of such courts and waives any objections to Australian Proceedings in such courts on the ground of venue or on the ground that the Australian Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the holders of Australian Domestic Instruments and shall not limit the right of any of them to take Australian Proceedings in any other court of competent jurisdiction nor shall the taking of Australian Proceedings in any one or more jurisdictions preclude the taking of Australian Proceedings in any other jurisdiction (whether concurrently or not). For so long as any Australian Domestic Instruments are outstanding, each Issuer will appoint an agent as specified in the relevant Final Terms for the time being to accept service of process on its behalf in New South Wales in respect of any Australian Proceedings. In the event of such agent ceasing to act, the relevant Issuer will appoint another agent.

A48332378 28 Schedule 1 Part A Form of CGN Temporary Global Instrument Form of Global CGN Temporary Global Instrument (Euroclear, Clearstream, Luxembourg and other Clearing Systems (other than CDS)) [NATIONAL GRID plc/ NATIONAL GRID ELECTRICITY TRANSMISSION plc]* (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [04031152/02366977]*) EURO MEDIUM TERM NOTE PROGRAMME Series No. [●] Tranche No. [●] TEMPORARY GLOBAL INSTRUMENT Temporary Global Instrument No. [●] This temporary Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in the Second Schedule to this temporary Global Instrument of [National Grid plc/National Grid Electricity Transmission plc]* (the “Issuer”). 1 Interpretation and Definitions References in this temporary Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 30 July 2019 between, inter alios, the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Instrument (including the supplemental definitions and any modifications or additions set out in the Second Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. If the Second Schedule to this temporary Global Instrument specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Instrument is a “C Rules Instrument”, otherwise this temporary Global Instrument is a “D Rules Instrument”. 2 Aggregate Nominal Amount The aggregate nominal amount from time to time of this temporary Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments as shall be shown by the latest entry in the fourth column of the First Schedule to this temporary Global Instrument, which shall be completed by or on behalf of the Issuing and Paying Agent upon (a) the issue of Instruments represented by this temporary Global Instrument, (b) the exchange of the whole or a part of this temporary Global Instrument for a * Delete as applicable.

A48332378 29 corresponding interest in a permanent Global Instrument or, as the case may be, for Definitive Instruments and/or (c) the redemption or purchase and cancellation of Instruments represented by this temporary Global Instrument all as described below. 3 Promise to Pay Subject as provided in this temporary Global Instrument, the Issuer, for value received, by this temporary Global Instrument promises to pay to the bearer of this temporary Global Instrument, upon presentation and (when no further payment is due in respect of this temporary Global Instrument) surrender of this temporary Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual, on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this temporary Global Instrument and (unless this temporary Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. 4 Exchange On or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Instrument may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Instrument only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests in a permanent Global Instrument or, if so specified in the Second Schedule to this temporary Global Instrument, for Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this temporary Global Instrument submitted for exchange provided that, in the case of any part of a D Rules Instrument submitted for exchange for a permanent Global Instrument or Definitive Instruments, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date. “Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Instrument, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 3 (Provisions for Meetings of Instrumentholders) to the Trust Deed to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 3 to the Agency Agreement with respect to it and that no contrary advice as to the contents of the certificate has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this temporary Global Instrument being exchanged for a permanent Global Instrument, such permanent Global Instrument shall be exchangeable in accordance with its terms for Definitive Instruments. The Definitive Instruments, for which this temporary Global Instrument or a permanent Global Instrument may be exchangeable, shall be duly executed and authenticated, shall, in the case of Definitive Instruments, have attached to them all Coupons (and, where

A48332378 30 appropriate, Talons) in respect of interest which have not already been paid on this temporary Global Instrument or the permanent Global Instrument, as the case may be, shall be security printed and shall be substantially in the form set out in the relevant Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Second Schedule to this temporary Global Instrument. On any exchange of a part of this temporary Global Instrument for an equivalent interest in a permanent Global Instrument or for Definitive Instruments, as the case may be, the portion of the nominal amount of this temporary Global Instrument so exchanged shall be endorsed by or on behalf of the Issuing and Paying Agent in Part 1 of the First Schedule to this temporary Global Instrument, whereupon the nominal amount of this temporary Global Instrument shall be reduced for all purposes by the amount so exchanged and endorsed. 5 Benefit of Conditions Except as otherwise specified in this temporary Global Instrument, this temporary Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Instrument is exchanged for equivalent interests in a permanent Global Instrument or for Definitive Instruments, as the case may be, the holder of this temporary Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Instrument (or the relevant part of it) or the Definitive Instruments, as the case may be, for which it may be exchanged as if such permanent Global Instrument or Definitive Instruments had been issued on the Issue Date. 6 Payments No person shall be entitled to receive any payment in respect of the Instruments represented by this temporary Global Instrument which falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Instrument for exchange, delivery of (or, in the case of a subsequent exchange, due endorsement of) a permanent Global Instrument or delivery of Definitive Instruments, as the case may be, is improperly withheld or refused by or on behalf of the Issuer. Payments due in respect of a D Rules Instrument before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Instrument with respect to which there shall have been Certification dated no earlier than such due date for payment. Any payments which are made in respect of this temporary Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. If any payment in full of principal is made in respect of any Instrument represented by this temporary Global Instrument, the portion of this temporary Global Instrument representing such Instrument shall be cancelled and the amount so cancelled shall be endorsed by or on behalf of the Issuing and Paying Agent in the First Schedule to this temporary Global Instrument (such endorsement being prima facie evidence that the payment in question has been made) upon which the nominal amount of this temporary Global Instrument shall be reduced for all purposes by the amount so cancelled and endorsed. If any other payments are made in respect of the Instruments represented by this temporary Global Instrument, a record of each such payment shall be endorsed by or on behalf of the Issuing and Paying Agent on an

A48332378 31 additional schedule to this temporary Global Instrument (such endorsement being prima facie evidence that the payment in question has been made). For the purposes of any payments made in respect of this temporary Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.7 (Non-Business Days). 7 Cancellation Cancellation of any Instrument represented by this temporary Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this temporary Global Instrument representing such Instrument on its presentation to or to the order of the Issuing and Paying Agent for endorsement in the First Schedule to this temporary Global Instrument, upon which the nominal amount of this temporary Global Instrument shall be reduced for all purposes by the amount so cancelled and endorsed. 8 Notices Notices required to be given in respect of the Instruments represented by this temporary Global Instrument may be given by their being delivered (so long as this temporary Global Instrument is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Instrument, rather than by publication as required by the Conditions, except that, so long as the Instruments are listed and/or admitted to trading, notices required to be given to the holders of the Notes pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. No provision of this temporary Global Instrument shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions. This temporary Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. This temporary Global Instrument and all matters arising from or connected with it shall be governed by and construed in accordance with English law.

A48332378 32 In witness of which the Issuer has caused this temporary Global Instrument to be duly signed on its behalf. Dated as of the Issue Date. [NATIONAL GRID plc/NATIONAL GRID ELECTRICITY TRANSMISSION plc]* By: CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This temporary Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent. THE BANK OF NEW YORK MELLON as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. * Delete as applicable.

A48332378 33 The First Schedule Nominal amount of Instruments represented by this temporary Global Instrument The following (i) issue of Instruments initially represented by this temporary Global Instrument, (ii) exchanges of the whole or a part of this temporary Global Instrument for interests in a permanent Global Instrument or for Definitive Instruments and/or (iii) cancellations or forfeitures of interests in this temporary Global Instrument have been made, resulting in the nominal amount of this temporary Global Instrument specified in the latest entry in the fourth column below: Date Amount of decrease in nominal amount of this temporary Global Instrument Reason for decrease in nominal amount of this temporary Global Instrument (exchange, cancellation or forfeiture) Nominal amount of this temporary Global Instrument on issue or following such decrease Notation made by or on behalf of the Issuing and Paying Agent Issue Date not applicable not applicable

A48332378 34 The Second Schedule [Insert the provisions of Part A of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Second Schedule]

A48332378 35 Schedule 1 Part B Form of CGN Permanent Global Instruments Form of Global CGN Permanent Global Instrument (Euroclear, Clearstream, Luxembourg and other Clearing Systems (other than CDS)) [NATIONAL GRID plc/ NATIONAL GRID ELECTRICITY TRANSMISSION plc]* (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [04031152/02366977]*) EURO MEDIUM TERM NOTE PROGRAMME Series No. [●] Tranche No. [●] PERMANENT GLOBAL INSTRUMENT Permanent Global Instrument No. [●] This permanent Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche(s) and Series specified in the Third Schedule to this permanent Global Instrument of [National Grid plc/National Grid Electricity Transmission plc]* (the “Issuer”). 1 Interpretation and Definitions References in this permanent Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 30 July 2019 between, inter alios, the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Instrument (including the supplemental definitions and any modifications or additions set out in the Third Schedule to this permanent Global Instrument), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. 2 Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments as shall be shown by the latest entry in the fourth column of the First Schedule to this permanent Global Instrument, which shall be completed by or on behalf of the Issuing and Paying Agent upon (a) the exchange of the whole or a part of the temporary Global Instrument initially representing the Instruments for a corresponding interest in this permanent Global Instrument (in the case of Instruments represented by a temporary Global Instrument upon issue), (b) the issue of the Instruments represented by this permanent Global Instrument (in the case of Instruments represented by this permanent Global Instrument upon issue), (c) the exchange of the whole of this permanent Global Instrument for Definitive * Delete as applicable.

A48332378 36 Instruments and/or (d) the redemption or purchase and cancellation of Instruments represented by this permanent Global Instrument, all as described below. 3 Promise to Pay Subject as provided in this permanent Global Instrument, the Issuer, for value received, by this permanent Global Instrument promises to pay to the bearer of this permanent Global Instrument, upon presentation and (when no further payment is due in respect of this permanent Global Instrument) surrender of this permanent Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions), the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this permanent Global Instrument and (unless this permanent Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. 4 Exchange This permanent Global Instrument is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not in part for the Definitive Instruments if this permanent Global Instrument is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. “Exchange Date” means a day falling not less than 60 days, or in the case of failure to pay principal when due 30 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to the first paragraph of this section above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Instrument surrendering this permanent Global Instrument. In exchange for this permanent Global Instrument the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this permanent Global Instrument submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest which have not already been paid on this permanent Global Instrument), security printed and substantially in the form set out in Schedule 2 to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule to this permanent Global Instrument.

A48332378 37 5 Benefit of Conditions Except as otherwise specified in this permanent Global Instrument, this permanent Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Instrument is exchanged for Definitive Instruments, the holder of this permanent Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Instruments for which it may be exchanged and as if such Definitive Instruments had been issued on the Issue Date. 6 Payments No person shall be entitled to receive any payment in respect of the Instruments represented by this permanent Global Instrument that falls due after an Exchange Date for such Instruments, unless upon due presentation of this permanent Global Instrument for exchange, delivery of Definitive Instruments is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Instruments. Payments in respect of this permanent Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule to this permanent Global Instrument, as appropriate, by the Issuing and Paying Agent or by the relevant Paying Agent, for and on behalf of the Issuing and Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made. For the purposes of any payments made in respect of this permanent Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.7 (Non-Business Days). 7 Prescription Claims in respect of principal and interest (as each such term is defined in the Conditions) in respect of this permanent Global Instrument shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date. 8 Meetings For the purposes of any meeting of Instrumentholders, the holder of this permanent Global Instrument shall (unless this permanent Global Instrument represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and, at any such meeting, as having one vote in respect of each integral currency unit of the Specified Currency of the Instruments. 9 Cancellation Cancellation of any Instrument represented by this permanent Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Instrument representing such Instrument on its presentation to or to the order of the Issuing and

A48332378 38 Paying Agent for endorsement in the First Schedule to this permanent Global Instrument, upon which the nominal amount of this permanent Global Instrument shall be reduced for all purposes by the amount so cancelled and endorsed. 10 Purchase Instruments may only be purchased by the Issuer, or any of its subsidiary undertakings if they are purchased together with the right to receive all future payments of interest (if any) on the Instruments being purchased. 11 Issuer’s Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Instrumentholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Instruments drawn in the case of a partial exercise of an option and accordingly no drawing of Instruments shall be required. 12 Instrumentholders’ Redemption Option [and Restructuring Redemption Option]* Any option of the Instrumentholders provided for in the Conditions may be exercised by the holder of this permanent Global Instrument giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Instruments with a Paying Agent set out in the Conditions substantially in the form of the relevant notice available from any Paying Agent and stating the nominal amount of Instruments in respect of which the option is exercised and at the same time presenting this permanent Global Instrument to the Issuing and Paying Agent, or to a Paying Agent acting on behalf of the Issuing and Paying Agent, for notation accordingly in the Fourth Schedule to this permanent Global Instrument. 13 Notices Notices required to be given in respect of the Instruments represented by this permanent Global Instrument may be given by their being delivered (so long as this permanent Global Instrument is held on behalf of Euroclear, Clearstream, Luxembourg or any Alternative Clearing System) to Euroclear, Clearstream, Luxembourg or such Alternative Clearing System, as the case may be, or otherwise to the holder of this permanent Global Instrument, rather than by publication as required by the Conditions, except that, so long as the Instruments are listed and/or admitted to trading, notices required to be given to the holders of the Notes pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. 14 Negotiability This permanent Global Instrument is a bearer document and negotiable and accordingly: (a) is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining to this permanent Global Instrument * If applicable.

A48332378 39 and to bind the transferee with all obligations appertaining to this permanent Global Instrument pursuant to the Conditions; (b) the holder of this permanent Global Instrument is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Instrument and the Issuer has waived against such holder and any previous holder of this permanent Global Instrument all rights of set-off or counterclaim which would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Instrument; and (c) payment upon due presentation of this permanent Global Instrument as provided in this permanent Global Instrument shall operate as a good discharge against such holder and all previous holders of this permanent Global Instrument. No provisions of this permanent Global Instrument shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions. This permanent Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. This permanent Global Instrument and all matters arising from or connected with it shall be governed by, and construed in accordance with, English law.

A48332378 40 In witness of which the Issuer has caused this permanent Global Instrument to be duly signed on its behalf. Dated as of the Issue Date. [NATIONAL GRID plc/NATIONAL GRID ELECTRICITY TRANSMISSION plc]* By: CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This permanent Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent. THE BANK OF NEW YORK MELLON as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. * Delete as applicable.

A48332378 41 The First Schedule Nominal amount of Instruments represented by this permanent Global Instrument The following (i) issue of Instruments initially represented by this permanent Global Instrument, (ii) exchanges of interests in a temporary Global Instrument for interests in this permanent Global Instrument or for Definitive Instruments and/or (iii) cancellations or forfeitures of interests in this permanent Global Instrument have been made, resulting in the nominal amount of this permanent Global Instrument specified in the latest entry in the fourth column below: Date Amount of increase/decrease in nominal amount of this permanent Global Instrument Reason for increase/decrease in nominal amount of this permanent Global Instrument (initial issue, exchange, cancellation, forfeiture or payment, stating amount of payment made) Nominal amount of this permanent Global Instrument on issue or following such increase/decrease Notation made by or on behalf of the Issuing and Paying Agent

A48332378 42 The Second Schedule Payments of Interest The following payments of interest or Interest Amount in respect of this permanent Global Instrument have been made: Due date of payment Date of payment Amount of interest Notation made by or on behalf of the Issuing and Paying Agent

A48332378 43 The Third Schedule [Insert the provisions of Part A of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Third Schedule.]

A48332378 44 The Fourth Schedule Exercise of Instrumentholders’ Redemption Option [and Restructuring Redemption Option]* The following exercises of the option of the Instrumentholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Instrument: Date of exercise Nominal amount of this permanent Global Instrument in respect of which exercise is made Date on which exercise of such option is effective Notation made by or on behalf of the Issuing and Paying Agent * If applicable.

A48332378 45 Form of Global CGN Permanent Global Instrument (CDS)† [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO [NATIONAL GRID PLC] [NATIONAL GRID ELECTRICITY TRANSMISSION PLC] (THE "ISSUER") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.] ISIN: CUSIP: Common Code: [NATIONAL GRID plc/ NATIONAL GRID ELECTRICITY TRANSMISSION plc]* (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [04031152/02366977]*) EURO MEDIUM TERM NOTE PROGRAMME [Title of Instruments] Series No. [●] Tranche No. [●] PERMANENT GLOBAL INSTRUMENT Permanent Global Instrument No. [●] This permanent Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche(s) and Series specified in the Third Schedule to this permanent Global Instrument of [National Grid plc/National Grid Electricity Transmission plc]* (the “Issuer”). 1 Interpretation and Definitions References in this permanent Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 30 July 2019 between, inter alios, the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Instrument (including the supplemental definitions and † CDS requires manual wet ink signatures. Master note cannot be used. * Delete as applicable.

A48332378 46 any modifications or additions set out in the Third Schedule to this permanent Global Instrument), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. 2 Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments as shall be shown by the latest entry in the fourth column of the First Schedule to this permanent Global Instrument, which shall be completed by or on behalf of the Canadian Paying Agent upon (a) the issue of the Instruments represented by this permanent Global Instrument (in the case of Instruments represented by this permanent Global Instrument upon issue), (b) the exchange of the whole of this permanent Global Instrument for Definitive Instruments and/or (c) the redemption or purchase and cancellation of Instruments represented by this permanent Global Instrument, all as described below. 3 Promise to Pay Subject as provided in this permanent Global Instrument, the Issuer, for value received, by this permanent Global Instrument promises to pay to the bearer of this permanent Global Instrument, upon presentation and (when no further payment is due in respect of this permanent Global Instrument) surrender of this permanent Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions), the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this permanent Global Instrument and (unless this permanent Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. 4 Exchange This permanent Global Instrument is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not in part for the Definitive Instruments if this permanent Global Instrument is held on behalf of CDS Clearing and Depository Services Inc. (“CDS”) and (i) CDS has notified the Issuer that it is unwilling or unable to continue to act as a depository for the Instruments and a successor depository is not appointed by the Issuer within 90 working days after receiving such notice; or (ii) CDS ceases to be a recognised clearing agency under applicable Canadian or provincial securities legislation and no successor clearing system satisfactory to the Trustee is available within 90 working days after the Issuer becoming aware that CDS is no longer so recognised. “Exchange Date” means a day falling not less than 60 days, or in the case of failure to pay principal when due 30 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the

A48332378 47 Canadian Paying Agent is located and, except in the case of exchange pursuant to the first paragraph of this section above, in the cities in which CDS is located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Instrument surrendering this permanent Global Instrument. In exchange for this permanent Global Instrument the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this permanent Global Instrument submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest which have not already been paid on this permanent Global Instrument), security printed and substantially in the form set out in Schedule 2 to the Trust Deed as supplemented and/or modified and/or superseded by the terms of the Third Schedule to this permanent Global Instrument. 5 Benefit of Conditions Except as otherwise specified in this permanent Global Instrument, this permanent Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Instrument is exchanged for Definitive Instruments, the holder of this permanent Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Instruments for which it may be exchanged and as if such Definitive Instruments had been issued on the Issue Date. 6 Payments No person shall be entitled to receive any payment in respect of the Instruments represented by this permanent Global Instrument that falls due after an Exchange Date for such Instruments, unless upon due presentation of this permanent Global Instrument for exchange, delivery of Definitive Instruments is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Instruments. Payments in respect of this permanent Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Canadian Paying Agent or of any other Paying Agent provided for in the Conditions. A record of each such payment shall be endorsed on the First or Second Schedule to this permanent Global Instrument, as appropriate, by the Canadian Paying Agent or by the relevant Paying Agent, for and on behalf of the Canadian Paying Agent, which endorsement shall (until the contrary is proved) be prima facie evidence that the payment in question has been made. For the purposes of any payments made in respect of this permanent Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.7 (Non-Business Days). 7 Prescription Claims in respect of principal and interest (as each such term is defined in the Conditions) in respect of this permanent Global Instrument shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date.

A48332378 48 8 Meetings For the purposes of any meeting of Instrumentholders, the holder of this permanent Global Instrument shall (unless this permanent Global Instrument represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and, at any such meeting, as having one vote in respect of each integral currency unit of the Specified Currency of the Instruments. 9 Cancellation Cancellation of any Instrument represented by this permanent Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the nominal amount of this permanent Global Instrument representing such Instrument on its presentation to or to the order of the Canadian Paying Agent for endorsement in the First Schedule to this permanent Global Instrument, upon which the nominal amount of this permanent Global Instrument shall be reduced for all purposes by the amount so cancelled and endorsed. 10 Purchase Instruments may only be purchased by the Issuer, or any of its subsidiary undertakings if they are purchased together with the right to receive all future payments of interest (if any) on the Instruments being purchased. 11 Issuer’s Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Instrumentholders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Instruments drawn in the case of a partial exercise of an option and accordingly no drawing of Instruments shall be required. 12 Instrumentholders’ Redemption Option [and Restructuring Redemption Option]‡ Any option of the Instrumentholders provided for in the Conditions may be exercised by the holder of this permanent Global Instrument giving notice to the Canadian Paying Agent within the time limits relating to the deposit of Instruments with a Paying Agent set out in the Conditions substantially in the form of the relevant notice available from any Paying Agent and stating the nominal amount of Instruments in respect of which the option is exercised and at the same time presenting this permanent Global Instrument to the Canadian Paying Agent, or to a Paying Agent acting on behalf of the Canadian Paying Agent, for notation accordingly in the Fourth Schedule to this permanent Global Instrument. 13 Notices Notices required to be given in respect of the Instruments represented by this permanent Global Instrument may be given by their being delivered (so long as this permanent Global Instrument is held on behalf of CDS or any alternative clearing system) CDS or such ‡ If applicable.

A48332378 49 alternative clearing system, as the case may be, or otherwise to the holder of this permanent Global Instrument, rather than by publication as required by the Conditions, except that, so long as the Instruments are listed and/or admitted to trading, notices required to be given to the holders of the Notes pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. 14 Negotiability This permanent Global Instrument is a bearer document and negotiable and accordingly: (a) is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining to this permanent Global Instrument and to bind the transferee with all obligations appertaining to this permanent Global Instrument pursuant to the Conditions; (b) the holder of this permanent Global Instrument is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Instrument and the Issuer has waived against such holder and any previous holder of this permanent Global Instrument all rights of set-off or counterclaim which would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Instrument; and (c) payment upon due presentation of this permanent Global Instrument as provided in this permanent Global Instrument shall operate as a good discharge against such holder and all previous holders of this permanent Global Instrument. No provisions of this permanent Global Instrument shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions. This permanent Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Canadian Paying Agent. This permanent Global Instrument and all matters arising from or connected with it shall be governed by, and construed in accordance with, English law.

A48332378 50 In witness of which the Issuer has caused this permanent Global Instrument to be duly signed on its behalf. Dated as of [Insert the Issue Date]. [NATIONAL GRID plc/NATIONAL GRID ELECTRICITY TRANSMISSION plc]* By: CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This permanent Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent. BNY TRUST COMPANY OF CANADA as Canadian Paying Agent By: Authorised Signatory For the purposes of authentication only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. * Delete as applicable.

A48332378 51 The First Schedule Nominal amount of Instruments represented by this permanent Global Instrument The following (i) issue of Instruments initially represented by this permanent Global Instrument, (ii) exchanges of interests in a temporary Global Instrument for interests in this permanent Global Instrument or for Definitive Instruments and/or (iii) cancellations or forfeitures of interests in this permanent Global Instrument have been made, resulting in the nominal amount of this permanent Global Instrument specified in the latest entry in the fourth column below: Date Amount of increase/decrease in nominal amount of this permanent Global Instrument Reason for increase/decrease in nominal amount of this permanent Global Instrument (initial issue, exchange, cancellation, forfeiture or payment, stating amount of payment made) Nominal amount of this permanent Global Instrument on issue or following such increase/decrease Notation made by or on behalf of the Canadian Paying Agent

A48332378 52 The Second Schedule Payments of Interest The following payments of interest or Interest Amount in respect of this permanent Global Instrument have been made: Due date of payment Date of payment Amount of interest Notation made by or on behalf of the Canadian Paying Agent

A48332378 53 The Third Schedule [Insert the provisions of Part A of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Third Schedule.]

A48332378 54 The Fourth Schedule Exercise of Instrumentholders’ Redemption Option [and Restructuring Redemption Option]* The following exercises of the option of the Instrumentholders provided for in the Conditions have been made in respect of the stated nominal amount of this permanent Global Instrument: Date of exercise Nominal amount of this permanent Global Instrument in respect of which exercise is made Date on which exercise of such option is effective Notation made by or on behalf of the Canadian Paying Agent * If applicable.

A48332378 55 Schedule 1 Part C Form of NGN Temporary Global Instrument [NATIONAL GRID plc/NATIONAL GRID ELECTRICITY TRANSMISSION plc]* (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [04031152/02366977]*) EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] Tranche No. [•] TEMPORARY GLOBAL INSTRUMENT Temporary Global Instrument No. [•] This temporary Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche and Series specified in Part A of the Schedule to this temporary Global Instrument of [National Grid plc/National Grid Electricity Transmission plc]* (the “Issuer”). 1 Interpretation and Definitions References in this temporary Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 30 July 2019 between, inter alios, the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this temporary Global Instrument (including the supplemental definitions and any modifications or additions set out in Part A of the Schedule hereto), which in the event of any conflict shall prevail). Other capitalised terms used in this temporary Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. If the Schedule to this temporary Global Instrument specifies that the applicable TEFRA exemption is either “C Rules” or “not applicable”, this temporary Global Instrument is a “C Rules Instrument”, otherwise this temporary Global Instrument is a “D Rules Instrument”. 2 Aggregate Nominal Amount The aggregate nominal amount from time to time of this temporary Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together the “relevant Clearing Systems”), which shall be completed by or on behalf of the Issuing and Paying Agent upon (a) the issue of Instruments represented by this temporary Global Instrument, (b) the exchange of the whole or a part of this temporary Global Instrument for a corresponding interest recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or, as the case may be, for Definitive Instruments and/or (c) the redemption or purchase and cancellation of Instruments represented by this temporary Global Instrument, all as described below. The records of the relevant Clearing Systems (which expression in this temporary Global Instrument means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Instruments) shall be conclusive evidence of the nominal amount of the Instruments represented by this temporary Global Instrument and, for * Delete as applicable.

A48332378 56 these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Instruments represented by the temporary Global Instrument at any time shall be conclusive evidence of the records of the relevant Clearing Systems at that time. 3 Promise to Pay Subject as provided in this temporary Global Instrument, the Issuer, for value received by this temporary Global Instrument, promises to pay to the bearer of this temporary Global Instrument, upon presentation and (when no further payment is due in respect of this temporary Global Instrument) surrender of this temporary Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual, on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this temporary Global Instrument and (unless this temporary Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. 4 Exchange On or after the first day following the expiry of 40 days after the Issue Date (the “Exchange Date”), this temporary Global Instrument may be exchanged (free of charge to the holder) in whole or (in the case of a D Rules Instrument only) from time to time in part by its presentation and, on exchange in full, surrender to or to the order of the Issuing and Paying Agent for interests recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or, if so specified in Part A of the Schedule to this temporary Global Instrument, for Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this temporary Global Instrument submitted for exchange provided that, in the case of any part of a D Rules Instrument submitted for exchange for interests recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or Definitive Instruments, there shall have been Certification with respect to such nominal amount submitted for such exchange dated no earlier than the Exchange Date. “Certification” means the presentation to the Issuing and Paying Agent of a certificate or certificates with respect to one or more interests in this temporary Global Instrument, signed by Euroclear or Clearstream, Luxembourg, substantially to the effect set out in Schedule 3 (Provisions for Meetings of Instrumentholders) to the Trust Deed to the effect that it has received a certificate or certificates substantially to the effect set out in Schedule 2 to the Trust Deed with respect to it and that no contrary advice as to the contents of the certificate has been received by Euroclear or Clearstream, Luxembourg, as the case may be. Upon the whole or a part of this temporary Global Instrument being exchanged for a permanent Global Instrument, such permanent Global Instrument shall be exchangeable in accordance with its terms for Definitive Instruments. The Definitive Instruments, for which this temporary Global Instrument or a permanent Global Instrument may be exchangeable, shall be duly executed and authenticated, shall, in the case of Definitive Instruments, have attached to them all Coupons (and, where appropriate, Talons) in respect of interest which have not already been paid on this temporary Global Instrument or the permanent Global Instrument, as the case may be, shall be security printed and shall be

A48332378 57 substantially in the form set out in the relevant Schedules to the Trust Deed as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule to this temporary Global Instrument. On any exchange of a part of this temporary Global Instrument for an equivalent interest recorded in the records of the relevant Clearing Systems in a permanent Global Instrument or for Definitive Instruments, as the case may be, the Issuer shall procure that details of the portion of the nominal amount hereof so exchanged shall be entered pro rata in the records of the relevant Clearing Systems and upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this temporary Global Instrument shall be reduced for all purposes by an amount equal to such portion so exchanged. 5 Benefit of Conditions Except as otherwise specified in this temporary Global Instrument, this temporary Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this temporary Global Instrument is exchanged for equivalent interests in a permanent Global Instrument or for Definitive Instruments, as the case may be, the holder of this temporary Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the permanent Global Instrument (or the relevant part of it) or the Definitive Instruments, as the case may be, for which it may be exchanged as if such permanent Global Instrument or Definitive Instruments had been issued on the Issue Date. 6 Payments No person shall be entitled to receive any payment in respect of the Instruments represented by this temporary Global Instrument which falls due on or after the Exchange Date unless, upon due presentation of this temporary Global Instrument for exchange, delivery of (or, in the case of a subsequent exchange, a corresponding entry being recorded in the records of the relevant Clearing Systems) a permanent Global Instrument or delivery of Definitive Instruments, as the case may be, is improperly withheld or refused by or on behalf of the Issuer. Payments due in respect of a D Rules Instrument before the Exchange Date shall only be made in relation to such nominal amount of this temporary Global Instrument with respect to which there shall have been Certification dated no earlier than such due date for payment. Any payments which are made in respect of this temporary Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. If any payment in full or in part of principal is made in respect of any Instrument represented by this temporary Global Instrument, the Issuer shall procure that details of such payment shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this temporary Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so redeemed. If any other payments are made in respect of the Instruments represented by this temporary Global Instrument, the Issuer shall procure that a record of each such payment shall be entered pro rata in the records of the relevant Clearing Systems).

A48332378 58 For the purposes of any payments made in respect of this temporary Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.7 (Non-Business Days). 7 Cancellation On cancellation of any Instrument represented by this temporary Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption), the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Instrument recorded in the records of the relevant Clearing Systems and represented by this temporary Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so cancelled. 8 Notices Notices required to be given in respect of the Instruments represented by this temporary Global Instrument may be given by their being delivered (so long as this temporary Global Instrument is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this temporary Global Instrument, rather than by publication as required by the Conditions, except that, so long as the Instruments are listed and/or admitted to trading, notices required to be given to the holders of the Notes pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. No provision of this temporary Global Instrument shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions. This temporary Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as Common Safekeeper by the relevant Clearing Systems. This temporary Global Instrument and all matters arising from or connected with it shall be governed by and construed in accordance with English law.

A48332378 59 In witness of which the Issuer has caused this temporary Global Instrument to be duly signed on its behalf. Dated as of the Issue Date. [NATIONAL GRID plc/NATIONAL GRID ELECTRICITY TRANSMISSION plc] * By: Authorised Signatory CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This temporary Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent. THE BANK OF NEW YORK MELLON as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only Effectuation This temporary Global Instrument Is effectuated by [COMMON SAFEKEEPER] As Common Safekeeper By: Authorised Signatory For the purposes of effectuation only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. * Delete as applicable.

A48332378 60 The Schedule [Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Schedule]

A48332378 61 Schedule 1 Part D Form of NGN Permanent Global Instrument [NATIONAL GRID plc/NATIONAL GRID ELECTRICITY TRANSMISSION plc]* (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [04031152/02366977]*) EURO MEDIUM TERM NOTE PROGRAMME Series No. [•] Tranche No. [•] PERMANENT GLOBAL INSTRUMENT Permanent Global Instrument No. [•] This permanent Global Instrument is issued without Coupons in respect of the Instruments (the “Instruments”) of the Tranche(s) and Series specified in Part A of the Schedule to this permanent Global Instrument of [National Grid plc/National Grid Electricity Transmission plc]* (the “Issuer”). 1 Interpretation and Definitions References in this permanent Global Instrument to the “Conditions” are to the Terms and Conditions applicable to the Instruments (which are in the form set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the amended and restated trust deed (as amended or supplemented as at the Issue Date, the “Trust Deed”) dated 30 July 2019 between, inter alios, the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee, as such form is supplemented and/or modified and/or superseded by the provisions of this permanent Global Instrument (including the supplemental definitions and any modifications or additions set out in the Third Schedule to this permanent Global Instrument), which in the event of any conflict shall prevail). Other capitalised terms used in this permanent Global Instrument shall have the meanings given to them in the Conditions or the Trust Deed. 2 Aggregate Nominal Amount The aggregate nominal amount from time to time of this permanent Global Instrument shall be an amount equal to the aggregate nominal amount of the Instruments from time to time entered in the records of both Euroclear and Clearstream, Luxembourg (together, the “relevant Clearing Systems”), which shall be completed and/or amended as the case may be upon (a) the exchange of the whole or a part of the interests recorded in the records of the relevant Clearing Systems in the temporary Global Instrument initially representing the Instruments for a corresponding interest in this permanent Global Instrument (in the case of Instruments represented by a temporary Global Instrument upon issue), (b) the issue of the Instruments represented by this permanent Global Instrument (in the case of Instruments represented by this permanent Global Instrument upon issue), (c) the exchange of the whole of this permanent Global Instrument for Definitive Instruments and/or (d) the redemption or purchase and cancellation of Instruments represented by this permanent Global Instrument, all as described below. The records of the relevant Clearing Systems (which expression in this permanent Global Instrument means the records that each relevant Clearing System holds for its customers which reflect the amount of such customers’ interests in the Instruments) shall be conclusive evidence of the nominal amount of the Instruments represented by this permanent Global Instrument and, for * Delete as applicable.

A48332378 62 these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Instruments represented by this permanent Global Instrument at any time shall be conclusive evidence of the records of the relevant Clearing System at that time. 3 Promise to Pay Subject as provided in this permanent Global Instrument, the Issuer, for value received, by this permanent Global Instrument promises to pay to the bearer of this permanent Global Instrument, upon presentation and (when no further payment is due in respect of this permanent Global Instrument) surrender of this permanent Global Instrument, on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions), the amount payable upon redemption under the Conditions in respect of the aggregate nominal amount of Instruments represented by this permanent Global Instrument and (unless this permanent Global Instrument does not bear interest) to pay interest in respect of the Instruments from the Interest Commencement Date in arrear at the rates, on the dates for payment, and in accordance with the methods of calculation provided for in the Conditions, save that the calculation is made in respect of the total aggregate amount of the Instruments, together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. 4 Exchange This permanent Global Instrument is exchangeable (free of charge to the holder) on or after the Exchange Date in whole but not in part for the Definitive Instruments if this permanent Global Instrument is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”) and any such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. “Exchange Date” means a day falling not less than 60 days, or in the case of failure to pay principal when due, 30 days after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Issuing and Paying Agent is located and, except in the case of exchange pursuant to the first paragraph of this section above, in the cities in which Euroclear and Clearstream, Luxembourg or, if relevant, the Alternative Clearing System, are located. Any such exchange may be effected on or after an Exchange Date by the holder of this permanent Global Instrument surrendering this permanent Global Instrument. In exchange for this permanent Global Instrument the Issuer shall deliver, or procure the delivery of, duly executed and authenticated Definitive Instruments in an aggregate nominal amount equal to the nominal amount of this permanent Global Instrument submitted for exchange (if appropriate, having attached to them all Coupons (and, where appropriate, Talons) in respect of interest which have not already been paid on this permanent Global Instrument), security printed and substantially in the form set out in Schedule 2 to the Trust Deed as supplemented and/or modified and/or superseded by the terms of Part A of the Schedule to this permanent Global Instrument. 5 Benefit of Conditions Except as otherwise specified in this permanent Global Instrument, the Issuer shall procure that this permanent Global Instrument is subject to the Conditions and the Trust Deed and, until the whole of this permanent Global Instrument is exchanged for Definitive Instruments, the holder of

A48332378 63 this permanent Global Instrument shall in all respects be entitled to the same benefits as if it were the holder of the Definitive Instruments for which it may be exchanged and as if such Definitive Instruments had been issued on the Issue Date. 6 Payments No person shall be entitled to receive any payment in respect of the Instruments represented by this permanent Global Instrument that falls due after an Exchange Date for such Instruments, unless upon due presentation of this permanent Global Instrument for exchange, delivery of Definitive Instruments is improperly withheld or refused by or on behalf of the Issuer or the Issuer does not perform or comply with any one or more of what are expressed to be its obligations under any Definitive Instruments. Payments in respect of this permanent Global Instrument shall be made to its holder against presentation and (if no further payment falls to be made on it) surrender of it at the specified office of the Issuing and Paying Agent or of any other Paying Agent provided for in the Conditions and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries in the records of the relevant Clearing Systems referred to herein shall not affect such discharge. The Issuer shall procure that details of each such payment shall be entered pro rata in the records of the relevant Clearing Systems and in the case of any payment of principal and upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so redeemed. For the purposes of any payments made in respect of this permanent Global Instrument, the words “in the relevant place of presentation” shall not apply in the definition of “business day” in Condition 6.7 (Non-Business Days). 7 Prescription Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this permanent Global Instrument shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date. 8 Meetings For the purposes of any meeting of Instrumentholders the holder of this permanent Global Instrument shall (unless this permanent Global Instrument represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders and, at any such meeting, as having one vote in respect of each integral currency unit of the specified currency of the Instruments. 9 Cancellation On cancellation of any Instrument represented by this permanent Global Instrument which is required by the Conditions to be cancelled (other than upon its redemption) the Issuer shall procure that details of such cancellation shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced by the aggregate nominal amount of the Instruments so cancelled.

A48332378 64 10 Purchase Instruments may only be purchased by the Issuer or any of its subsidiary undertakings if they are purchased together with the right to receive all future payments of interest on the Instruments being purchased. 11 Issuer’s Options Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Instrumentholders and the relevant Clearing Systems (or procuring that such notice is given on its behalf) within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Instruments drawn in the case of a partial exercise of an option and accordingly no drawing of Instruments shall be required. In the case of a partial exercise of an option, the rights of accountholders with a clearing system in respect of the Instruments will be governed by the standard procedures of Euroclear and/or Clearstream, Luxembourg and shall be reflected in the records of Euroclear and/or Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion. Following the exercise of any such option, the Issuer shall procure that the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced accordingly. 12 Instrumentholders’ Options Option [and Restructuring Redemption Option]§ Any option of the Instrumentholders provided for in the Conditions may be exercised by the holder of this permanent Global Instrument giving notice to the Issuing and Paying Agent within the time limits relating to the deposit of Instruments with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the certificate numbers of the Instruments in respect of which the option has been exercised, following the exercise of any such option, the Issuer shall procure that the nominal amount of the Instruments recorded in the records of the relevant Clearing Systems and represented by this permanent Global Instrument shall be reduced by the aggregate nominal amount stated in the relevant exercise notice. 13 Notices Notices required to be given in respect of the Instruments represented by this permanent Global Instrument may be given by their being delivered (so long as this permanent Global Instrument is held on behalf of Euroclear and Clearstream, Luxembourg or any other clearing system) to Euroclear, Clearstream, Luxembourg or such other clearing system, as the case may be, or otherwise to the holder of this permanent Global Instrument, rather than by publication as required by the Conditions, except that, so long as the Instruments are listed and/or admitted to trading, notices required to be given to the holders of the Notes pursuant to the Conditions shall also be published (if such publication is required) in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are listed/and or admitted to trading. 14 Negotiability This permanent Global Instrument is a bearer document and negotiable and accordingly: § If applicable.

A48332378 65 (a) is freely transferable by delivery and such transfer shall operate to confer upon the transferee all rights and benefits appertaining to this permanent Global Instrument and to bind the transferee with all obligations appertaining to this permanent Global Instrument pursuant to the Conditions; (b) the holder of this permanent Global Instrument is and shall be absolutely entitled as against all previous holders to receive all amounts by way of amounts payable upon redemption, interest or otherwise payable in respect of this permanent Global Instrument and the Issuer has waived against such holder and any previous holder of this permanent Global Instrument all rights of set-off or counterclaim which would or might otherwise be available to it in respect of the obligations evidenced by this permanent Global Instrument; and (c) payment upon due presentation of this permanent Global Instrument as provided in this permanent Global Instrument shall operate as a good discharge against such holder and all previous holders of this permanent Global Instrument. No provisions of this permanent Global Instrument shall alter or impair the obligation of the Issuer to pay the principal and premium of and interest on the Instruments when due in accordance with the Conditions. This permanent Global Instrument shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent and effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems. This permanent Global Instrument and all matters arising from or connected with it shall be governed by, and construed in accordance with, English law.

A48332378 66 In witness of which the Issuer has caused this permanent Global Instrument to be duly signed on its behalf. Dated as of the Issue Date. [NATIONAL GRID plc/NATIONAL GRID ELECTRICITY TRANSMISSION plc]* By: Authorised Signatory CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This permanent Global Instrument is authenticated by or on behalf of the Issuing and Paying Agent. THE BANK OF NEW YORK MELLON as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only Effectuation This permanent Global Instrument is effectuated by [COMMON SAFEKEEPER] As Common Safekeeper By: Authorised Signatory For the purposes of effectuation only. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. * Delete as applicable.

A48332378 67 The Schedule [Insert the provisions of the relevant Final Terms that relate to the Conditions or the Global Instruments as the Schedule.]

A48332378 68 Schedule 2 Part A Form of Definitive Instrument On the front: [Denomination] [ISIN] [Series] [Certif. No.] [Currency and denomination] [NATIONAL GRID plc/ NATIONAL GRID ELECTRICITY TRANSMISSION plc]* (Incorporated with limited liability in England and Wales under the Companies Act 1985 with registered number [04031152/02366977]*) EURO MEDIUM TERM NOTE PROGRAMME Series No. [●] Tranche No. [●] [Title of issue] This Instrument forms one of the Series of Instruments referred to above (the “Instruments”) of [National Grid plc/National Grid Electricity Transmission plc]* (the “Issuer”) designated as specified in the title of this Instrument. The Instruments are subject to the Terms and Conditions (the “Conditions”) endorsed on this Instrument and are issued subject to, and with the benefit of, the Trust Deed referred to in the Conditions. Expressions defined in the Conditions have the same meanings in this Instrument. The Issuer, for value received, promises to pay to the bearer of this Instrument, on presentation, and (when no further payment is due in respect of this Instrument) surrender, of this Instrument on the Maturity Date (or on such earlier date or, if the Maturity Date is specified to be perpetual, on such date as the amount payable upon redemption under the Conditions may become repayable in accordance with the Conditions) the amount payable upon redemption under the Conditions and (unless this Instrument does not bear interest) to pay interest from the Interest Commencement Date in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions. This Instrument shall not become valid or obligatory for any purpose until authenticated by or on behalf of the Issuing and Paying Agent. * Delete as applicable.

A48332378 69 In witness of which the Issuer has caused this Instrument to be signed on its behalf. Dated as of the Issue Date. [NATIONAL GRID plc/NATIONAL GRID ELECTRICITY TRANSMISSION plc]* By: CERTIFICATE OF AUTHENTICATION OF THE ISSUING AND PAYING AGENT This Instrument is authenticated by or on behalf of the Issuing and Paying Agent. THE BANK OF NEW YORK MELLON as Issuing and Paying Agent By: Authorised Signatory For the purposes of authentication only ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

A48332378 70 On the back: Terms and Conditions of the Instruments [The Terms and Conditions which are set out in Part B of Schedule 2 (Terms and Conditions of the Instruments) to the Trust Deed, as amended by and incorporating any additional provisions forming part of such Terms and Conditions, and set out in Part A of the relevant Final Terms shall be set out here.] ISSUING AND PAYING AGENT The Bank of New York Mellon One Canada Square London E14 5AL PAYING AGENTS Quintet Private Bank (Europe) S.A. 43 Boulevard Royal L-2955 Luxembourg BNY Trust Company of Canada 320 Bay Street, 11th Floor Toronto, ON Canada M5H 4A6

A48332378 71 Schedule 2 Part B Terms and Conditions of the Instruments References in these terms and conditions (the “Conditions”) to “Instruments” (as defined below) are to the Instruments of one Series only of the relevant Issuer (as defined below), not to all Instruments that may be issued under the Programme. National Grid plc (“National Grid”) and National Grid Electricity Transmission plc (“NGET”) (each an “Issuer” and together, the “Issuers”) have established a Euro Medium Term Note Programme (the “Programme”) for the issuance of up to Euro 20,000,000,000 in aggregate principal amount of debt instruments (the “Instruments”). The Instruments, other than the Australian Domestic Instruments (as defined below), are constituted by a Trust Deed (as amended or supplemented from time to time, the “Trust Deed”) dated 11 August 2022 between the Issuers and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the Instrumentholders (as defined below). These Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Definitive Instruments, Coupons and Talons referred to below. An Agency Agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 11 August 2022 has been entered into in relation to the Instruments (other than the Australian Domestic Instruments) between the Issuers, the Trustee, The Bank of New York Mellon, London Branch as initial issuing and paying agent and the other agent(s) named in it. The issuing and paying agent, the paying agent(s) and the calculation agent(s) for the time being (if any) are referred to below respectively as the “Issuing and Paying Agent”, the “Paying Agents” (which expression shall include the Issuing and Paying Agent) and the “Calculation Agent(s)”. Instruments (the “Australian Domestic Instruments”) may be issued under a deed poll (as amended or supplemented from time to time, the “Australian Deed Poll”) dated 10 September 2012 made by the Issuers in favour of the Trustee and the holders of those Instruments. The provisions of these Conditions relating to Coupons and Talons (each as defined below) do not apply to Australian Domestic Instruments. An agency and registry agreement (as amended or supplemented from time to time, the “Australian Agency and Registry Agreement”) dated 10 September 2012 has been entered into in relation to the Australian Domestic Instruments between the Issuers and BTA Institutional Services Australia Ltd as issuing and paying agent and registrar (the “Australian Issuing and Paying Agent” and the “Australian Registrar”). The Australian Registrar will maintain a register of holders of the Australian Domestic Instruments (the “Australian Register”). References in these terms and conditions to the Agent and the Paying Agent and the Agency Agreement shall, in relation to the Australian Domestic Instruments, be a reference to the Australian Issuing and Paying Agent and the Australian Agency and Registry Agreement respectively. Copies of the Trust Deed, the Agency Agreement and the Australian Agency and Registry Agreement are available for inspection upon reasonable request during usual business hours at the registered office of the Trustee (as at 11 August 2022 at Eighth Floor, 100 Bishopsgate, London EC2N 4AG) and at the specified offices of the Paying Agents. The Instrumentholders, the holders of the interest coupons (the “Coupons”) appertaining to interest bearing Instruments and, where applicable in the case of such Instruments, talons for further Coupons (the “Talons”) (the “Couponholders”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions of the Agency Agreement applicable to them. 1 Form, Denomination and Title The Instruments are issued in:

A48332378 72 (a) bearer form in the Specified Denomination(s) specified in the relevant Final Terms and are serially numbered; or (b) in the case of Australian Domestic Instruments, registered uncertificated (or inscribed) form and are constituted by the Australian Deed Poll, as specified in the relevant Final Terms. Instruments of one Specified Denomination are not exchangeable for Instruments of another Specified Denomination. Australian Domestic Instruments may not be exchanged for Instruments in bearer form and Instruments in bearer form may not be exchanged for Australian Domestic Instruments. This Instrument is a Fixed Rate Instrument, a Floating Rate Instrument, a Zero Coupon Instrument, an Index Linked Interest Instrument or an Index Linked Redemption Instrument or a combination of any of the preceding, depending upon the Interest and Redemption/Payment Basis specified in the relevant Final Terms. Instruments are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Zero Coupon Instruments in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Talons may be required if more than twenty seven coupon payments are to be made with regards to the relevant Instruments. Title to the Instruments and Coupons and Talons shall pass by delivery and except as ordered by a court of competent jurisdiction or as required by law, the Issuer and the Paying Agents shall be entitled to treat the bearer of any Instrument, Coupon or Talon as the absolute owner of that Instrument, Coupon or Talon, as the case may be, and shall not be required to obtain any proof of ownership as to the identity of the bearer. In these Conditions, “Instrumentholder” means the bearer of any Instrument of one Series only of an Issuer, “holder” (in relation to an Instrument, Coupon or Talon) means the bearer of any Instrument, Coupon or Talon and capitalised terms have the meanings given to them herein, the absence of any such meaning indicating that such term is not applicable to the Instruments. In the case of Australian Domestic Instruments, the following provisions apply and prevail over the foregoing provisions of this Condition 1 to the extent of any inconsistency. Australian Domestic Instruments will be debt obligations of the Issuer constituted by the Australian Deed Poll and will take the form of entries in the Australian Register to be established and maintained by the Australian Registrar in Sydney, or such other place specified in the relevant Final Terms agreed by the Issuer with the Australian Registrar. The relevant Issuer will arrange for the Australian Registrar to maintain the Australian Register so as to show at all times such details of the Instrumentholders and the Australian Domestic Instruments as are required to be shown on the Australian Register by or for the effective operation of these Conditions or by law or which the relevant Issuer and Australian Registrar determine should be shown in the Australian Register. Although Australian Domestic Instruments will not be constituted by the Trust Deed, Australian Domestic Instruments will have the benefit of, and be issued subject to, certain other provisions of the Trust Deed. The Agency Agreement is not applicable to Australian Domestic Instruments. In relation to Australian Domestic Instruments, the expression “Instrumentholder” or “holder” means a person (or persons) whose name is for the time being entered in the Australian Register as the holder of an Australian Domestic Instrument. For the avoidance of doubt, where an Australian Domestic Instrument is entered into the Austraclear System, the expressions “Instrumentholder” or “holder” in respect of that Australian Domestic Instrument means Austraclear as operator of the Austraclear System.

A48332378 73 Australian Domestic Instruments will not be serially numbered, unless otherwise agreed with the Australian Registrar. Each entry in the Australian Register constitutes a separate and individual acknowledgement to the Trustee on behalf of, and to, the relevant Instrumentholder of the indebtedness of the relevant Issuer to the Trustee on behalf of, and to, the relevant Instrumentholder. The obligations of the relevant Issuer in respect of each Australian Domestic Instrument constitute separate and independent obligations which the Instrumentholder and the Trustee are entitled to enforce in accordance with (and subject to) these Conditions, the Trust Deed and the Australian Deed Poll. No certificate or other evidence of title will be issued by or on behalf of the relevant Issuer to evidence title to an Australian Domestic Instrument unless the relevant Issuer determines that certificates should be made available or it is required to do so pursuant to any applicable law or regulation. No Australian Domestic Instrument will be registered in the name of more than four persons. Australian Domestic Instruments registered in the name of more than one person are held by those persons as joint tenants. Australian Domestic Instruments will be registered by name only, without reference to any trusteeship and an entry in the Australian Register in relation to an Australian Domestic Instrument constitutes conclusive evidence that the person so entered is the absolute owner of such Instrument, subject to rectification for fraud or error. Title to an Australian Domestic Instrument and all rights and entitlements arising by virtue of the Australian Deed Poll or the Trust Deed in respect of that Australian Domestic Instrument vest absolutely in the registered owner of the Australian Domestic Instrument, subject to rectification of the Australian Register for fraud or error, such that no person who has previously been registered as the owner of the Australian Domestic Instrument has or is entitled to assert against the Issuer or the Australian Registrar or the registered owner of the Australian Domestic Instrument for the time being and from time to time any rights, benefits or entitlements in respect of the Australian Domestic Instrument. Australian Domestic Instruments may be transferred in whole but not in part. Australian Domestic Instruments will be transferred by duly completed and (if applicable) stamped transfer and acceptance forms in the form specified by, and obtainable from, the Australian Registrar or by any other manner approved by the Issuer and the Australian Registrar. Australian Domestic Instruments entered in the Austraclear System (as defined below) will be transferable only in accordance with the Austraclear Regulations (as defined below). Unless the Australian Domestic Instruments are lodged in the Austraclear System, application for the transfer of Australian Domestic Instruments must be made by the lodgement of a transfer and acceptance form with the Australian Registrar. Each transfer and acceptance form must be accompanied by such evidence (if any) as the Australian Registrar may require to prove the title of the transferor or the transferor’s right to transfer the Australian Domestic Instruments and must be signed by both the transferor and the transferee. The transferor of an Australian Domestic Instrument is deemed to remain the holder of that Australian Domestic Instrument until the name of the transferee is entered in the Australian Register in respect of that Australian Domestic Instrument. Transfers will not be registered later than eight days prior to the Maturity Date of the Australian Domestic Instrument. Australian Domestic Instruments may only be transferred within, to or from Australia if: (a) the aggregate consideration payable by the transferee at the time of transfer is at least A$500,000 (disregarding moneys lent by the transferor or its associates) or the offer or invitation giving rise to the transfer otherwise does not require disclosure to investors in accordance with Part 6D.2 or Part 7.9 of the Corporations Act 2001 of Australia (“Australian Corporations Act”);

A48332378 74 (b) the transferee is not a “retail client” as defined in section 761G of the Australian Corporations Act; (c) the transfer is in compliance with all applicable laws, regulations and directives (including, without limitation, in the case of a transfer to or from Australia, the laws of the jurisdiction in which the transfer takes place); and (d) in the case of a transfer between persons outside Australia, if a transfer and acceptance form is signed outside Australia. A transfer to an unincorporated association is not permitted. Transfers will be registered without charge provided taxes, duties or other governmental charges (if any) imposed in relation to the transfer have been paid. A person becoming entitled to an Australian Domestic Instrument as a consequence of the death or bankruptcy of a Holder or of a vesting order or a person administering the estate of a Holder may, upon producing such evidence as to that entitlement or status as the Australian Registrar considers sufficient, transfer the Australian Domestic Instrument or, if so entitled, become registered as the holder of the Australian Domestic Instrument. Where the transferor executes a transfer of less than all Australian Domestic Instruments registered in its name, and the specific Australian Domestic Instruments to be transferred are not identified, the Australian Registrar may register the transfer in respect of such of the Australian Domestic Instruments registered in the name of the transferor as the Australian Registrar thinks fit, provided the aggregate principal amount of the Australian Domestic Instruments registered as having been transferred equals the aggregate principal amount of the Australian Domestic Instruments expressed to be transferred in the transfer. In this Condition 1: “Austraclear” means Austraclear Limited (ABN 94 002 060 773). “Austraclear Regulations” means the rules and regulations established by Austraclear (as amended or replaced from time to time) to govern the use of the Austraclear System. “Austraclear System” means the system operated by Austraclear for holding securities and the electronic recording and settling of transactions in those securities between members of that system. 2 Status and Negative Pledge 2.1 Status The Instruments and the Coupons relating to them constitute direct, unconditional and unsecured obligations of the Issuer and rank pari passu without any preference or priority among themselves. The payment obligations of the Issuer under the Instruments and Coupons shall, subject to such exceptions as are from time to time applicable under the laws of England and, in relation to Instruments issued by National Grid, as provided in Condition 2.2, rank equally with all other present and future unsecured obligations (other than subordinated obligations, if any) of the Issuer. 2.2 Negative Pledge So long as any Instrument or Coupon of National Grid remains outstanding (as defined in the Trust Deed) National Grid will not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest (“Security”) upon the whole or any part of its undertaking, assets or revenues present or future to secure any Relevant Indebtedness, or any guarantee of or indemnity in respect of any Relevant Indebtedness unless, at the same time or prior thereto, National Grid’s obligations under the Instruments, the Coupons and the

A48332378 75 Trust Deed (a) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the Trustee, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Instrumentholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Instrumentholders. For the purposes of these Conditions, “Relevant Indebtedness” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which (in each case, with the agreement of the Issuer) is quoted, listed or ordinarily dealt in on any stock exchange. 3 Interest 3.1 Interest on Fixed Rate Instruments Each Fixed Rate Instrument bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, payable in arrear on each Interest Payment Date. The amount of Interest payable shall be determined in accordance with Condition 3.6. If a Fixed Coupon Amount or a Broken Amount is specified in the relevant Final Terms, the amount of interest payable on each Interest Payment Date will amount to the Fixed Coupon Amount, or, if applicable, the Broken Amount so specified and in the case of a Broken Amount will be payable on the particular Interest Payment Date(s) specified in the relevant Final Terms. 3.2 Interest on Floating Rate Instruments and Index Linked Interest Instruments 3.2.1 Interest Payment Dates Each Floating Rate Instrument and Index Linked Interest Instrument bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Rate of Interest, such interest being payable in arrear on each Interest Payment Date. The amount of Interest payable shall be determined in accordance with Condition 3.6. Such Interest Payment Date(s) is/are either specified in the relevant Final Terms as Specified Interest Payment Dates or, if no Specified Interest Payment Date(s) is/are specified in the relevant Final Terms, Interest Payment Date shall mean each date which falls the number of months or other period specified in the relevant Final Terms as the Interest Period after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date. 3.2.2 Business Day Convention If any date which is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is (a) the Floating Rate Convention, such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in which event (x) such date shall be brought forward to the immediately preceding Business Day and (y) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (b) the Following Business Day Convention, such date shall be postponed to the next day which is a Business Day, (c) the Modified Following Business Day Convention, such date shall be postponed to the next day which is a Business Day unless it would then fall into the next calendar month, in that event such

A48332378 76 date shall be brought forward to the immediately preceding Business Day or (d) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day. 3.2.3 Rate of Interest for Floating Rate Instruments The Rate of Interest in respect of Floating Rate Instruments for each Interest Accrual Period shall be determined in the manner specified in the relevant Final Terms and the provisions below relating to either ISDA Determination, Screen Rate Determination or BBSW Rate Determination shall apply, depending upon which is specified in the relevant Final Terms. (a) ISDA Determination: Where ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be determined by the Calculation Agent as a rate equal to the relevant ISDA Rate. For the purposes of this sub-paragraph (a), “ISDA Rate” for an Interest Accrual Period means a rate equal to the Floating Rate which would be determined by the Calculation Agent under a Swap Transaction under the terms of an agreement incorporating the ISDA Definitions and under which: (i) the Floating Rate Option is as specified in the relevant Final Terms; (ii) the Designated Maturity is a period specified in the relevant Final Terms; and (iii) the relevant Reset Date is the first day of that Interest Accrual Period unless otherwise specified in the relevant Final Terms. For the purposes of this sub-paragraph (a), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity”, “Reset Date” and “Swap Transaction” have the meanings given to those terms in the ISDA Definitions. (b) Screen Rate Determination for Floating Rate Instruments not referencing SONIA: (i) Where Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, and unless the Reference Rate in respect of the relevant Series of Floating Rate Instruments is specified in the relevant Final Terms as being “SONIA Compounded Index Rate”, “SONIA Compounded Daily Reference Rate”, “CDOR” or “CORRA” the Rate of Interest for each Interest Accrual Period will, subject to Condition 3.10 and as provided below, be either: (x) the offered quotation; or (y) the arithmetic mean of the offered quotations, (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at (1) 11:00 a.m. Brussels time, in the case of EURIBOR (“EURIBOR”); or (2) 11:00 a.m. Hong Kong time, in the case of HKD- HIBOR-HIBOR=; or (3) 11:00 a.m. Frankfurt time, in the case of EUR- ISDA-EURIBOR Swap Rate-11:00, on the Interest Determination Date in question as determined by the Calculation Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of

A48332378 77 such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Calculation Agent for the purpose of determining the arithmetic mean of such offered quotations. (ii) If the Relevant Screen Page is not available or if, sub-paragraph (i)(x) applies and no such offered quotation appears on the Relevant Screen Page or if sub-paragraph (i)(y) above applies and fewer than three such offered quotations appear on the Relevant Screen Page in each case as at the time specified above, subject as provided below, the Issuer shall request, if the Reference Rate is EURIBOR, the principal Euro-zone office of each of the Reference Banks or, if the Reference Rate is EUR- ISDA-EURIBOR Swap Rate-11:00, the principal office of each of the Reference Banks or, if the Reference Rate is HKD-HIBOR-HIBOR=, the principal Hong Kong office of each of the Reference Banks, to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate if the Reference Rate is: (1) EURIBOR, at approximately 11.00 a.m. (Brussels time), or (2) EUR-ISDA-EURIBOR Swap Rate-11:00, at approximately 11:00 a.m. (Frankfurt time), or (3) HKD-HIBOR-HIBOR=, at approximately 11:00 a.m. (Hong Kong time), on the Interest Determination Date in question. If, two (in the case of EURIBOR or HKD-HIBOR-HIBOR=); or three (in the case of EUR-ISDA-EURIBOR Swap Rate-11:00), or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Accrual Period shall be the arithmetic mean of such offered quotations as determined by the Calculation Agent; (iii) If paragraph (ii) above applies and the Calculation Agent determines that fewer than the specified number of Reference Banks are providing offered quotations, subject as provided below, the Rate of Interest shall be (1) in case the Reference Rate is EURIBOR, the arithmetic mean of the rates per annum (expressed as a percentage) as communicated to (and at the request of) the Calculation Agent by the Reference Banks or any two or more of them, at which such banks were offered at approximately 11.00 a.m. (Brussels time) on the relevant Interest Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the Euro-zone inter-bank market or, if fewer than two of the Reference Banks provide the Calculation Agent with such offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately 11.00 a.m. (Brussels time), on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Trustee and the Issuer suitable for such purpose) informs the Calculation Agent it is quoting to leading banks in the Euro-zone inter-bank market; (2) in case the Reference Rate is EUR-ISDA-EURIBOR Swap Rate-11:00, the rate shall be the arithmetic mean of the mid-market annual swap rate quotations provided by the principal office of each of the Reference Banks, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest); and (3) in the case of HKD-HIBOR-HIBOR, the arithmetic mean of the quotations as communicated to (and at the request of) the Calculation Agent by major banks in Hong Kong, for loans in Hong Kong Dollars to leading European banks for a period of the applicable maturity as at approximately 11:00 a.m. Hong Kong time, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period).

(c) Screen Rate Determination for Floating Rate Instruments referencing SONIA:

(A) SONIA Compounded Index Rate

Where (i) Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined and (ii) the Reference Rate is specified in the relevant Final Terms as being "SONIA Compounded Index Rate", the Rate of Interest for each Interest Accrual Period will, subject to Conditions 3.5 and 3.10, be the SONIA Compounded Index Rate, where:

"SONIA Compounded Index Rate" means, with respect to an Interest Accrual Period, the rate of return of a daily compound interest investment during the Observation Period corresponding to such Interest Accrual Period (with the daily Sterling overnight reference rate as reference rate for the calculation of interest) and will be calculated by the Calculation Agent on the relevant Interest Determination Date, as follows, and the resulting percentage will be rounded, if necessary, to the fourth decimal place, with 0.00005 being rounded upwards,

$$\left(\frac{SONIA\ Compounded\ Index_{END}}{SONIA\ Compounded\ Index_{START}} - 1\right) \times \left(\frac{365}{d}\right)$$

provided, however, that, and subject to Condition 3.10, if the SONIA Compounded Index Value is not available in relation to any Interest Accrual Period on the Relevant Screen Page or on the Bank of England's website at *www.bankofengland.co.uk/boeapps/database/* (or such other page or website as may replace such page for the purposes of publishing the SONIA Compounded Index) for the determination of either or both of SONIA Compounded $Index_{START}$ and SONIA Compounded $Index_{END}$, the Rate of Interest shall be calculated for such Interest Accrual Period on the basis of the SONIA Compounded Daily Reference Rate as set out in Condition 3.2.3(c)(B) as if SONIA Compounded Daily Reference Rate with Observation Shift had been specified in the relevant Final Terms and the Relevant Screen Page shall be deemed to be the Relevant Fallback Screen Page as specified in the relevant Final Terms,

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A48332378 79 where: “d” means the number of calendar days in the relevant Observation Period; “London Business Day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London; “Observation Period” means, in respect of an Interest Accrual Period, the period from (and including) the date falling “p” London Business Days prior to the first day of such Interest Accrual Period (and the first Observation Period shall begin on and include the date which is “p” London Business Days prior to the Interest Commencement Date) and ending on (but excluding) the date which is “p” London Business Days prior to the relevant Interest Payment Date (or the date falling “p” London Business Days prior to such earlier date, if any, on which the Instruments become due and payable); “p” means, for any Interest Accrual Period the whole number specified in the relevant Final Terms (or, if no such number is so specified, five London Business Days, provided that a number lower than five shall only be so specified with the prior agreement of the Calculation Agent) representing a number of London Business Days; “SONIA Compounded Index” means the index known as the SONIA Compounded Index administered by the Bank of England (or any successor administrator thereof); “SONIA Compounded IndexEND” means the SONIA Compounded Index Value on the last day of the relevant Observation Period; “SONIA Compounded IndexSTART” means the SONIA Compounded Index Value on the first day of the relevant Observation Period; and “SONIA Compounded Index Value” means in relation to any London Business Day, the value of the SONIA Compounded Index as published by authorised distributors on the Relevant Screen Page on such London Business Day or, if the value of the SONIA Compounded Index cannot be obtained from the Relevant Screen Page, as published on the Bank of England’s Website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA Compounded Index) on such London Business Day. (B) SONIA Compounded Daily Reference Rate Where (i) Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined and (ii) the Reference Rate is specified in the relevant Final Terms as being SONIA Compounded Daily Reference Rate, the Rate of Interest for each Interest Accrual Period will, subject to Conditions 3.5 and 3.10, be the SONIA Compounded Daily Reference Rate as follows, “SONIA Compounded Daily Reference Rate” means, in respect of an Interest Accrual Period, the rate of return of a daily compound interest investment (with the daily Sterling overnight reference rate as reference

A48332378 80 rate for the calculation of interest) and will be calculated by the Calculation Agent on the relevant Interest Determination Date, as follows, and the resulting percentage will be rounded, if necessary, to the fourth decimal place, with 0.00005 being rounded upwards,  1 + " × n"365 $% & ' ( − 1) × 365 Where: “London Business Day”, “Observation Period” and “p” have the respective meanings set out under Condition 3.2.3(c)(A); “d” is the number of calendar days in the relevant: (i) Observation Period, where Observation Shift is specified in the relevant Final Terms; or (ii) Interest Accrual Period, where Lag is specified in the relevant Final Terms; “do” is the number of London Business Days in the relevant: (i) Observation Period, where Observation Shift is specified in the relevant Final Terms; or (ii) Interest Accrual Period, where Lag is specified in the relevant Final Terms; “i” is a series of whole numbers from one to do, each representing the relevant London Business Day in chronological order from, and including, the first London Business Day in the relevant: (i) Observation Period, where Observation Shift is specified in the relevant Final Terms to, and including, the last London Business Day in the relevant Observation Period; or (ii) Interest Accrual Period, where Lag is specified in the relevant Final Terms to, and including, the last London Business Day in the relevant Interest Accrual Period; “ni”, for any London Business Day “i”, means the number of calendar days from, and including, such London Business Day “i” up to, but excluding, the following London Business Day; “SONIAi” means, in relation to any London Business Day, the SONIA reference rate in respect of: (i) that London Business Day “i”, where Observation Shift is specified in the relevant Final Terms; or (ii) the London Business Day (being a London Business Day falling in the relevant Observation Period) falling “p” London Business Days prior to the relevant London Business Day “i”, where Lag is specified in the relevant Final Terms; and

A48332378 81 the “SONIA reference rate”, in respect of any London Business Day, is a reference rate equal to the daily Sterling Overnight Index Average (“SONIA”) rate for such London Business Day as provided by the administrator of SONIA to authorised distributors and as then published on the Relevant Screen Page on the next following London Business Day or, if the Relevant Screen Page is unavailable, as published by authorised distributors on such London Business Day or, if SONIA cannot be obtained from the Relevant Screen Page, as published on the Bank of England’s Website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA reference rate). (C) Subject to Condition 3.10, where either (i) SONIA Compounded Daily Reference Rate is specified in the relevant Final Terms, or (ii) the SONIA Compounded Index Rate is specified in the relevant Final Terms and Condition 3.2.3(c)(B) applies, if, in respect of any London Business Day, the SONIA reference rate is not available on the Relevant Screen Page or Relevant Fallback Screen Page as applicable, (or as otherwise provided in the relevant definition thereof) or as published on the Bank of England's website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA reference rate), such Reference Rate shall be: (i) (i) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at 5.00 p.m. (or, if earlier, close of business) on the relevant London Business Day; plus (ii) the mean of the spread of the SONIA reference rate to the Bank Rate over the previous five days on which the SONIA reference rate has been published, excluding the highest spread (or, if there is more than one highest spread, one only of those highest spreads) and lowest spread (or, if there is more than one lowest spread, one only of those lowest spreads) to the Bank Rate, or (ii) if such Bank Rate is not available, the SONIA reference rate published on the Relevant Screen Page (or as otherwise provided in the relevant definition thereof) or (if later) as published on the Bank of England’s website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA reference rate) for the first preceding London Business Day on which the SONIA reference rate was published on the Relevant Screen Page (or as otherwise provided in the relevant definition thereof) or (if later) as published on the Bank of England’s website at www.bankofengland.co.uk/boeapps/database/ (or such other page or website as may replace such page for the purposes of publishing the SONIA reference rate), and in each case, SONIAi shall be interpreted accordingly. (D) If the Rate of Interest cannot be determined in accordance with the foregoing provisions, but without prejudice to Condition 3.10, the Rate of Interest shall be (i) that determined as at the last preceding Interest

A48332378 82 Determination Date (though substituting, where a different Margin or Maximum Rate of Interest or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to that last preceding Interest Accrual Period) or (ii) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Instruments for the first Interest Accrual Period had the Instruments been in issue for a period equal in duration to the scheduled first Interest Accrual Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin and any Maximum Rate of Interest or Minimum Rate of Interest applicable to the first Interest Accrual Period). (E) If the relevant Series of Instruments become due and payable in accordance with Condition 9, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the relevant Final Terms, be deemed to be the date on which such Instruments became due and payable and the Rate of Interest on such Instruments shall, for so long as any such Instrument remains outstanding, be that determined on such date and as if (solely for the purpose of such interest determination) the relevant Interest Accrual Period had been shortened accordingly. (d) BBSW Rate determination: Where BBSW Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be the sum of the Margin and the BBSW Rate. Each Instrumentholder shall be deemed to acknowledge, accept and agree to be bound by, and consents to, such determination of, substitution for and adjustments made to the BBSW Rate, as applicable, in each case as described below (in all cases without the need for any Instrumentholder consent). Any determination of, substitution for and adjustments made to the BBSW Rate, as applicable, in each case described below will be binding on the Issuer, the Instrumentholders and each Agent. In this Condition 3.2.3(d): “BBSW Rate” means, for an Interest Accrual Period, the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for a period equal to the Interest Period displayed on the Refinitiv Screen BBSW Page (or any replacement page which displays that rate) at approximately 10:30 am Sydney time (or such other time at which such rate customarily appears on that page, including, if corrected, as recalculated and republished by the relevant administrator) (“Publication Time”) on the first day of that Interest Accrual Period. However, if such rate does not appear on the Refinitiv Screen BBSW Page (or any replacement page) by 10:45 am Sydney time on that day (or such other time that is 15 minutes after the then prevailing Publication Time), or if the Issuer determines that (i) (in consultation with the Calculation Agent) there is an obvious error in that rate or (ii) the rate is permanently or indefinitely discontinued or (iii) the relevant administrator makes a public announcement that the rate has been or will be permanently or indefinitely discontinued or (iv)

A48332378 83 it has or will become unlawful for the Issuer or the Calculation Agent to use the rate, “BBSW Rate” shall mean such other successor rate or alternative rate for BBSW Rate-linked floating rate debt instruments at such time determined by an alternate financial institution appointed by the Issuer (in its sole discretion) to assist in determining the rate in consultation with the Issuer or, failing which, the Issuer (acting in good faith and in a commercially reasonable manner) (in each case, a “Determining Party”), which rate is notified in writing to the Calculation Agent (with a copy to the Issuer) if determined by such Determining Party, together with such adjustment spread (which may be a positive or negative value or zero) that is customarily applied to the relevant successor rate or alternative rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for BBSW Rate- linked floating rate debt instruments at such time (together with such other adjustments to the Business Day Convention, interest determination dates and related provisions and definitions, in each case that are consistent with accepted market practice for the use of such successor rate or alternative rate for BBSW Rate-linked floating rate debt instruments at such time), or, if no such industry standard is recognised or acknowledged, the method for calculating or determining such adjustment spread determined by such Determining Party (in consultation with the Issuer) to be appropriate. The rate determined by such Determining Party will be expressed as a percentage rate per annum and will be rounded up, if necessary, to the next higher one ten-thousandth of a percentage point (0.0001 per cent.). (e) CDOR Rate Determination: Where CDOR Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Accrual Period shall be the sum of the Margin and the average bid rate (expressed as an annual percentage rate) rounded to the nearest one-hundred-thousandth of one per cent. (with 0.000005 per cent. being rounded up) for bankers’ acceptances in Canadian dollars for the relevant Interest Accrual Period which appears on the Reuters Screen CDOR Page (being the Relevant Screen Page) as of approximately 10:15 a.m. (Toronto time) (or the amended publication time for CDOR, if any, specified by Refinitiv Benchmark Services (UK) Limited (or any successor thereto) as CDOR administrator (the “Administrator”) in accordance with its CDOR methodology, as amended from time to time) on the Interest Determination Date, all as determined by the Calculation Agent; provided that if such rate does not appear on the Relevant Screen Page on such day and such day is on or before the CDOR Cessation Date, then CDOR for such Interest Determination Date will be determined using an Alternative CDOR Page as of an Alternative Time on such day. If no such Alternative CDOR Page is available on such day and such day is on or before the CDOR Cessation Date, CDOR for such Interest Determination Date shall be the average of the bid rates of interest (expressed and rounded as set forth above) for Canadian dollar bankers’ acceptances with maturities equal to the relevant Interest Accrual Period for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of approximately 10:15 a.m., Toronto time, on such Interest Determination Date. As used in the foregoing terms and provisions relating to the determination of CDOR:

A48332378 84 “Alternative CDOR Page” shall mean the display, designated as page “CDOR” on Bloomberg, or an equivalent service that displays average bid rates of interest for Canadian dollar bankers’ acceptances having the index maturity specified in the applicable supplement. “Alternative Time” for any Alternative CDOR Page, shall mean the time of day at which such Alternative CDOR Page becomes available. “Reuters Screen CDOR Page” means the display designated as page “CDOR03” on the Refinitiv Benchmark Services (UK) Limited (or such other page as may replace the CDOR page on that service) for purposes of publishing or displaying, among other things, Canadian dollars bankers’ acceptance rates. If CDOR cannot be determined as described above on any Interest Determination Date and such Interest Determination Date is on or before the CDOR Cessation Date, then CDOR for that Interest Determination Date will be equal to CDOR in effect for the prior Interest Accrual Period or, in the case of the first Interest Accrual Period during the Floating Rate Period, the most recent rate that could have been determined in accordance with the first sentence of the preceding paragraph had the interest rate been a floating rate during the Fixed Rate Period. Notwithstanding the foregoing, if the Issuer or its designee determines that any of the events described below in paragraphs (i), (ii), (iii), (iv) or (v) have occurred, the Calculation Agent shall substitute for CDOR the alternative rates contemplated by paragraphs (i), (ii), (iii), (iv) or (v), but subject to the provisions of paragraph (vi) as applicable, provided that: (a) the rate set out in paragraph (ii) shall only apply if the rate set out in paragraph (i) is not available, (b) the rate set out in paragraph (iii) shall only apply if neither rate set out in paragraphs (i) or (ii) is available, (c) the rate set out in paragraph (iv) shall only apply if none of the rates set out in paragraphs (i), (ii) or (iii) are available, and (d) the rate set out in paragraph (v) shall only apply if none of the rates set out in paragraphs (i), (ii), (iii) or (iv) are available. (i) CDOR Cessation Date After the CDOR Cessation Date, the Rate of Interest will, subject to the provisions of paragraph (vi) below as applicable, be determined as if references to CDOR were references to Fallback Rate (CORRA) for the Original IBOR Rate Record Day that corresponds to the first Toronto Business Day of a relevant Interest Accrual Period (each a “Reset Date”), as most recently provided or published as at 11:30 a.m., Toronto time, on the related Fallback Observation Day. If neither Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time) provides, nor authorised distributors publish, Fallback Rate (CORRA) for that Original IBOR Rate Record Day at, or prior to, 11:30 a.m., Toronto time, on the related Fallback Observation Day and a Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) has not occurred, then the rate for that Reset Date will be Fallback Rate (CORRA) as most recently provided or published at that time for the most recent Original IBOR Rate Record Day, notwithstanding that such day does not correspond to the Reset Date. (ii) Fallback Rate (CORRA)

A48332378 85 Upon the occurrence of a Fallback Index Cessation Event with respect to Fallback Rate (CORRA), the rate for a Reset Date for a relevant Interest Accrual Period in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) will be the Canadian Overnight Repo Rate Average (“CORRA”) administered by the Bank of Canada (or any successor administrator), to which the Calculation Agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA), referred to in the definition of "Fallback Rate (CORRA)" after making such adjustments to CORRA as are necessary to account for any difference in term structure or tenor of CORRA by comparison to Fallback Rate (CORRA) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book. (iii) CORRA If neither the administrator nor authorised distributors provide or publish CORRA and a Fallback Index Cessation Effective Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA. If a Fallback Index Cessation Effective Date occurs with respect to each of Fallback Rate (CORRA) and CORRA, then the rate for a Reset Date for a relevant Interest Accrual Period in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the Fallback Index Cessation Effective Date with respect to CORRA) will be the CAD Recommended Rate, to which the Calculation Agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA), referred to in the definition of “Fallback Rate (CORRA)” after making such adjustments to the CAD Recommended Rate as are necessary to account for any difference in term structure or tenor of the CAD Recommended Rate by comparison to Fallback Rate (CORRA) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book. (iv) CAD Recommended Rate If there is a CAD Recommended Rate before the end of the first Toronto Business Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the end of the first Toronto Business Day following the Fallback Index Cessation Effective Date with respect to CORRA) but neither the administrator nor authorised distributors provide or publish the CAD Recommended Rate and a Fallback Index Cessation Effective Date with respect to it has not occurred, then, in respect of any day for which the CAD Recommended Rate is required, references to the CAD Recommended Rate will be deemed to be references to the last provided or published CAD Recommended Rate. If there is no CAD Recommended Rate before the end of the first Toronto Business Day following the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the end of the first Toronto

A48332378 86 Business Day following the Fallback Index Cessation Effective Date with respect to CORRA); or there is a CAD Recommended Rate and a Fallback Index Cessation Effective Date subsequently occurs with respect to it, then the rate for a Reset Date for a relevant Interest Accrual Period in respect of which the Fallback Observation Day occurs on or after the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA) (or, if later, the Fallback Index Cessation Effective Date with respect to CORRA) or the Fallback Index Cessation Effective Date with respect to the CAD Recommended Rate (as applicable) will be Bank of Canada's Target for the Overnight Rate as set by the Bank of Canada and published on the Bank of Canada's Website (the “BOC Target Rate”), to which the Calculation Agent shall apply the most recently published spread, as at the Fallback Index Cessation Effective Date with respect to Fallback Rate (CORRA), referred to in the definition of "Fallback Rate (CORRA)" after making such adjustments to the BOC Target Rate as are necessary to account for any difference in term structure or tenor of the BOC Target Rate by comparison to Fallback Rate (CORRA) and by reference to the Bloomberg IBOR Fallback Rate Adjustments Rule Book. (v) BOC Target Rate If neither the administrator nor authorised distributors provide or publish the BOC Target Rate and a Fallback Index Cessation Effective Date with respect to the BOC Target Rate has not occurred, then, in respect of any day for which the BOC Target Rate is required, references to the BOC Target Rate will be deemed to be references to the last provided or published BOC Target Rate. (vi) Notwithstanding the foregoing, in connection with the implementation of an Applicable Fallback Rate, the Issuer or its designee may make such adjustments to the Applicable Fallback Rate or the spread thereon, as well as the business day convention, Reset Dates and related provisions and definitions including the Fallback Observation Day, in each case that are consistent with accepted market practice for the debt obligations such as the Instruments in such circumstances. (vii) Definitions. For the purposes of paragraphs (i)-(vi) above, the following terms shall have the meaning set out below: “Applicable Fallback Rate” means one of Fallback Rate (CORRA), CORRA, the CAD Recommended Rate, or the BOC Target Rate, as applicable; “Bloomberg IBOR Fallback Rate Adjustments Rule Book” means the IBOR Fallback Rate Adjustments Rule Book published by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time) as updated from time to time in accordance with its terms; “CAD Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the

A48332378 87 administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorised distributor; “CDOR Cessation Date” means, in respect of one or more Index Cessation Events, the first date on which CDOR is no longer provided. If CDOR ceases to be provided on the Relevant Original Fixing Date but it was provided at the time at which it is to be observed pursuant to the terms of the Instruments, then the CDOR Cessation Date will be the next day on which the rate would ordinarily have been published; “Fallback Index Cessation Effective Date” means, in respect of a Fallback Index Cessation Event, the first date on which the Applicable Fallback Rate is no longer provided. If the Applicable Fallback Rate ceases to be provided on the same day that it is required to determine the rate for a Reset Date pursuant to the terms of the Instruments but it was provided at the time at which it is to be observed pursuant to the terms of the Instruments (or, if no such time is specified in the Instruments, at the time at which it is ordinarily published), then the Fallback Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published. “Fallback Index Cessation Event” means: (A) a public statement or publication of information by or on behalf of the administrator or provider of the Applicable Fallback Rate announcing that it has ceased or will cease to provide the Applicable Fallback Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Fallback Rate; or (B) if the Applicable Fallback Rate is: (1) Fallback Rate (CORRA), a public statement or publication of information by the regulatory supervisor for the administrator of Fallback Rate (CORRA), the Bank of Canada, an insolvency official with jurisdiction over the administrator for Fallback Rate (CORRA), a resolution authority with jurisdiction over the administrator for Fallback Rate (CORRA) or a court or an entity with similar insolvency or resolution authority over the administrator for Fallback Rate (CORRA), which states that the administrator of Fallback Rate (CORRA) has ceased or will cease to provide the Fallback Rate (CORRA) permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide Fallback Rate (CORRA); or (2) CORRA, the CAD Recommended Rate, or the BOC Target Rate, a public statement or publication of information by the regulatory supervisor for the administrator or provider of the Applicable Fallback Rate, the Bank of Canada, an insolvency official with jurisdiction over the administrator or provider for the Applicable Fallback Rate, a resolution authority with jurisdiction over the administrator or provider for the Applicable Fallback Rate or a court or an entity with similar insolvency or resolution authority over the administrator or provider for the Applicable Fallback Rate, which states that the administrator or provider of the Applicable Fallback Rate has

A48332378 88 ceased or will cease to provide the Applicable Fallback Rate permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide the Applicable Fallback Rate; “Fallback Observation Day” means, in respect of a Reset Date and the relevant Interest Accrual Period to which that Reset Date relates, the day that is two Toronto Business Days preceding the related interest payment date; "Fallback Rate (CORRA)" means the term adjusted CORRA plus the spread relating to CDOR, in each case, for a relevant Interest Accrual Period provided by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time), as the provider of term adjusted CORRA and the spread, on the Fallback Rate (CORRA) Screen (or by other means) or provided to, and published by, authorised distributors; “Fallback Rate (CORRA) Screen” means the Bloomberg Screen corresponding to the Bloomberg ticker for the fallback for CDOR for a relevant Interest Accrual Period accessed via the Bloomberg Screen Page (or, if applicable, accessed via the Bloomberg Screen) or any other published source designated by Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time); “Index Cessation Event” means: (A) a public statement or publication of information by or on behalf of the Administrator announcing that it has ceased or will cease to provide CDOR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide CDOR; or (B) a public statement or publication of information by the regulatory supervisor for the Administrator, the Bank of Canada, an insolvency official with jurisdiction over the administrator for CDOR, a resolution authority with jurisdiction over the administrator for CDOR or a court or an entity with similar insolvency or resolution authority over the administrator for CDOR, which states that the Administrator has ceased or will cease to provide CDOR permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide CDOR; “Original IBOR Rate Record Day” means Original IBOR Rate Record Date as that term is used on the Fallback Rate (CORRA) Screen; and “Relevant Original Fixing Date” means, unless otherwise agreed, the day on which CDOR would have been observed. Any decision or determination pursuant to the terms and provisions set forth in the preceding paragraphs not made by the Calculation Agent will be made by the Issuer in its sole discretion following consultation with the Trustee and will be conclusive and binding on the Agent, the Calculation Agent, the holders of the Instruments and the beneficial owners of interests in the Instruments, absent manifest error. In addition, the Issuer may designate an entity (which may be its

A48332378 89 affiliate) to make any determination or decision that it has the right to make in connection with such terms and provisions. (f) CORRA: Where (i) Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined and (ii) the Reference Rate is specified in the relevant Final Terms as being CORRA, the Rate of Interest for each Interest Accrual Period will, subject to Conditions 3.5 and 3.10, be Compounded Daily CORRA as follows; “Compounded Daily CORRA” means the rate of return of a daily compounded interest investment (with the daily Canadian Dollar overnight repurchase rate as the reference rate for the calculation of interest) and will be calculated by the Calculation Agent on the relevant Interest Determination Date, as follows and the resulting percentage will be rounded, if necessary, to the fourth decimal place, with 0.00005 being rounded upwards: * °∏- = 1 1 + //&012 × & 365  − 13 × 365 where: “d” means the number of calendar days in the relevant Interest Accrual Period; “d0” is the number of Toronto Business Days in the relevant Interest Accrual Period; “i” means a series of whole numbers from one to d0, each representing the relevant Business Day in chronological order from, and including, the first Toronto Business Day in the relevant Interest Accrual Period; “ni” for any Business Day “i”, means the number of calendar days from, and including, such Business Day “i” to, but excluding, the following Business Day (which is “i” + 1); “Observation Period” means the period from, and including, the date falling “p” Business Days prior to the relevant Interest Payment Date (and the first Interest Accrual Period shall begin on and include the Issue Date) and ending on, but excluding, the date falling “p” Toronto Business Days prior to the next Interest Payment Date for such Interest Accrual Period (or the date falling “p” Toronto Business Days prior to such earlier date, if any, on which the Instruments become due and payable); “Toronto Business Day” a day on which Schedule I banks under the Bank Act (Canada) are open for business in the city of Toronto, Canada; “CORRAi–pTBD” means the CORRA rate for the Toronto Business Day falling “p” number of Toronto Business Days prior to the relevant Toronto Business Day “i”; and “CORRA” with respect to any Toronto Business Day is a reference rate equal to the daily Canadian Overnight Repo Rate Average rate for that day, as published by the Bank of Canada, as the administrator of such rate (or any successor administrator of such rate) on the website of the Bank of Canada or any successor website, in each case as it appears on the Bank of Canada website at 11:30 am, Toronto time, on the Toronto Business Day immediately following that day.

A48332378 90 If, in respect of any Toronto Business Day in the relevant Observation Period, the applicable CORRA reference rate is not available or has not otherwise been published by the authorised administrator and there has been no Benchmark Event, then (i) the CORRA reference rate shall be equal to the prevailing Bank of Canada target for the overnight rate as displayed on the Bank of Canada website (or any successor website or official publication of the Bank of Canada) on such Toronto Business Day or, if the Bank of Canada does not target a single rate, the mid-point of the target range set by the Bank of Canada and so published (calculated as the arithmetic average of the upper bound of the target range and the lower bound of the target range, rounded, if necessary, to the nearest second decimal place, 0.005 being rounded upwards), and (ii) if no such overnight rate exists the CORRA reference rate in respect of such Toronto Banking Day shall be the CORRA reference rate in respect of the last Toronto Business Day for which such CORRA reference rate was published by the authorised administrator. In the event that the Rate of Interest cannot be determined in accordance with the foregoing provisions and there has not been a Benchmark Event, the Rate of Interest shall be (i) that determined as at the last preceding Interest Determination Date (though substituting, where a different Margin or Maximum Rate of Interest or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to the relevant Interest Accrual Period, in place of the Margin or Maximum Rate of Interest or Minimum Rate of Interest relating to that last preceding Interest Accrual Period) or (ii) if there is no such preceding Interest Determination Date, the initial Rate of Interest which would have been applicable to such Series of Instruments for the first Interest Accrual Period had the Instruments been in issue for a period equal in duration to the scheduled first Interest Accrual Period but ending on (and excluding) the Interest Commencement Date (but applying the Margin and any Maximum Rate of Interest or Minimum Rate of Interest applicable to the first Interest Accrual Period). If the Instruments become due and payable prior to the Maturity Date, the final Interest Determination Date shall, notwithstanding any Interest Determination Date specified in the Final Terms, be deemed to be the date on which the Instruments became due and payable and the Rate of Interest on the Instruments shall, for so long as any such Instruments remain outstanding, be the Rate of Interest determined on such date and as if (solely for the purpose of such interest determination) the relevant Interest Accrual Period had been shortened accordingly. (g) Linear Interpolation: Where Linear Interpolation is specified in the relevant Final Terms as applicable in respect of an Interest Accrual Period, the Rate of Interest for such Interest Accrual Period shall be calculated by the Calculation Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified in the relevant Final Terms as applicable) or the relevant Floating Rate Option (where ISDA Determination is specified in the relevant Final Terms as applicable), one of which shall be determined as if the Applicable Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Accrual Period and the other of which shall be determined as if the Applicable

A48332378 91 Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Accrual Period provided however that if there is no rate available for the period of time next shorter or, as the case may be, next longer, then the Calculation Agent shall determine such rate at such time and by reference to such sources as the Issuer, in consultation with an Independent Adviser (as defined in Condition 3.10.7) appointed by the Issuer acting in good faith and in a commercially reasonable manner in its reasonable discretion, determines appropriate. “Applicable Maturity” means: (a) in relation to Screen Rate Determination, the period of time designated in the Reference Rate, and (b) in relation to ISDA Determination, the Designated Maturity. 3.2.4 Rate of Interest for Index Linked Interest Instruments The Rate of Interest in respect of Index Linked Interest Instruments for each Interest Accrual Period shall be determined in the manner specified in the relevant Final Terms and interest will accrue accordingly. 3.3 Zero Coupon Instruments Where an Instrument, the Interest Basis of which is specified to be Zero Coupon, is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Early Redemption Amount of such Instrument. As from the Maturity Date, the Rate of Interest for any overdue principal of such an Instrument shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as defined in Condition 5.4.1(ii)). 3.4 Accrual of Interest Interest shall cease to accrue on each Instrument on the due date for redemption unless, upon due presentation, payment is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Rate of Interest in the manner provided in this Condition 3 to the Relevant Date (as defined in Condition 7). 3.5 Margin, Maximum/Minimum Rates of Interest, Redemption Amounts and Rounding (i) If any Margin is specified in the relevant Final Terms (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Rates of Interest, in the case of (x), or the Rates of Interest for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 3.2.3(b), Condition 3.2.3(c), Condition 3.2.3(e) or Condition 3.2.3(f) above, as applicable, by adding (if a positive number) or subtracting (if a negative number) the absolute value of such Margin, subject always to the next paragraph. (ii) If any Maximum or Minimum Rate of Interest or Redemption Amount is specified in the relevant Final Terms, then any Rate of Interest or Redemption Amount shall be subject to such maximum or minimum, as the case may be. (iii) For the purposes of any calculations required pursuant to these Conditions (unless otherwise specified), (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen.

A48332378 92 For these purposes “unit” means the lowest amount of such currency which is available as legal tender in the country of such currency. 3.6 Calculations The amount of interest payable per Calculation Amount in respect of any Instrument for any Interest Accrual Period shall be equal to the product of the Rate of Interest, the Calculation Amount as specified in the relevant Final Terms, and the Day Count Fraction for such Interest Accrual Period, unless an Interest Amount (or a formula for its calculation) is applicable to such Interest Accrual Period, in which case the amount of interest payable per Calculation Amount in respect of such Instrument for such Interest Accrual Period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable per Calculation Amount in respect of such Interest Period shall be the sum of the Interest Amounts payable in respect of each of those Interest Accrual Periods. In respect of any other period for which interest is required to be calculated, the provisions above shall apply save that the Day Count Fraction shall be for the period for which interest is required to be calculated. 3.7 Determination and Publication of Rates of Interest, Interest Amounts, Final Redemption Amounts, Early Redemption Amounts and Optional Redemption Amounts The Calculation Agent shall as soon as practicable on each Interest Determination Date or such other time on such date as the Calculation Agent may be required to calculate any rate or amount, obtain any quotation or make any determination or calculation, determine such rate and calculate the Interest Amounts for the relevant Interest Accrual Period, calculate the Redemption Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Rate of Interest and the Interest Amounts for each Interest Accrual Period and the relevant Interest Payment Date and, if required to be calculated, the Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Instrumentholders, any other Calculation Agent appointed in respect of the Instruments that is to make a further calculation upon receipt of such information and, if the Instruments are listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later than (i) the commencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of a Rate of Interest and Interest Amount, or (ii) in all other cases, the second Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 3.2.2, the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. If the Instruments become due and payable under Condition 9, the accrued interest and the Rate of Interest payable in respect of the Instruments shall, subject, in the case of each of the SONIA Compounded Index Rate and the SONIA Compounded Daily Reference Rate, to Condition 3.2.3(c)(E), and in the case of CORRA, to the last paragraph of Condition 3.2.3(f), nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Rate of Interest or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of any rate or amount, the obtaining of each quotation and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

A48332378 93 3.8 Definitions In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below: “Business Day” means: (a) in the case of a currency other than Euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for such currency (which in the case of: (i) Canadian dollars is Toronto; and (ii) in the case of Australian dollars is Sydney); and/or (b) in the case of Euro, a day on which the TARGET System is operating (a “TARGET Business Day”); and/or (c) in the case of a currency and/or one or more Business Centres as specified in the relevant Final Terms, a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in such currency or, if no currency is indicated, generally in each of the Business Centres. “Day Count Fraction” means, in respect of the calculation of an amount of interest on any Instrument for any period of time (from and including the first day of such period to but excluding the last) (whether or not constituting an Interest Period or Interest Accrual Period, the “Calculation Period”): (a) if “Actual/Actual” or “Actual/Actual-ISDA” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (i) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365); (a) if “Actual/365 (Fixed)” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 365; (b) if “Actual/360” is specified in the relevant Final Terms, the actual number of days in the Calculation Period divided by 360; (c) “if “30/360”, “360/360” or “Bond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows: Day Count Fraction = 4360 × 5Y2 - Y167 + 430 × 5M2 - M167 + 5D2 - D16 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

A48332378 94 “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; (d) “if “30E/360” or “Eurobond Basis” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360 calculated on a formula basis as follows: Day Count Fraction = 4360 × 5Y2 - Y167 + 430 × 5M2 - M167 + 5D2 - D16 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; ”M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31, in which case D2 will be 30; (e) “if “30E/360 (ISDA)” is specified in the relevant Final Terms, the number of days in the Calculation Period divided by 360, calculated on a formula basis as follows: Day Count Fraction = 4360 × 5Y2 - Y167 + 430 × 5M2 - M167 + 5D2 - D16 360 where: “Y1” is the year, expressed as a number, in which the first day of the Calculation Period falls; “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “M1” is the calendar month, expressed as a number, in which the first day of the Calculation Period falls; “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls; “D1” is the first calendar day, expressed as a number, of the Calculation Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

A48332378 95 “D2” is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30; (f) if “Actual/Actual-ICMA” is specified in the relevant Final Terms: (i) if the Calculation Period is equal to or shorter than the Determination Period during which it falls, the actual number of days in the Calculation Period divided by the product of (x) the actual number of days in such Determination Period and (y) the number of Determination Periods in any year; and (ii) if the Calculation Period is longer than one Determination Period, the sum of: (1) the actual number of days in such Calculation Period falling in the Determination Period in which it begins divided by the product of (a) the actual number of days in such Determination Period and (b) the number of Determination Periods in any year; and (2) the actual number of days in such Calculation Period falling in the next Determination Period divided by the product of (a) the actual number of days in such Determination Period and (b) the number of Determination Periods in any year, where: “Determination Period” means the period from and including a Determination Date in any year to but excluding the next Determination Date; and “Determination Date” means the date specified as such in the relevant Final Terms or, if none is so specified, the Interest Payment Date; (g) if “RBA Bond Basis” or “Australian Bond Basis” is specified in the relevant Final Terms, one divided by the number of Interest Payment Dates in each 12 month period or, where the relevant period does not constitute an Interest Period, the product of: (i) one divided by the number of Interest Payment Dates in each 12 month period; and (ii) the number of days in the relevant period divided by the actual number of days in the Interest Period ending on the next Interest Payment Date; and (h) if “Actual/Actual Canadian Compound Method” is specified in the relevant Final Terms, whenever it is necessary to compute any amount of accrued interest in respect of the Instruments for a period of less than one full year, other than in respect of any specified Interest Amount, such interest will be calculated on the basis of the actual number of days in the Calculation Period and a year of 365 days. “Euro-zone” means the region comprising of member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community as amended. “Interest Accrual Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date. “Interest Amount” means:

A48332378 96 (i) in respect of an Interest Accrual Period, the amount of interest payable per Calculation Amount for that Interest Accrual Period and which, in the case of Fixed Rate Instruments, and unless otherwise specified in the relevant Final Terms, shall mean the Fixed Coupon Amount or Broken Amount specified in the relevant Final Terms as being payable on the Interest Payment Date ending the Interest Period of which such Interest Accrual Period forms part; and (ii) in respect of any other period, the amount of interest payable per Calculation Amount for that period. “Interest Commencement Date” means the Issue Date or such other date as may be specified in the relevant Final Terms. “Interest Determination Date” means, with respect to a Rate of Interest and Interest Accrual Period, the date specified as such in the relevant Final Terms or, if none is so specified, (a) the first day of such Interest Accrual Period if the Specified Currency is Sterling or (b) the day falling two Business Days in London prior to the first day of such Interest Accrual Period if the Specified Currency is neither Sterling nor Euro or (c) the day falling two TARGET Business Days prior to the first day of such Interest Accrual Period if the Specified Currency is Euro. “Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms, as the same may be adjusted in accordance with the relevant Business Day Convention. “Interest Period” means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date unless otherwise specified in the relevant Final Terms. “Interest Period Date” means each Interest Payment Date unless otherwise specified in the relevant Final Terms. “ISDA Definitions” means the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., as may be supplemented or amended from time to time. “Rate of Interest” means the rate of interest payable from time to time in respect of this Instrument and that is either specified on, or calculated in accordance with the provisions of, the relevant Final Terms. “Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of the relevant Final Terms. “Reference Banks” means, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in the case of HKD-HIBOR-HIBOR=, four major banks in the Hong Kong interbank market and in the case of EUR-ISDA-EURIBOR Swap Rate-11:00, five leading swap dealers in the interbank market, in each case selected by the Issuer or as specified in the relevant Final Terms. “Reference Rate” means the rate specified as such in the relevant Final Terms.

A48332378 97 “Relevant Screen Page” means such page, section, caption, column or other part of a particular information service as may be specified in the relevant Final Terms. “Specified Currency” means the currency specified as such in the relevant Final Terms or, if none is specified, the currency in which the Instruments are denominated. “TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (known as TARGET2) System which was launched on 19 November 2007 or any successor to it. 3.9 Calculation Agent The Issuer shall procure that there shall at all times be one or more Calculation Agents if provision is made for them in the relevant Final Terms and for so long as any Instrument is outstanding. Where more than one Calculation Agent is appointed in respect of the Instruments, references in these Conditions to the Calculation Agent shall be construed as each Calculation Agent performing its respective duties under these Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Rate of Interest for an Interest Period or Interest Accrual Period or to calculate any Interest Amount, Final Redemption Amount, Early Redemption Amount or Optional Redemption Amount, as the case may be, or to comply with any other requirement, the Issuer shall (with the prior approval of the Trustee) appoint a leading bank or investment banking firm engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) which is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as specified in this paragraph. 3.10 Benchmark Discontinuation This Condition 3.10 applies only where Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate of Interest is to be determined. 3.10.1 Independent Adviser Notwithstanding Conditions 3.2.3(b)(ii), 3.2.3(b)(iii), 3.2.3(c)(C), 3.2.3(c)(D) and 3.2.3(f) if the Issuer determines that a Benchmark Event has occurred in relation to an Original Reference Rate when any Rate of Interest (or any component part thereof) remains to be determined by reference to such Original Reference Rate, the Issuer shall use its reasonable endeavours to appoint and consult with an Independent Adviser, as soon as reasonably practicable, to advise the Issuer in determining a Successor Rate, failing which an Alternative Rate (in accordance with Condition 3.10.2) and, in either case, an Adjustment Spread and any Benchmark Amendments (in accordance with Condition 3.10.4). In making such determination and any other determination pursuant to this Condition 3.10, the Issuer shall act in good faith and in a commercially reasonable manner. In the absence of fraud, the Independent Adviser shall have no liability whatsoever to the Trustee, the Paying Agents, or the Instrumentholders for any advice given to the Issuer in connection with any determination made by the Issuer, pursuant to this Condition 3.10. If the Issuer fails to determine a Successor Rate or, failing which, an Alternative Rate in accordance with this Condition 3.10.1 prior to the date three Business Days prior to the relevant Interest Determination Date, the Rate of Interest applicable to the next succeeding Interest Accrual Period shall be equal to the Rate of Interest last determined in relation to the Instruments in respect of the immediately preceding

A48332378 98 Interest Accrual Period. If there has not been a first Interest Payment Date, the Rate of Interest shall be the initial Rate of Interest. Where a different Margin or Maximum or Minimum Rate of Interest is to be applied to the relevant Interest Accrual Period from that which applied to the last preceding Interest Accrual Period, the Margin or Maximum or Minimum Rate of Interest relating to the relevant Interest Accrual Period shall be substituted in place of the Margin or Maximum or Minimum Rate of Interest relating to that last preceding Interest Accrual Period. For the avoidance of doubt, this paragraph shall apply to the relevant next succeeding Interest Accrual Period only and any subsequent Interest Accrual Periods are subject to the subsequent operation of, and to adjustment as provided in, the first paragraph of this Condition 3.10. 3.10.2 Successor Rate or Alternative Rate If the Issuer, following consultation with the Independent Adviser or acting alone, as the case may be, determines that: (a) there is a Successor Rate, then such Successor Rate and any applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Instruments (subject to the operation of this Condition 3.10); or (b) there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate and any applicable Adjustment Spread shall subsequently be used in place of the Original Reference Rate to determine the Rate of Interest (or the relevant component part thereof) for all future payments of interest on the Instruments (subject to the operation of this Condition 3.10). 3.10.3 Adjustment Spread The Adjustment Spread (or the formula or methodology for determining the Adjustment Spread) shall be applied to the Successor Rate or the Alternative Rate (as the case may be). If the Issuer, following consultation with the Independent Adviser is unable to determine the quantum of, or a formula or methodology for determining, such Adjustment Spread, then the Successor Rate or Alternative Rate (as applicable) will apply without an Adjustment Spread. 3.10.4 Benchmark Amendments If any Successor Rate or Alternative Rate and, in either case, any applicable Adjustment Spread is determined in accordance with this Condition 3.10 and the Issuer, following consultation with the Independent Adviser, determines (i) that amendments to these Terms and Conditions, the Agency Agreement and/or the Trust Deed are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and/or (in either case) any applicable Adjustment Spread (provided that the amendments do not, without the consent of the Calculation Agent, impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the protective provisions attached to it) (such amendments, the “Benchmark Amendments”) and (ii) the terms of the Benchmark Amendments, then the Issuer shall, subject to giving notice thereof in accordance with Condition 3.10.5, without any requirement for the consent or approval of Instrumentholders, vary these Conditions, the Agency Agreement and/or the Trust Deed to give effect to such Benchmark Amendments with effect from the date specified in such notice. At the request of the Issuer, but subject to receipt by the Trustee and the Issuing and Paying Agent of a certificate signed by two Directors of the Issuer pursuant to Condition

A48332378 99 3.10.5, the Trustee and the Issuing and Paying Agent shall (at the expense and direction of the Issuer), without any requirement for the consent or approval of the Instrumentholders, be obliged to concur with the Issuer in using its reasonable endeavours to effect any Benchmark Amendments (including, inter alia, by the execution of a deed supplemental to or amending the Trust Deed) and the Trustee and the Issuing and Paying Agent shall not be liable to any party for any consequences thereof, provided that the Trustee and the Issuing and Paying Agent shall not be obliged so to concur if in the opinion of the Trustee or the Issuing and Paying Agent doing so would impose more onerous obligations upon it or expose it to any additional duties, responsibilities or liabilities or reduce or amend the rights and/or the protective provisions afforded to it in these Conditions and/or any documents to which it is a party (including, for the avoidance of doubt, any supplemental trust deed) in any way. In connection with any such variation in accordance with this Condition 3.10.4, the Issuer shall comply with the rules of any stock exchange on which the Instruments are for the time being listed or admitted to trading. 3.10.5 Notices, etc. Any Successor Rate, Alternative Rate, Adjustment Spread and the specific terms of any Benchmark Amendments determined under this Condition 3.10 will be notified promptly by the Issuer to the Trustee, the Calculation Agent, the Paying Agents and, in accordance with Condition 13, the Instrumentholders. Such notice shall be irrevocable and shall specify the effective date of the Benchmark Amendments, if any. No later than notifying the Trustee and the Issuing and Paying Agent of the same, the Issuer shall deliver to the Trustee and the Issuing and Paying Agent a certificate signed by two Directors of the Issuer: (a) confirming (i) that a Benchmark Event has occurred, (ii) the Successor Rate or, as the case may be, the Alternative Rate, (iii) any applicable Adjustment Spread and (iv) the specific terms of the Benchmark Amendments (if any), in each case as determined in accordance with the provisions of this Condition 3.10; and (b) certifying that the Benchmark Amendments (if any) are necessary to ensure the proper operation of such Successor Rate or Alternative Rate and (in either case) any applicable Adjustment Spread. The Trustee and the Issuing and Paying Agent shall be entitled to rely on such certificate (without enquiry or liability to any person) as sufficient evidence thereof. The Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) specified in such certificate will (in the absence of manifest error in the determination of the Successor Rate or Alternative Rate and the Adjustment Spread and the Benchmark Amendments (if any) and without prejudice to the Trustee’s and the Issuing and Paying Agent’s ability to rely on such certificate as aforesaid) be binding on the Issuer, the Trustee, the Calculation Agent, the Paying Agents and the Instrumentholders. 3.10.6 Survival of Original Reference Rate Without prejudice to the obligations of the Issuer under Condition 3.10.1, 3.10.2, 3.10.3 and 3.10.4, the Original Reference Rate and the fallback provisions provided for in Condition 3.2.3 will continue to apply unless and until the Issuer determines that a Benchmark Event has occurred and the relevant Paying Agent has been notified of the Successor Rate or the Alternative Rate (as the case may be), and any Adjustment Spread and Benchmark Amendments, in accordance with Condition 3.10.5.

A48332378 100 3.10.7 Definitions As used in this Condition 3.10: “Adjustment Spread” means either (a) a spread (which may be positive, negative or zero) or (b) a formula or methodology for calculating a spread, in each case to be applied to the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which: (a) in the case of a Successor Rate, is formally recommended in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body; or (if no such recommendation has been made, or in the case of an Alternative Rate) (b) the Issuer, following consultation with the Independent Adviser or acting alone, as the case may be, determines is customarily applied to the relevant Successor Rate or the Alternative Rate (as the case may be) in international debt capital markets transactions to produce an industry-accepted replacement rate for the Original Reference Rate; or (if the Issuer determines that no such spread is customarily applied) (c) the Issuer, following consultation with the Independent Adviser or acting alone, as the case may be, determines is recognised or acknowledged as being the industry standard for over-the-counter derivative transactions which reference the Original Reference Rate, where such rate has been replaced by the Successor Rate or the Alternative Rate (as the case may be). “Alternative Rate” means an alternative benchmark or screen rate which the Issuer following consultation with the Independent Adviser, determines is customarily applied in international debt capital markets transactions for the purposes of determining floating rates of interest (or the relevant component part thereof) in the same Specified Currency as the Instruments. “Benchmark Amendments” has the meaning given to it in Condition 3.10.4. “Benchmark Event” means: (1) the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist; or (2) a public statement by the administrator of the Original Reference Rate that it has ceased or that it will cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate); or (3) a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been or will be permanently or indefinitely discontinued; or (4) a public statement by the supervisor of the administrator of the Original Reference Rate as a consequence of which the Original Reference Rate will be prohibited from being used either generally, or in respect of the Instruments; or (5) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate is or will be (or is or will be deemed by such supervisor to be) no longer representative of its relevant underlying market; or

A48332378 101 (6) it has or will become unlawful for any Paying Agent, the Calculation Agent or the Issuer to calculate any payments due to be made to any Instrumentholders using the Original Reference Rate, provided that the Benchmark Event shall be deemed to occur (a) in the case of sub- paragraphs (2) and (3) above, on the date of the cessation of publication of the Original Reference Rate or the discontinuation of the Original Reference Rate, respectively, (b) in the case of sub-paragraph (4) above, on the date of the prohibition of use of the Original Reference Rate and (c) in the case of sub-paragraph (5) above, on the date with effect from which the Original Reference Rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the relevant public statement, and, in each case, not the date of the relevant public statement. “Independent Adviser” means an independent financial institution of international repute or an independent financial adviser with appropriate expertise appointed by the Issuer at its own expense under Condition 3.10.1 and notified in writing to the Trustee. “Original Reference Rate” means the originally-specified benchmark or screen rate (as applicable) used to determine the Rate of Interest (or any component part thereof) on the Instruments or, if applicable, any other Successor or Alternative Rate (or any component part thereof) determined and applicable to the Instruments pursuant to the earlier operation of Condition 3.10. “Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable): (i) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or (ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof. “Successor Rate” means a successor to or replacement of the Original Reference Rate which is formally recommended by any Relevant Nominating Body 4 Indexation This Condition 4 is applicable only if the relevant Final Terms specifies the Instruments as Index Linked Instruments. 4.1 Definitions For the purposes of Conditions 4.1 to 4.6, unless the context otherwise requires, the following defined terms shall have the following meanings: “Base Index Figure” means (subject to Condition 4.3(i)) the base index figure as specified in the relevant Final Terms; “CPI” means the UK Consumer Prices Index (for all items) published by the Office for National Statistics (January 2015 = 100) or any comparable index which may replace the UK

A48332378 102 Consumer Prices Index for the purpose of calculating the amount payable on repayment of the Indexed Benchmark Gilt (if any). Where CPI is specified as the Index in the relevant Final Terms, any reference to the “Index Figure” which is specified in the relevant Final Terms as: (i) applicable to the first calendar day of any month shall, subject as provided in Conditions 4.3 and 4.5, be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or (ii) applicable to any other day in any month shall, subject as provided in Conditions 4.3 and 4.5, be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in paragraph (i) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in paragraph (i) above and rounded to the nearest fifth decimal place. “CPIH” means the all items consumer prices index including owner occupiers’ housing costs and council tax for the United Kingdom published by the Office for National Statistics (January 2015 = 100) or any comparable index which may replace the all items consumer prices index including owner occupiers’ housing costs and council tax for the United Kingdom for the purpose of calculating the amount payable on repayment of the Indexed Benchmark Gilt (if any). Where CPIH is specified as the Index in the relevant Final Terms, any reference to the “Index Figure” which is specified in the relevant Final Terms as: (i) applicable to the first calendar day of any month shall, subject as provided in Conditions 4.3 and 4.5, be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or (ii) applicable to any other day in any month shall, subject as provided in Conditions 4.3 and 4.5, be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in paragraph (i) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in paragraph (i) above and rounded to the nearest fifth decimal place; “Her Majesty’s Treasury” means Her Majesty’s Treasury or any officially recognised party performing the function of a calculation agent (whatever such party’s title), on its or its successor’s behalf, in respect of the Reference Gilt; “Index” means, subject as provided in Condition 4.3(i), either CPI, CPIH or RPI as specified in the relevant Final Terms; “Indexed Benchmark Gilt” means the index-linked sterling obligation of the United Kingdom Government listed on the Official List of the Financial Conduct Authority (in its capacity as competent authority under the Financial Services and Markets Act 2000, as amended) and traded on the London Stock Exchange whose average maturity most closely matches that of the Instruments as a gilt-edged market maker or other adviser selected by the Issuer (an “Indexation Adviser”) shall determine to be appropriate; “Index Figure” has the definition given to such term in the definition of “CPI”, “CPIH” or “RPI”, as applicable; “Index Ratio” applicable to any month or date, as the case may be, means the Index Figure applicable to such month or date, as the case may be, divided by the Base Index Figure and rounded to the nearest fifth decimal place;

A48332378 103 “Limited Index Ratio” means (a) in respect of any month or date, as the case may be, prior to the relevant Issue Date, the Index Ratio for that month or date, as the case may be, (b) in respect of any Limited Indexation Date after the relevant Issue Date, the product of the Limited Indexation Factor for that month or date, as the case may be, and the Limited Index Ratio as previously calculated in respect of the month or date, as the case may be, twelve months prior thereto; and (c) in respect of any other month, the Limited Index Ratio as previously calculated in respect of the most recent Limited Indexation Month; “Limited Indexation Date” means any date falling during the period specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated; “Limited Indexation Factor” means, in respect of a Limited Indexation Month or Limited Indexation Date, as the case may be, the ratio of the Index Figure applicable to that month or date, as the case may be, divided by the Index Figure applicable to the month or date, as the case may be, twelve months prior thereto, provided that (a) if such ratio is greater than the Maximum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Maximum Indexation Factor and (b) if such ratio is less than the Minimum Indexation Factor specified in the relevant Final Terms, it shall be deemed to be equal to such Minimum Indexation Factor; “Limited Indexation Month” means any month specified in the relevant Final Terms for which a Limited Indexation Factor is to be calculated; “Limited Index Linked Instruments” means Index Linked Instruments to which a Maximum Indexation Factor and/or a Minimum Indexation Factor (as specified in the relevant Final Terms) applies; “Redemption Date” means any date on which the Instruments are redeemed in accordance with Condition 4.6, Condition 5.1, Condition 5.2, Condition 5.4, Condition 5.5, Condition 5.6 or Condition 5.7; “Reference Gilt” means the index-linked Treasury Stock/Treasury Gilt specified as such in the relevant Final Terms for so long as such gilt is in issue, and thereafter such issue of index- linked Treasury Stock/Treasury Gilt determined to be appropriate by an Indexation Adviser; and “RPI” means the UK Retail Prices Index (for all items) published by the Office for National Statistics (January 1987 = 100) or any comparable index which may replace the UK Retail Prices Index for the purpose of calculating the amount payable on repayment of the Reference Gilt. Where RPI is specified as the Index in the relevant Final Terms, any reference to the “Index Figure” which is specified in the relevant Final Terms as: (i) applicable to a particular month, shall, subject as provided in Conditions 4.3 and 4.5, be construed as a reference to the Index Figure published in the seventh month prior to that particular month and relating to the month before that of publication; or (ii) applicable to the first calendar day of any month shall, subject as provided in Conditions 4.3 and 4.5, be construed as a reference to the Index Figure published in the second month prior to that particular month and relating to the month before that of publication; or (iii) applicable to any other day in any month shall, subject as provided in Conditions 4.3 and 4.5, be calculated by linear interpolation between (x) the Index Figure applicable to the first calendar day of the month in which the day falls, calculated as specified in paragraph (ii) above and (y) the Index Figure applicable to the first calendar day of the month following, calculated as specified in paragraph (ii) above and rounded to the nearest fifth decimal place.

A48332378 104 4.2 Application of the Index Ratio Each payment of interest and principal in respect of the Instruments shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio or Limited Index Ratio in the case of Limited Index Linked Instruments applicable to the month or date, as the case may be, in or on which such payment falls to be made and rounded in accordance with Condition 3.5. 4.3 Changes in Circumstances Affecting the Index (i) Change in base: If at any time and from time to time the Index is changed by the substitution of a new base therefor, then with effect from the month from and including that in which such substitution takes effect or the first date from and including that on which such substitution takes effect, as the case may be, (1) the definition of “Index” and “Index Figure” in Condition 4.1 shall be deemed to refer to the new date, or month or year (as applicable) in substitution for January 1987 (where RPI is specified as the Index in the relevant Final Terms) or 2015 (where CPI or CPIH is specified as the Index in the relevant Final Terms) (or, as the case may be, to such other date, month or year as may have been substituted therefor), and (2) the new Base Index Figure shall be the product of the existing Base Index Figure and the Index Figure for the date on which such substitution takes effect, divided by the Index Figure for the date immediately preceding the date on which such substitution takes effect. (ii) Delay in publication of RPI if paragraph (i) of the definition of Index Figure for RPI is applicable: If the Index Figure which is normally published in the seventh month and which relates to the eighth month (the “relevant month”) before the month in which a payment is due to be made is not published on or before the fourteenth business day before the date on which such payment is due (the “date for payment”), the Index Figure applicable to the month in which the date for payment falls shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, (or such other body designated by the UK Government for such purpose) for the purposes of indexation of payments on the Reference Gilt or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 4.3(i)) before the date for payment. (iii) Delay in publication of relevant Index if paragraph (i) and/or (ii) of the definition of Index Figure for CPI or CPIH is applicable or if paragraph (ii) and/or (iii) of the definition of Index Figure for RPI is applicable: If the Index Figure relating to any month (the “calculation month”) which is required to be taken into account for the purposes of the determination of the Index Figure for any date is not published on or before the fourteenth business day before the date on which such payment is due (the “date for payment”), the Index Figure applicable for the relevant calculation month shall be (1) such substitute index figure (if any) as the Trustee considers (acting solely on the advice of the Indexation Adviser) to have been published by the United Kingdom Debt Management Office or the Bank of England, as the case may be, (or such other body designated by the UK Government for such purpose) for the purposes of indexation of payments on the Reference Gilt or the Indexed Benchmark Gilt (as applicable) or, failing such publication, on any one or more issues of index-linked Treasury Stock selected by an Indexation Adviser (and approved by the Trustee (acting solely on the advice of the Indexation Adviser)) or (2) if no such determination is made by such

A48332378 105 Indexation Adviser within seven days, the Index Figure last published (or, if later, the substitute index figure last determined pursuant to Condition 4.3(i)) before the date for payment. 4.4 Application of Changes Where the provisions of Condition 4.3(ii) or Condition 4.3(iii) apply, the determination of the Indexation Adviser as to the Index Figure applicable to the month in which the date for payment falls or the date for payment, as the case may be, shall be conclusive and binding. If, an Index Figure having been applied pursuant to Condition 4.3(ii)(2) or Condition 4.3(iii)(2), the Index Figure relating to the relevant month or relevant calculation month, as the case may be, is subsequently published while an Instrument is still outstanding, then: (i) in relation to a payment of principal or interest in respect of such Instrument other than upon final redemption of such Instrument, the principal or interest (as the case may be) next payable after the date of such subsequent publication shall be increased or reduced, as the case may be, by an amount equal to the shortfall or excess, as the case may be, of the amount of the relevant payment made on the basis of the Index Figure applicable by virtue of Condition 4.3(ii)(2) or Condition 4.3(iii)(2) below or above the amount of the relevant payment that would have been due if the Index Figure subsequently published had been published on or before the fourteenth business day before the date for payment; and (ii) in relation to a payment of principal or interest upon final redemption, no subsequent adjustment to amounts paid will be made. 4.5 Material Changes to or Cessation of the Index (i) Material changes to the relevant Index: (a) CPI and CPIH: Where CPI or CPIH is specified in the relevant Final Terms as the Index and: (1) if notice is published by Her Majesty’s Treasury, or on its behalf, following a change to the coverage or the basic calculation of such Index, then the Calculation Agent shall make any such adjustments to the Index consistent with any adjustments made to the Index as applied to the relevant Indexed Benchmark Gilt; or (2) any change is made to the coverage or the basic calculation of such Index which constitutes a fundamental change which would, in the opinion of either the Issuer or the Trustee (acting solely on the advice of an Indexation Adviser), be materially prejudicial to the interests of the Issuer or the Instrumentholders, as the case may be, the Issuer or the Trustee (as applicable) shall give written notice of such occurrence to the other party. Promptly after the giving of such notice, the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) together shall seek to agree for the purpose of the Instruments one or more adjustments to CPI or CPIH (as applicable) or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Instrumentholders in no materially better and no materially worse position than they would have been had the relevant fundamental change to CPI or CPIH (as applicable) not been made. If the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) fail to reach agreement as mentioned above within 20 Business

A48332378 106 Days following the giving of notice as mentioned above, a bank or other person in London shall be appointed by the Issuer and the Trustee or, failing agreement on and the making of such appointment within 20 Business Days following the expiry of the 20 day period referred to above, by the Trustee (acting solely on the advice of the Indexation Adviser) (in each case, such bank or other person so appointed being referred to as the “Expert”), to determine for the purpose of the Instruments one or more adjustments to CPI or CPIH (as applicable) or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Instrumentholders in no materially better and no materially worse position than they would have been had the relevant fundamental change to CPI or CPIH (as applicable) not been made. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Issuer and the Trustee in connection with such appointment shall be borne by the Issuer. (b) RPI: Where RPI is specified in the relevant Final Terms as the Index and if notice is published by Her Majesty’s Treasury, or on its behalf, following a change to the coverage or the basic calculation of such Index, then the Calculation Agent shall make any such adjustments to the Index consistent with any adjustments made to the Index as applied to the Reference Gilt. (ii) Cessation of the relevant Index: If the Trustee and the Issuer have been notified by the Calculation Agent that the relevant Index has ceased to be published, or if Her Majesty’s Treasury or the Office for National Statistics, as the case may be, or a person acting on its behalf, announces that it has ceased to publish the relevant Index, then the Calculation Agent shall determine a successor index in lieu of any previously applicable index (the “Successor Index”) by using the following methodology: (a) if at any time a successor index has been designated by Her Majesty’s Treasury in respect of the Reference Gilt, such successor index shall be designated the “Successor Index” for the purposes of all subsequent Interest Payment Dates, notwithstanding that any other Successor Index may previously have been determined under paragraph (b) or (c) below. This provision will only be applicable when RPI is specified in the relevant Final Terms as the Index; or (b) the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) together shall seek to agree for the purpose of the Instruments one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Instrumentholders in no materially better and no materially worse position than they would have been had the Index not ceased to be published. If the relevant Final Terms specify RPI as the Index then this paragraph (b) will only be applicable provided the Successor Index has not been determined under paragraph (a) above; or (c) if the Issuer and the Trustee (acting solely on the advice of the Indexation Adviser) fail to reach agreement as mentioned above within 20 business days following the giving of notice as mentioned in paragraph (ii), a bank or other person in London shall be appointed by the Issuer and the Trustee or, failing agreement on and the making of such appointment within 20 business days following the expiry of the 20 day period referred to above, by the Trustee (acting solely on the advice of the Indexation Adviser) (in each case, such bank or other

A48332378 107 person so appointed being referred to as the “Expert”), to determine for the purpose of the Instruments one or more adjustments to the Index or a substitute index (with or without adjustments) with the intention that the same should leave the Issuer and the Instrumentholders in no materially better and no materially worse position than they would have been had the Index not ceased to be published. Any Expert so appointed shall act as an expert and not as an arbitrator and all fees, costs and expenses of the Expert and of any Indexation Adviser and of any of the Issuer and the Trustee in connection with such appointment shall be borne by the Issuer. (iii) Adjustment or replacement: The Index shall be adjusted or replaced by a substitute index pursuant to the foregoing paragraphs, as the case may be, and references in these Conditions to the Index and to any Index Figure shall be deemed amended in such manner as the Trustee (acting solely on the advice of the Indexation Adviser) and the Issuer agree are appropriate to give effect to such adjustment or replacement. Such amendments shall be effective from the date of such notification and binding upon the Issuer, the Trustee and the Instrumentholders, and the Issuer shall give notice to the Instrumentholders in accordance with Condition 14 of such amendments as promptly as practicable following such notification or adjustment. 4.6 Redemption for Index Reasons If either (i) the Index Figure for three consecutive months is required to be determined on the basis of an Index Figure previously published as provided in Condition 4.3(ii)(2) or 4.3 (iii)(2), as applicable and the Trustee has been notified by the Calculation Agent that publication of the Index has ceased or (ii) notice is published by Her Majesty’s Treasury, or on its behalf, following a change in relation to the Index, offering a right of redemption to the holders of the Reference Gilt or the Indexed Benchmark Gilt (as applicable), and (in either case) no amendment or substitution of the Index shall have been designated by Her Majesty’s Treasury in respect of the Reference Gilt or the Indexed Benchmark Gilt (as applicable) to the Issuer and such circumstances are continuing, the Issuer may, upon giving not more than 60 nor less than 30 days’ notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms) in accordance with Condition 14, redeem all, but not some only, of the Instruments at their principal amount together with interest accrued but unpaid up to and including the date of redemption (in each case adjusted in accordance with Condition 4.2). 4.7 HICP Where HICP (as defined below) is specified as the Index or Index Level (each as defined below) in the relevant Final Terms, the Conditions 4.7 to 4.10 will apply. For purposes of Conditions 4.7 to 4.10, unless the context otherwise requires, the following defined terms shall have the meanings set out below: “Base Index Level” means the base index level as specified in the relevant Final Terms; “Index” or “Index Level” means (subject as provided in Condition 4.9) the non-revised Harmonised Index of Consumer Prices excluding tobacco or relevant Successor Index (as defined in Condition 4.9 (i)), measuring the rate of inflation in the European Monetary Union excluding tobacco, expressed as an index and published by Eurostat (the “HICP”). The first publication or announcement of a level of such index for a calculation month (as defined in Condition 4.9 (i)) shall be final and conclusive and later revisions to the level for such calculation month will not be used in any calculations. Any reference to the Index Level which is specified in these Conditions as applicable to any day (“d”) in any month (“m”) shall, subject as provided in Condition 4.9, be calculated as follows:

A48332378 108 Id = HICP m-3 + 89$:; x (HICP m-2 – HICP m-3) where: Id is the Index Level for the day d; HICP m-2 is the level of HICP for month m-2; HICP m-3 is the level of HICP for month m-3; nbd is the actual number of days from and excluding the first day of month m to but including day d; and qm is the actual number of days in month m, provided that if Condition 4.9 applies, the Index Level shall be the Substitute Index Level determined in accordance with such Condition. “Index Business Day” means a day on which the TARGET System is operating; “Index Determination Date” means in respect of any date for which the Index Level is required to be determined, the fifth Index Business Day prior to such date; “Index Ratio” applicable to any date means the Index Level applicable to the relevant Index Determination Date divided by the Base Index Level and rounded to the nearest fifth decimal place, 0.000005 being rounded upwards; and “Related Instrument” means an inflation-linked bond selected by the Calculation Agent that is a debt obligation of one of the governments (but not any government agency) of France, Italy, Germany or Spain and which pays a coupon or redemption amount which is calculated by reference to the level of inflation in the European Monetary Union with a maturity date which falls on (a) the same day as the Maturity Date, (b) the next longest maturity date after the Maturity Date if there is no such bond maturing on the Maturity Date, or (c) the next shortest maturity before the Maturity Date if no bond defined in (a) or (b) is selected by the Calculation Agent. The Calculation Agent will select the Related Instrument from such of those inflation- linked bonds issued on or before the relevant Issue Date and, if there is more than one such inflation-linked bond maturing on the same date, the Related Instrument shall be selected by the Calculation Agent from such of those bonds. If the Related Instrument is redeemed the Calculation Agent will select a new Related Instrument on the same basis, but selected from all eligible bonds in issue at the time the originally selected Related Instrument is redeemed (including any bond for which the redeemed originally selected Related Instrument is exchanged). 4.8 Application of the Index Ratio Each payment of interest and principal in respect of the Instruments shall be the amount provided in, or determined in accordance with, these Conditions, multiplied by the Index Ratio applicable to the date on which such payment falls to be made and rounded in accordance with Condition 3.5. 4.9 Changes in Circumstances Affecting the Index (i) Delay in publication of Index (a) If the Index Level relating to any month (the “calculation month”) which is required to be taken into account for the purposes of the determination of the Index Level for any date (the “Relevant Level”) has not been published or announced by the day that is five Business Days before the date on which such payment is due (the “Affected Payment Date”), the Calculation Agent shall

A48332378 109 determine a Substitute Index Level (as defined below) (in place of such Relevant Level) by using the following methodology: (1) if applicable, the Calculation Agent will take the same action to determine the “Substitute Index Level” for the Affected Payment Date as that taken by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument; (2) if (1) above does not result in a Substitute Index Level for the Affected Payment Date for any reason, then the Calculation Agent shall determine the Substitute Index Level as follows: Substitute Index Level = Base Level x (Latest Level / Reference Level) Where: “Base Level” means the level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) in respect of the month which is 12 calendar months prior to the month for which the Substitute Index Level is being determined; “Latest Level” means the latest level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) prior to the month in respect of which the Substitute Index Level is being calculated; and “Reference Level” means the level of the Index (excluding any flash estimates) published or announced by Eurostat (or any successor entity which publishes such index) in respect of the month that is 12 calendar months prior to the month referred to in “Latest Level” above. (b) If a Relevant Level is published or announced at any time after the day that is five Business Days prior to the next Interest Payment Date, such Relevant Level will not be used in any calculations. The Substitute Index Level so determined pursuant to this Condition 4.9(i) will be the definitive level for that calculation month. (ii) Cessation of publication: If the Index Level has not been published or announced for two consecutive months or Eurostat announces that it will no longer continue to publish or announce the Index then the Calculation Agent shall determine a successor index in lieu of any previously applicable Index (the “Successor Index”) by using the following methodology: (a) if at any time (other than after an Early Termination Event (as defined below) has been designated by the Calculation Agent pursuant to paragraph (e) below) a successor index has been designated by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument, such successor index shall be designated the “Successor Index” for the purposes of all subsequent Interest Payment Dates, notwithstanding that any other Successor Index may previously have been determined under paragraph (b), (c) or (d) below; or (b) if a Successor Index has not been determined under paragraph (a) above (and there has been no designation of an Early Termination Event pursuant to

A48332378 110 paragraph (e) below), and a notice has been given or an announcement has been made by Eurostat (or any successor entity which publishes such index) specifying that the Index will be superseded by a replacement index specified by Eurostat (or any such successor), and the Calculation Agent determines that such replacement index is calculated using the same or substantially similar formula or method of calculation as used in the calculation of the previously applicable Index, such replacement index shall be the Index from the date that such replacement index comes into effect; or (c) if a Successor Index has not been determined under paragraph (a) or (b) above (and there has been no designation of an Early Termination Event pursuant to paragraph (e) below), the Calculation Agent shall ask five leading independent dealers to state what the replacement index for the Index should be. If between four and five responses are received, and of those four or five responses, three or more leading independent dealers state the same index, this index will be deemed the “Successor Index”. If three responses are received, and two or more leading independent dealers state the same index, this index will be deemed the “Successor Index”. If fewer than three responses are received, the Calculation Agent will proceed to paragraph (d) below; (d) if no Successor Index has been determined under paragraph (a), (b) or (c) above on or before the fifth Index Business Day prior to the next Affected Payment Date the Calculation Agent will determine an appropriate alternative index for such Affected Payment Date, and such index will be deemed the “Successor Index”; (e) if the Calculation Agent determines that there is no appropriate alternative index, the Issuer and the Instrumentholders shall, in conjunction with the Calculation Agent, determine an appropriate alternative index. If the Issuer and the Instrumentholders, in conjunction with the Calculation Agent, do not reach agreement on an appropriate alternative index within a period of ten Business Days, then an Early Termination Event will be deemed to have occurred and the Issuer will redeem the Instruments pursuant to Condition 4.10. (iii) Rebasing of the Index: If the Calculation Agent determines that the Index has been or will be rebased at any time, the Index as so rebased (the “Rebased Index”) will be used for the purposes of determining each relevant Index Level from the date of such rebasing; provided, however, that the Calculation Agent shall make such adjustments as are made by the calculation agent (or any other party performing the function of a calculation agent (whatever such party’s title)) pursuant to the terms and conditions of the Related Instrument to the levels of the Rebased Index so that the Rebased Index levels reflect the same rate of inflation as the Index before it was rebased. Any such rebasing shall not affect any prior payments made. (iv) Material Modification Prior to Interest Payment Date: If, on or prior to the day that is five Business Days before an Interest Payment Date, Eurostat announces that it will make a material change to the Index then the Calculation Agent shall make any such adjustments to the Index consistent with adjustments made to the Related Instrument. (v) Manifest Error in Publication: If, within 30 days of publication, the Calculation Agent determines that Eurostat (or any successor entity which publishes such index) has corrected the level of the Index to remedy a manifest error in its original publication, the Calculation Agent will notify the parties of (a) that correction, (b) the amount that is payable as a result of that correction and (c) take such other action as it may deem necessary to give effect to such correction.

A48332378 111 4.10 Redemption for Index Reasons If an Early Termination Event as described under Condition 4.9(ii)(e) is deemed to have occurred, the Issuer will, upon giving not more than 60 nor less than 30 days’ notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms) in accordance with Condition 14, redeem all, but not some only, of the Instruments at their principal amount together with interest accrued but unpaid up to and including the date of redemption (in each case adjusted in accordance with Condition 4.8). 5 Redemption, Purchase and Options 5.1 Final Redemption Unless previously redeemed, purchased and cancelled as provided below, this Instrument will be redeemed at its Final Redemption Amount (which, unless otherwise provided, is its nominal amount) on the Maturity Date specified in the relevant Final Terms provided, however, that if this Instrument is a Perpetual Instrument it will only be redeemable and repayable in accordance with the following provisions of this Condition 5. 5.2 Redemption for Taxation Reasons If, on the occasion of the next payment in respect of the Instruments the Issuer satisfies the Trustee immediately before the giving of the notice referred to below that it would be unable to make such payment without having to pay additional amounts as described in Condition 7, and such requirement to pay such additional amounts arises by reason of a change in the laws of the United Kingdom or any political sub-division of the United Kingdom or taxing authority in the United Kingdom or any political sub-division of the United Kingdom or in the interpretation or application of the laws of the United Kingdom or any political sub-division of the United Kingdom or in any applicable double taxation treaty or convention, which change becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Instruments, and such requirement cannot be avoided by the Issuer taking reasonable measures (such measures not involving any material additional payments by, or expense for, the Issuer), the Issuer may, at its option, at any time, having given not less than 30 nor more than 45 days’ notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms) in accordance with Condition 14, redeem all, but not some only, of the Instruments at their Early Redemption Amount together with interest accrued to the date of redemption provided that the date fixed for redemption shall not be earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts or make such withholding or deduction, as the case may be, were a payment in respect of the Instruments then due. Prior to the publication of any notice of redemption pursuant to this Condition 5.2, the Issuer shall deliver to the Trustee a certificate signed by two Directors of the Issuer stating that the requirement referred to above cannot be avoided by the Issuer taking reasonable measures available to it and the Trustee shall be entitled to accept such certificate as sufficient evidence of the satisfaction of the condition precedent set out above in which event it shall be conclusive and binding on Instrumentholders and Couponholders. 5.3 Purchases The Issuer and any of its subsidiary undertakings may at any time purchase Instruments (provided that all unmatured Coupons and unexchanged Talons appertaining to them are attached or surrendered with them) in the open market or otherwise at any price.

A48332378 112 5.4 Early Redemption 5.4.1 Zero Coupon Instruments (i) The Early Redemption Amount payable in respect of any Zero Coupon Instrument, the Early Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Instrument pursuant to Condition 5.2 or upon it becoming due and payable as provided in Condition 9 shall be the Amortised Face Amount (calculated as provided below) of such Instrument unless otherwise specified in the relevant Final Terms. (ii) Subject to the provisions of sub-paragraph (iii) below, the Amortised Face Amount of any such Instrument shall be the scheduled Final Redemption Amount of such Instrument on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is specified in the relevant Final Terms, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Instruments if they were discounted back to their issue price on the Issue Date) compounded annually. (iii) If the Early Redemption Amount payable in respect of any such Instrument upon its redemption pursuant to Condition 5.2 or, if applicable, Condition 5.5 or 5.6 or upon it becoming due and payable as provided in Condition 9, is not paid when due, the Early Redemption Amount due and payable in respect of such Instrument shall be the Amortised Face Amount of such Instrument as defined in sub-paragraph (ii) above, except that such sub-paragraph shall have effect as though the reference in that sub-paragraph to the date on which the Instrument becomes due and payable was replaced by a reference to the Relevant Date as defined in Condition 7. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (both before and after judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Final Redemption Amount of such Instrument on the Maturity Date together with any interest that may accrue in accordance with Condition 3.2. Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction specified in the relevant Final Terms. 5.4.2 Other Instruments The Early Redemption Amount payable in respect of any Instrument (other than Instruments described in Condition 5.4.1), upon redemption of such Instrument pursuant to this Condition 5.4 or upon it becoming due and payable as provided in Condition 9, shall be the Final Redemption Amount unless otherwise specified in the relevant Final Terms. 5.5 Redemption at the Option of the Issuer and Exercise of Issuer’s Options 5.5.1 If (i) Residual Holding Call Option is specified in the relevant Final Terms, and (ii) if at any time the Residual Holding Percentage or more of the aggregate nominal amount of Instruments originally issued shall have been redeemed or purchased and cancelled, the Issuer shall have the option to redeem such outstanding Instruments in whole, but not in part, at their Residual Holding Redemption Amount. Unless otherwise specified in the relevant Final Terms, the Residual Holding Redemption Amount will be calculated by the Calculation Agent by discounting the outstanding nominal amount of the Instruments and the remaining interest payments (if applicable) to the Maturity Date by a rate per annum (expressed as a percentage to the nearest one hundred

A48332378 113 thousandth of a percentage point (with halves being rounded up)) equal to the Benchmark Yield, being the yield on the Benchmark Security at the close of business on the third Business Day prior to the date fixed for such redemption, plus the Benchmark Spread. Where the specified calculation is to be made for a period of less than one year, it shall be calculated using the Benchmark Day Count Fraction. The Issuer will give not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders and the Trustee of any such redemption pursuant to this Condition 5.5.1. 5.5.2 If Call Option is specified in the relevant Final Terms, the Issuer may, unless an Exercise Notice has been given pursuant to Condition 5.6 or 5.7, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms), redeem, or exercise any Issuer’s option in relation to, all or, if so provided, some of such Instruments on any Optional Redemption Date(s) or Option Exercise Date, as the case may be. Any such redemption of Instruments shall be at their Optional Redemption Amount together with interest accrued to but excluding the date fixed for redemption. Any such redemption or exercise must relate to Instruments of a nominal amount at least equal to the minimum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms and no greater than the maximum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms. All Instruments in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition. In the case of a partial redemption or a partial exercise of an Issuer’s option, the notice to Instrumentholders shall also contain the serial numbers of the Instruments to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws, listing authority and stock exchange requirements. 5.5.3 If Make-whole Redemption Option is specified in the relevant Final Terms as applicable, the Issuer may, unless an Exercise Notice has been given pursuant to Condition 5.6 or 5.7, on giving not less than 15 nor more than 30 days’ irrevocable notice to the Instrumentholders (or such other notice period as may be specified in the relevant Final Terms), redeem, or exercise any Issuer’s option in relation to, all or, if so provided, some of such Instruments on any Make-whole Redemption Date(s). Any such redemption of Instruments shall be at an amount equal to the higher of the following, in each case together with interest accrued to but excluding the date fixed for redemption: (i) the nominal amount of the Instrument; and (ii) (A) the nominal amount of the Instrument multiplied by the price (as reported in writing to the Issuer and the Trustee by a financial adviser (the “Financial Adviser”) appointed by the Issuer and approved by the Trustee) expressed as a percentage (rounded to the nearest fifth decimal places, 0.000005 being rounded upwards) at which the Gross Redemption Yield to maturity on such Instrument (or, if a Par Call Commencement Date is specified in the relevant Final Terms, the Gross Redemption Yield to the Par Call Commencement Date) on the Determination Date specified in the relevant Final Terms is equal to the Gross Redemption Yield at the Quotation Time specified in the relevant Final Terms on the Determination Date of the Reference Bond specified in the relevant Final Terms (or, where the Financial Adviser advises the Trustee that,

A48332378 114 for reasons of illiquidity or otherwise, such Reference Bond is not appropriate for such purpose, such other government stock as such Financial Adviser may recommend) plus any applicable Redemption Margin specified in the relevant Final Terms; or (B) if Canada Yield Price is specified in the relevant Final Terms, (I) at any time prior to the Par Call Commencement Date, the Canada Yield Price and (II) at any time on or after the Par Call Commencement Date, but prior to the Maturity Date, the nominal amount of the Instruments. Any such redemption or exercise must relate to Instruments of a nominal amount at least equal to the minimum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms and no greater than the maximum nominal amount (if any) permitted to be redeemed specified in the relevant Final Terms. All Instruments in respect of which any such notice is given shall be redeemed, or the Issuer’s option shall be exercised, on the date specified in such notice in accordance with this Condition. In the case of a partial redemption or a partial exercise of an Issuer’s option, the notice to Instrumentholders shall also contain the serial numbers of the Instruments to be redeemed, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate (or the Instruments to be redeemed will be selected by the Canadian Paying Agent in such manner as the Canadian Paying Agent deems appropriate and as approved by the Trustee), subject to compliance with any applicable laws, listing authority and stock exchange requirements. In this Condition: “Canada Yield Price” means the price, calculated on the business day preceding the redemption date of the Instruments (the “Yield Determination Date”) equal to the net present value of all scheduled payments of outstanding principal and interest on the Instruments to be redeemed (not including any portion of the payment of interest accrued as of the redemption date) from the redemption date of the Instruments to be redeemed to the Par Call Commencement Date specified in the relevant Final Terms (and assuming, for this purpose, that the Instruments are scheduled to mature on the Par Call Commencement Date) using as a discount rate the Government of Canada Yield plus any applicable Redemption Margin specified in the relevant Final Terms. “Government of Canada Yield” means with respect to any redemption date, the arithmetic average (rounded to the nearest 1/100 of 1 per cent.) of the yield to maturity, provided by two major Canadian investment dealers selected by the Issuer as at noon (Toronto time) on the Yield Determination Date, as the yields which a non-callable Government of Canada bond would carry if issued, in Canadian dollars in Canada, at 100 per cent. of its principal amount on such date with a term to maturity which most closely approximates the remaining term to the Par Call Commencement Date. “Gross Redemption Yield” means a yield calculated in accordance with generally accepted market practice at such time, as advised to the Trustee by the Financial Adviser.

A48332378 115 5.6 Redemption at the Option of Instrumentholders following a Restructuring Event 5.6.1 *[Redemption of Instruments issued by National Grid at the option of Instrumentholders If at any time whilst any of the Instruments issued by National Grid remains outstanding, there occurs the National Grid Restructuring Event, a Public Announcement shall be made and if, within the National Grid Restructuring Period, either: (i) (if at the time that the National Grid Restructuring Event occurs there are Rated Securities) a Rating Downgrade in respect of the National Grid Restructuring Event occurs; or (ii) (if at the time that the National Grid Restructuring Event occurs there are no Rated Securities) a Negative Rating Event in respect of the National Grid Restructuring Event occurs, (the National Grid Restructuring Event and Rating Downgrade or the National Grid Restructuring Event and Negative Rating Event, as the case may be, occurring within the National Grid Restructuring Period, together called a “Put Event”), then the holder of each Instrument issued by National Grid will have the option upon the giving of a Put Notice (as defined in Condition 5.6.4) to require National Grid to redeem or, at the option of National Grid, purchase (or procure the purchase of) such Instrument on the Put Date (as defined in Condition 5.6.4) at its principal amount together with accrued interest to the Put Date. Promptly upon National Grid becoming aware that a Put Event has occurred, National Grid shall, or at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Instruments then outstanding or if so directed by an Extraordinary Resolution of the Instrumentholders, the Trustee shall, give notice (a “Put Event Notice”) to the Instrumentholders in accordance with Condition 14 specifying the nature of the Put Event and the procedure (as set out in Condition 5.6.4) for exercising the option contained in this Condition 5.6.1. National Grid shall, forthwith upon becoming aware of the occurrence of the National Grid Restructuring Event (a) provide the Trustee with the relevant Directors’ Report and (b) provide or procure that the Reporting Accountants provide the Trustee with the Accountants’ Report. The Directors’ Report and the Accountants’ Report shall, in the absence of manifest error, be conclusive and binding on all concerned, including the Trustee and the Instrumentholders. The Trustee shall be entitled to act, or not act, and rely on without being expected to verify the accuracy of the same (and shall have no liability to Instrumentholders for doing so) any Directors’ Report and/or any Accountants’ Report (whether or not addressed to it). 5.6.2 For the purposes of this Condition “Accountants’ Report” means a report of the Reporting Accountants stating whether the amounts included in the calculation of the Operating Profit and the amount for Consolidated Operating Profit as included in the Directors’ Report have been accurately extracted from the accounting records of National Grid and its Subsidiaries and whether the Disposal Percentage included in the Directors’ Report has been * Only applicable where National Grid is the Issuer.

A48332378 116 correctly calculated which will be prepared pursuant to an engagement letter to be entered into by the Reporting Accountants, National Grid and the Trustee. National Grid shall use reasonable endeavours to procure that there shall at the relevant time be Reporting Accountants who have (a) entered into an engagement letter with National Grid and the Trustee which shall (i) not limit the liability of the Reporting Accountants to the Trustee by reference to a monetary cap and (ii) be available for inspection by Instrumentholders at the principal office of the Trustee or (b) agreed to provide Accountants’ Reports on such other terms as National Grid and the Trustee shall approve. If National Grid, having used reasonable endeavours, is unable to procure that there shall at the relevant time be Reporting Accountants who have entered into an engagement letter complying with (i) above, the Trustee may rely on an Accountants’ Report which contains a limit on the liability of the Reporting Accountants by reference to a monetary cap or otherwise. Investors should be aware that the engagement letter may contain a limit on the liability of the Reporting Accountants which may impact on the interests of Instrumentholders. National Grid shall give notice to the Trustee of the identity of the Reporting Accountants; “Consolidated Operating Profit” means the consolidated operating profit on ordinary activities before tax and interest and before taking account of depreciation and amortisation of goodwill and regulatory assets (for the avoidance of doubt, exceptional items, as reflected in the Relevant Accounts shall not be included) of National Grid and its subsidiaries (including any share of operating profit of associates and joint ventures) determined in accordance with International Financial Reporting Standards (“IFRS”) by reference to the Relevant Accounts; “Directors’ Report” means a report prepared and signed by two directors of National Grid addressed to the Trustee setting out the Operating Profit, the Consolidated Operating Profit and the Disposal Percentage and stating any assumptions which the Directors of National Grid have employed in determining the Operating Profit; “Disposal Percentage” means, in relation to a sale, transfer, lease or other disposal or dispossession of any Disposed Assets, the ratio of (a) the aggregate Operating Profit to (b) the Consolidated Operating Profit, expressed as a percentage; “Disposed Assets” means, where National Grid and/or any of its Subsidiaries sells, transfers, leases or otherwise disposes of or is dispossessed by any means (but excluding sales, transfers, leases, disposals or dispossessions which, when taken together with any related lease back or similar arrangements entered into in the ordinary course of business, have the result that Operating Profit directly attributable to any such undertaking, property or assets continues to accrue to National Grid or, as the case may be, such Subsidiary), otherwise than to a wholly-owned Subsidiary of National Grid or to National Grid, of the whole or any part (whether by a single transaction or by a number of transactions whether related or not) of its undertaking or (except in the ordinary course of business of National Grid or any such Subsidiary) property or assets, the undertaking, property or assets sold, transferred, leased or otherwise disposed of or of which it is so dispossessed; “Negative Rating Event” shall be deemed to have occurred if either (a) National Grid does not, either prior to or not later than 21 days after the relevant National Grid Restructuring Event, seek, and thereupon use all reasonable endeavours to obtain, a rating of the Instruments or any other unsecured and unsubordinated debt of National Grid having an initial maturity of five years or more (“Rateable Debt”) from a Rating

A48332378 117 Agency or (b) if National Grid does so seek and use such endeavours, it is unable, as a result of such National Grid Restructuring Event, to obtain such a rating of at least investment grade (BBB- or Baa3 or their respective equivalents for the time being), provided that a Negative Rating Event shall not be deemed to have occurred in respect of a particular National Grid Restructuring Event if the Rating Agency declining to assign a rating of at least investment grade (as described above) does not announce or publicly confirm that its declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable National Grid Restructuring Event (whether or not the National Grid Restructuring Event shall have occurred at the time such investment grade rating is declined); “National Grid Restructuring Event” shall be deemed to have occurred at any time (whether or not approved by the Board of Directors of National Grid) that the sum of Disposal Percentages for National Grid within any period of 36 months commencing on or after the issue date of the first Tranche of the Instruments is greater than 50 per cent.; “National Grid Restructuring Period” means the period ending 90 days after a Public Announcement (or such longer period in which the Rated Securities or Rateable Debt, as the case may be, is or are under consideration (announced publicly within the first mentioned period) for rating review or, as the case may be, rating by a Rating Agency); “Operating Profit”, in relation to any Disposed Assets, means the operating profits on ordinary activities before tax and interest and before taking account of depreciation and amortisation of goodwill and regulatory assets (for the avoidance of doubt, exceptional items, as reflected in the Relevant Accounts, shall not be included) of National Grid and its Subsidiaries directly attributable to such Disposed Assets as determined in accordance with IFRS by reference to the Relevant Accounts and, if Relevant Accounts do not yet exist, determined in a manner consistent with the assumptions upon which the Directors’ Report is to be based. Where the Directors of National Grid have employed assumptions in determining the Operating Profit, those assumptions should be clearly stated in the Directors’ Report; “Public Announcement” means an announcement by National Grid or the Trustee, of the occurrence of the National Grid Restructuring Event published in a leading national newspaper having general circulation in the United Kingdom (which is expected to be the Financial Times); “Rated Securities” means the Instruments, if and for so long as they shall have an effective rating from a Rating Agency and otherwise any Rateable Debt which is rated by a Rating Agency; provided that if there shall be no such Rateable Debt outstanding prior to the maturity of the Instruments, the holders of not less than one-quarter in principal amount of outstanding Instruments may require National Grid to obtain and thereafter update on an annual basis a rating of the Instruments from a Rating Agency. In addition, National Grid may at any time obtain and thereafter update on an annual basis a rating of the Instruments from a Rating Agency, provided that, except as provided above, National Grid shall not have any obligation to obtain such a rating of the Instruments; “Rating Agency” means S&P Global Ratings Europe Limited and its successors or Moody’s Investors Service Ltd. and its successors or any rating agency substituted for either of them (or any permitted substitute of them) by National Grid from time to time with the prior written approval of the Trustee;

A48332378 118 “Rating Downgrade” shall be deemed to have occurred in respect of the National Grid Restructuring Event if the then current rating whether provided by a Rating Agency at the invitation of National Grid or by its own volition assigned to the Rated Securities by any Rating Agency is withdrawn or reduced from an investment grade rating (BBB- or Baa3 or their respective equivalents for the time being or better) to a non-investment grade rating (BB+ or Ba1 or their respective equivalents for the time being or worse) or, if a Rating Agency shall already have rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category; provided that a Rating Downgrade otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular National Grid Restructuring Event if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable National Grid Restructuring Event (whether or not the applicable National Grid Restructuring Event shall have occurred at the time of the Rating Downgrade); “Relevant Accounts” means the most recent annual audited consolidated financial accounts of National Grid and its Subsidiaries preceding the relevant sale, transfer, lease or other disposal or dispossession of any Disposed Asset; “Reporting Accountants” means the Auditors of National Grid (but not acting in their capacity as auditors) or such other firm of accountants as may be nominated by National Grid and approved in writing by the Trustee for the purpose or, failing which, as may be selected by the Trustee for the purpose; and “Subsidiary” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006 and “Subsidiaries” shall be construed accordingly. 5.6.3 The Trustee shall not be responsible for ascertaining or monitoring whether or not the National Grid Restructuring Event, a Negative Rating Event or a Rating Downgrade in relation to National Grid has occurred and, unless and until it has actual knowledge to the contrary, shall be entitled to assume that no such event has occurred. 5.6.4 To exercise the option of redemption of an Instrument under Condition 5.6.1 the Instrumentholder must deliver each Instrument to be redeemed accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a “Put Notice”) and, in which the Instrumentholder may specify an account to which payment is to be made under this Condition 5.6 to the specified office of any Paying Agent on any business day falling within the period (the “Put Period”) of 45 days after a Put Event Notice is given. The Instrument should be delivered together with all Coupons (and Talons) appertaining thereto maturing after the date (the “Put Date”) falling seven days after the expiry of the Put Period, failing which (unless Condition 6.6.1 applies) the Paying Agent will require payment of an amount equal to the face value of any such missing Coupon and/or Talon. Any amount so paid will be reimbursed in the manner provided in Condition 6 against presentation and surrender of the relevant missing Coupon and/or Talon, subject to Condition 8. The Paying Agent to which such Instrument and Put Notice are delivered will issue to the Instrumentholder concerned a non- transferable receipt in respect of the Instrument so delivered. Payment in respect of any Instrument so delivered will be made, if the Instrumentholder duly specified a bank account in the Put Notice to which payment is to be made, on the Put Date by transfer to that bank account and, in every other case, on or after the Put Date in the manner provided in Condition 6 against presentation and surrender (or, in the case of part

A48332378 119 payment, endorsement) of such receipt at the specified office of any Paying Agent. A Put Notice, once given, shall be irrevocable. For the purposes of the Conditions and the Trust Deed, receipts issued pursuant to this Condition 5.6 shall be treated as if they were Instruments. National Grid shall redeem the relevant Instruments on the Put Date unless previously redeemed or purchased.] 5.6.1 *[Redemption of Instruments issued by NGET at the option of Instrumentholders If NGET Restructuring Put Option is specified in the relevant Final Terms and at any time whilst any of the Instruments issued by NGET remains outstanding there occurs an NGET Restructuring Event and in relation to that NGET Restructuring Event, a Negative Certification is made and, within the NGET Restructuring Period either: (i) (if at the time that an NGET Restructuring Event occurs there are Rated Securities) a Rating Downgrade in respect of the relevant NGET Restructuring Event occurs; or (ii) (if at the time that an NGET Restructuring Event occurs there are no Rated Securities) a Negative Rating Event in respect of the relevant NGET Restructuring Event occurs, (the NGET Restructuring Event and Rating Downgrade or the NGET Restructuring Event and Negative Rating Event, as the case may be, occurring within the NGET Restructuring Period, together with a Negative Certification, shall be called a “Put Event”), then the holder of each Instrument of NGET will have the option upon the giving of a Put Notice (as defined in Condition 5.6.4) to require NGET to redeem or, at the option of NGET, purchase (or procure the purchase of) such Instrument on the Put Date (as defined in Condition 5.6.4) at its principal amount together with accrued interest to the Put Date. Promptly upon NGET becoming aware that a Put Event has occurred, and in any event no later than 14 days after the occurrence of a Put Event, NGET shall, or at any time upon the Trustee becoming similarly so aware the Trustee may, and if so requested in writing by the holders of at least one-quarter in principal amount of the Instruments then outstanding or if so directed by an Extraordinary Resolution of the Instrumentholders, the Trustee shall, give notice (a “Put Event Notice”) to the Instrumentholders in accordance with Condition 14 specifying the nature of the Put Event and the procedure (as set out in Condition 5.6.4) for exercising the option contained in this Condition 5.6.1. 5.6.2 For the purposes of this Condition “Electricity Act” means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto; “Electricity Transmission Licence” means the transmission licence, as subsequently amended from time to time, originally granted by the Secretary of State for Energy to NGET under the Electricity Act; “Negative Certification” means, on the occurrence of an NGET Restructuring Event, such event or events being certified in writing by an independent financial adviser appointed by NGET and approved by the Trustee (or, if NGET shall not have appointed such an adviser within 21 days after becoming aware of the occurrence of such NGET * Only applicable where NGET is the Issuer.

A48332378 120 Restructuring Event, appointed by the Trustee (following consultation with NGET)) as being in its opinion materially prejudicial to the interests of the Instrumentholders. Any Negative Certification by an independent financial adviser as to whether or not, in its opinion, any event defined as an NGET Restructuring Event is materially prejudicial to the interests of the Instrumentholders shall, in the absence of manifest error, be conclusive and binding upon NGET, the Trustee, the Instrumentholders and the Couponholders; “Negative Rating Event” shall be deemed to have occurred if NGET is unable as a result of an NGET Restructuring Event to obtain a rating of the Instruments or of any other comparable unsecured and unsubordinated debt of NGET (or of any Subsidiary of NGET and which is guaranteed on an unsecured and unsubordinated basis by NGET) having an initial maturity of five years or more (“Rateable Debt”) from a Rating Agency of at least investment grade (BBB-/Baa3, or their respective equivalents for the time being), which rating NGET shall use all reasonable endeavours to obtain, provided that a Negative Rating Event shall not be deemed to have occurred in respect of a particular NGET Restructuring Event if the Rating Agency making the relevant reduction or declining to assign a rating of at least investment grade (as described above) does not announce or publicly confirm or otherwise inform the Trustee that the reduction or its declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable NGET Restructuring Event; “NGET Restructuring Event” means the occurrence of any one or more of the following events: (a) the Secretary of State for Trade and Industry or any official succeeding to his functions gives NGET written notice of revocation of the Electricity Transmission Licence in accordance with the terms as to revocation set out in Schedule 2 of the Electricity Transmission Licence, such revocation to become effective not later than the Maturity Date of the Instruments or NGET agrees in writing with the Secretary of State for Trade and Industry or any official succeeding to his functions to any revocation or surrender of the Electricity Transmission Licence or any legislation (whether primary or subordinate) is enacted terminating or revoking the Electricity Transmission Licence; (b) any modification is made to the terms and conditions of the Electricity Transmission Licence other than such a modification which the Trustee, in its opinion, considers to be not materially prejudicial to the interests of the Instrumentholders and has so confirmed in writing to NGET; or (c) any legislation (whether primary or subordinate) is enacted removing, reducing or qualifying the duties or powers of the Secretary of State for Trade and Industry or any official succeeding to his functions and/or the Gas and Electricity Markets Authority under Section 3A of the Electricity Act as compared with those in effect on the issue date of the first Tranche of the Instruments other than such legislation which the Trustee, in its opinion, considers to be not materially prejudicial to the interests of the Instrumentholders and has so confirmed in writing to NGET; “NGET Restructuring Period” means: (a) if at the time at which the NGET Restructuring Event occurs there are Rated Securities, the period of 90 days starting from and including the day on which an NGET Restructuring Event occurs or such longer period in which the Rated

A48332378 121 Securities are under consideration (announced publicly within such 90 day period) for rating review by a Rating Agency; or (b) if at the time at which an NGET Restructuring Event occurs there are no Rated Securities, the period starting from and including the day on which an NGET Restructuring Event occurs and ending on the day 90 days following the date on which a Negative Certification shall have been given to NGET in respect of that NGET Restructuring Event; “Rated Securities” means (a) the Instruments or (b) such other comparable unsecured and unsubordinated debt of NGET (or of any Subsidiary of NGET and which is guaranteed on an unsecured and unsubordinated basis by NGET) having an initial maturity of five years or more selected by NGET from time to time for the purpose of this definition with the approval of the Trustee and which possesses an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) by any Rating Agency (whether at the invitation of NGET or by its own volition); “Rating Agency” means S&P Global Ratings Europe Limited or any of its Subsidiaries and their successors or Moody’s Investors Service Ltd., or any of its Subsidiaries and their successors or any rating agency substituted for either of them (or any permitted substitute of them) by NGET from time to time with the prior written approval of the Trustee; “Rating Downgrade” shall be deemed to have occurred in respect of an NGET Restructuring Event if the rating assigned to the Rated Securities by any Rating Agency which is current immediately prior to the occurrence of an NGET Restructuring Event (whether provided by a Rating Agency at the invitation of NGET or by its own volition) is withdrawn or reduced from an investment grade rating (BBB-/Baa3, or their respective equivalents for the time being, or better) to a non-investment grade rating (BB+/Ba1, or their respective equivalents for the time being, or worse) or, if the Rating Agency shall have already rated the Rated Securities below investment grade (as described above), the rating is lowered one full rating category (from BB+/Ba1 to BB/Ba2 or such similar lowering) provided that a Rating Downgrade shall not be deemed to have occurred in respect of or as a result of a particular NGET Restructuring Event if the Rating Agency making the relevant reduction in rating or declining to assign a rating of at least investment grade as provided in these Conditions does not announce or publicly confirm, or otherwise inform the Trustee, that the reduction or declining was the result, in whole or part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable NGET Restructuring Event; “Subsidiary” means a subsidiary within the meaning of Section 1159 of the Companies Act 2006 and “Subsidiaries” shall be construed accordingly. 5.6.3 The Trustee shall not be responsible for ascertaining whether or not an NGET Restructuring Event, a Negative Rating Event or a Rating Downgrade in relation to NGET has occurred and, unless and until it has actual knowledge to the contrary, shall be entitled to assume that no such event has occurred. 5.6.4 To exercise the option of redemption of an Instrument under Condition 5.6.1 the Instrumentholder must deliver each Instrument to be redeemed accompanied by a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the specified office of any Paying Agent (a “Put Notice”) and, in which the Instrumentholder may specify an account to which payment is to be made under this Condition 5.6 to the specified office of any Paying Agent on any business day falling within the period (the “Put Period”) of 45 days after a Put Event Notice is given.

A48332378 122 The Instrument should be delivered together with all Coupons (and Talons) appertaining thereto maturing after the date (the “Put Date”) falling seven days after the expiry of the Put Period, failing which (unless Condition 6.6.1 applies) the Paying Agent will require payment of an amount equal to the face value of any such missing Coupon and/or Talon. Any amount so paid will be reimbursed in the manner provided in Condition 6 against presentation and surrender of the relevant missing Coupon and/or Talon, subject to Condition 8. The Paying Agent to which such Instrument and Put Notice are delivered will issue to the Instrumentholder concerned a non-transferable receipt in respect of the Instrument so delivered. Payment in respect of any Instrument so delivered will be made, if the Instrumentholder duly specified a bank account in the Put Notice to which payment is to be made, on the Put Date by transfer to that bank account and, in every other case, on or after the Put Date in the manner provided in Condition 6 against presentation and surrender (or, in the case of part payment, endorsement) of such receipt at the specified office of any Paying Agent. A Put Notice, once given, shall be irrevocable. For the purposes of the Conditions and the Trust Deed, receipts issued pursuant to this Condition 5.6 shall be treated as if they were Instruments. NGET shall redeem the relevant Instruments on the Put Date unless previously redeemed or purchased.] 5.7 Redemption at the Option of Instrumentholders If Put Option is specified in the relevant Final Terms, the Issuer shall, at the option of any Instrumentholder, upon such Instrumentholder giving not less than 15 nor more than 30 days’ notice to the Issuer (or such other notice period as may be specified in the relevant Final Terms) redeem such Instrument on the Optional Redemption Date(s) (as specified in the relevant Final Terms) at its Optional Redemption Amount (as specified in the relevant Final Terms) together with interest accrued to the date fixed for redemption. To exercise such option (which must be exercised on an Option Exercise Date) the holder must deposit such Instrument with any Paying Agent at its specified office, together with a duly completed option exercise notice (“Exercise Notice”) in the form obtainable from any Paying Agent within the Instrumentholders’ Option Period (as specified in the Final Terms). No Instrument so deposited and option exercised may be withdrawn (except as provided in the Agency Agreement) without the prior consent of the Issuer. 5.8 Cancellation All Instruments redeemed pursuant to any of the foregoing provisions will be cancelled forthwith together with all unmatured Coupons and unexchanged Talons attached thereto. All Instruments purchased by or on behalf of the Issuer or any of its Subsidiaries may, at the option of the Issuer be held by or may be surrendered together with all unmatured Coupons and all unexchanged Talons attached to them to a Paying Agent for cancellation, but may not be resold and when held by the Issuer or any of its respective Subsidiaries shall not entitle the holder to vote at any meeting of Instrumentholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of Instrumentholders or for the purposes of Condition 11. 6 Payments and Talons 6.1 Payments Payments of principal and interest in respect of Instruments (other than Australian Domestic Instruments) will, subject as mentioned below, be made against presentation and surrender of the relevant Instruments (in the case of all payments of principal and, in the case of interest,

A48332378 123 as specified in Condition 6.6.4) or Coupons (in the case of interest, save as specified in Condition 6.6.4), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the holder, by transfer to an account denominated in that currency with, a bank in the principal financial centre for that currency; provided that in the case of Euro, the transfer shall be in a city in which banks have access to the TARGET System. 6.2 Payments in respect of Australian Domestic Instruments Payments of principal and interest in respect of Australian Domestic Instruments will be made in Australian dollars to the persons registered in the Australian Register on the relevant Record Date (as defined below) as the holders of such Australian Domestic Instruments. Payments to holders in respect of each Australian Domestic Instrument will be made: (i) if the Australian Domestic Instrument is held by Austraclear and entered in the Austraclear System, by crediting on the relevant Interest Payment Date, the Maturity Date or other date on which payment is due the amount then due to the account or accounts to which payments should be made in accordance with the Austraclear Regulations or as otherwise agreed with Austraclear; and (ii) if the Australian Domestic Instrument is not held by Austraclear and entered in the Austraclear System, by crediting on the Interest Payment Date, the Maturity Date or other date on which payment is due, the amount then due to an account in Australia previously notified by the Instrumentholder(s) of the Australian Domestic Instrument to the relevant Issuer and the Australian Registrar. Payment of an amount due in respect of an Australian Domestic Instrument to the holder or otherwise in accordance with this Condition or to the Trustee discharges the obligation of the Issuer to all persons to pay that amount. Payments will for all purposes be taken to be made when the relevant Issuer or the Agent gives irrevocable instructions for the making of the relevant payment by electronic transfer, being instructions which would be reasonably expected to result, in the ordinary course of banking business, in the funds transferred reaching the account to which the payment is to be made on the same day as the day on which the instructions are given. If, following the application of Condition 6.7 (Non-business days), a payment is due to be made under an Australian Domestic Instrument to an account on a business day on which banks are not open for general banking business in the city in which the account is located, the Instrumentholder is not entitled to payment of such amount until the next business day on which banks in such city are open for general banking business and is not entitled to any interest or other payment in respect of any such delay. In this Condition, in relation to Australian Domestic Instruments, “Record Date” means, in the case of payments of principal or interest, close of business on the date which is the eighth calendar day before the due date for the relevant payment of principal or interest. 6.3 Payments in the United States Notwithstanding the above, if any Instruments are denominated in U.S. dollars, payments in respect of them may be made at the specified office of any Paying Agent in New York City in the same manner as specified above if (a) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Instruments in the manner provided above when due, (b) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment

A48332378 124 or receipt of such amounts and (c) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer. 6.4 Payments subject to Fiscal Laws etc. Save as provided in Condition 7, payments will be subject in all cases to any applicable fiscal or other laws, regulations and directives in the place of payment and the Issuer will not be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations, directives or agreements. No commission or expenses shall be charged to the Instrumentholders or Couponholders in respect of such payments. 6.5 Appointment of Agents The Issuing and Paying Agent, the Paying Agents and the Calculation Agent initially appointed by the Issuer and their respective specified offices are listed below. The Issuing and Paying Agent, the Paying Agents and the Calculation Agent act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any holder. The Issuer reserves the right at any time with the approval of the Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent or the Calculation Agent and to appoint additional or other Paying Agents, provided that the Issuer shall at all times maintain (a) an Issuing and Paying Agent, (b) a Paying Agent (which may be the Issuing and Paying Agent) having its specified office in a major European city, (c) a Calculation Agent where the Conditions so require one, (d) so long as the Instruments are listed on any stock exchange or admitted to listing by any other relevant authority, a Paying Agent having a specified office in such place as may be required by the rules and regulations of any other relevant stock exchange or other relevant authority, and (e) so long as the Instruments clear in a clearing system other than or in addition to Euroclear and Clearstream, Luxembourg, a Paying Agent that is able to make payments to such clearing system in accordance with the rules and procedure of such clearing system. As used in these Conditions, the terms “Issuing and Paying Agent”, “Calculation Agent”, and “Paying Agent” include any additional or replacement Issuing and Paying Agent, Calculation Agent or Paying Agent appointed under this Condition. In addition, the Issuer shall forthwith appoint a Paying Agent in New York City in respect of any Instruments denominated in U.S. dollars in the circumstances described in Condition 6.3. Notice of any such change or any change of any specified office shall promptly be given to the Instrumentholders in accordance with Condition 14. 6.6 Unmatured Coupons and unexchanged Talons 6.6.1 Upon the due date for redemption of any Instrument, unmatured Coupons relating to such Instrument (whether or not attached) shall become void and no payment shall be made in respect of them. 6.6.2 Upon the due date for redemption of any Instrument, any unexchanged Talon relating to such Instrument (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon. 6.6.3 Where any Instrument which provides that the relevant Coupons are to become void upon the due date for redemption of those Instruments is presented for redemption without all unmatured Coupons, and where any Instrument is presented for redemption without any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may require. 6.6.4 If the due date for redemption of any Instrument is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against

A48332378 125 presentation (and surrender if appropriate) of the relevant Instrument. Interest accrued on an Instrument that only bears interest after its Maturity Date shall be payable on redemption of that Instrument against presentation of that Instrument. 6.7 Non-business Days If any date for payment in respect of any Instrument or Coupon is not a business day, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, “business day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as “Financial Centres” in the relevant Final Terms and: 6.7.1 (in the case of a payment in a currency other than Euro) where payment is to be made by transfer to an account maintained with a bank in the relevant currency, on which foreign exchange transactions may be carried on in the relevant currency in the principal financial centre of the country of such currency (which in the case of Australian dollars is Sydney); or 6.7.2 (in the case of a payment in Euro) which is a TARGET Business Day. 6.8 Talons On or after the Interest Payment Date for the final Coupon forming part of a Coupon sheet issued in respect of any Instrument, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (but excluding any Coupons which may have become void pursuant to Condition 8). 7 Taxation All payments of principal and interest by or on behalf of the Issuer in respect of the Instruments and the Coupons will be made without withholding or deduction for or on account of, any present or future taxes or duties of whatever nature imposed or levied by or on behalf of the United Kingdom or any political sub-division of the United Kingdom or any authority in or of the United Kingdom having power to tax, unless such withholding or deduction is compelled by law. In that event, the Issuer will pay such additional amounts of principal and interest as will result in the receipt by the Instrumentholders or, as the case may be, the Couponholders of the amounts which would otherwise have been received by them in respect of the Instruments or Coupons had no withholding or deduction been made, except that no such additional amounts shall be payable in respect of any Instrument or Coupon presented for payment: (a) by or on behalf of, a person who is liable to such taxes or duties in respect of such Instrument or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of such Instrument or Coupon; or (b) by or on behalf of a person who would not be liable or subject to such deduction or withholding by making a declaration of non-residence or other claim for exemption to a tax authority; or (c) more than 30 days after the Relevant Date except to the extent that the holder would have been entitled to such additional amounts on presenting the same for payment on such 30th day. Notwithstanding any other provision of the Terms and Conditions or the Trust Deed, any amounts to be paid on the Instruments by or on behalf of the Issuer, will be paid net of any deduction or withholding imposed or required pursuant to an agreement described in Section 1471(b) of the US Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to

A48332378 126 Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any fiscal or regulatory legislation, rules or practices implementing such an intergovernmental agreement) (any such withholding or deduction, a “FATCA Withholding”). Neither the Issuer nor any other person will be required to pay any additional amounts in respect of FATCA Withholding. As used in these Conditions, “Relevant Date” in respect of any Instrument or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the Instrumentholders in accordance with Condition 14 that, upon further presentation of the Instrument or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. References in these Conditions to (a) “principal” shall be deemed to include any premium payable in respect of the Instruments, Final Redemption Amounts, Early Redemption Amounts, Optional Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 5 or any amendment or supplement to it, (b) “interest” shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 3 or any amendment or supplement to it and (c) “principal” and/or “interest” shall be deemed to include any additional amounts which may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed. 8 Prescription Instruments and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless presented for payment within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them. 9 Events of Default If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by the holders of at least one-quarter in nominal amount of the Instruments then outstanding or if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction), give notice to the Issuer at its registered office that the Instruments are, and they shall accordingly immediately become due and repayable at their Redemption Amount together with accrued interest (if any) to the date of payment: (a) Non-Payment: there is default for more than 30 days in the payment of any principal or interest due in respect of the Instruments; or (b) Breach of Other Obligations: there is default in the performance or observance by the Issuer of any other obligation or provision under the Trust Deed or the Instruments (other than any obligation for the payment of any principal or interest in respect of the Instruments) which default is incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not remedied within 90 days after notice of such default shall have been given to the Issuer by the Trustee; or (c) Cross-Acceleration: if (i) any other present or future Relevant Indebtedness of the Issuer [(or a Principal Subsidiary)]* becomes due and payable prior to its stated maturity by reason of any actual event of default or (ii) any amount in respect of such Relevant Indebtedness is not paid when due or, as the case may be, within any applicable grace period, provided that the * Only applicable where National Grid is the Issuer.

A48332378 127 aggregate amount of the Relevant Indebtedness in respect of which one or more of the events mentioned above in this paragraph (c) have occurred equals or exceeds £100,000,000. [For the purposes of this Condition 9, “Principal Subsidiary” means National Grid Gas plc, NGET, National Grid North America Inc., National Grid USA, Western Power Distribution (East Midlands) plc, Western Power Distribution (West Midlands) plc, Western Power Distribution (South West) plc and Western Power Distribution (South Wales) plc and includes any successor entity thereto or any member of the group of companies comprising National Grid and each of its subsidiary undertakings (the “National Grid Group”) which the Auditors have certified to the Trustee as being a company to which all or substantially all of the assets of a Principal Subsidiary are transferred, provided that any such company shall cease to be a Principal Subsidiary for the purpose of this Condition if at any time the Issuer, or any Subsidiary of the Issuer, ceases to control (as defined below) such company. In the event that all or substantially all of the assets of a Principal Subsidiary are transferred to a member of the National Grid Group as described above, the transferor of such assets shall cease to be deemed to be a Principal Subsidiary for the purposes of this Condition. For the purposes of this Condition 9, “control” of a company means holding more than 50 per cent. of the issued or allotted ordinary shares in such company.]*; or (d) Winding-up: a resolution is passed, or a final order of a court in the United Kingdom is made and, where possible, not discharged or stayed within a period of 90 days, that the Issuer be wound up or dissolved; or (e) Enforcement Proceedings: attachment is made of the whole or substantially the whole of the assets or undertakings of the Issuer and such attachment is not released or cancelled within 90 days or an encumbrancer takes possession or an administrative or other receiver or similar officer is appointed of the whole or substantially the whole of the assets or undertaking of the Issuer or an administration or similar order is made in relation to the Issuer and such taking of possession, appointment or order is not released, discharged or cancelled within 90 days; or (f) Insolvency: the Issuer ceases to carry on all or substantially all of its business or is unable to pay its debts within the meaning of Section 123(1)(e) or Section 123(2) of the Insolvency Act 1986; or (g) Bankruptcy: the Issuer is adjudged bankrupt or insolvent by a court of competent jurisdiction in its country of incorporation, provided that in the case of paragraph (b) the Trustee shall have certified that in its opinion such event is materially prejudicial to the interests of the Instrumentholders. 10 Enforcement The Trustee may, at its discretion and without further notice, institute such actions, steps or proceedings against the Issuer as it may think fit to enforce any obligation, condition or provision binding on the Issuer under the Instruments or under the Trust Deed, but shall not be bound to do so unless: (a) it has been so directed by an Extraordinary Resolution or in writing by the holders of at least one-quarter of the principal amount of the Instruments outstanding; and (b) it has been indemnified and/or secured and/or prefunded to its satisfaction.

A48332378 128 No Instrumentholder or Couponholder shall be entitled to institute such actions, steps or proceedings directly against the Issuer unless the Trustee, having become bound to proceed as specified above, fails or is unable to do so within 60 days and such failure or inability is continuing. 11 Meetings of Instrumentholders, Modifications and Substitution 11.1 Meetings of Instrumentholders The Trust Deed and the Australian Deed Poll (in the case of Australian Domestic Instruments) each contains provisions for convening meetings of Instrumentholders (including, in respect of the Trust Deed, meetings held by way of audio or video conference) to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution (as defined in the Trust Deed or the Australian Deed Poll (as applicable)) of a modification of any of these Conditions or any provisions of the Trust Deed or the Australian Deed Poll (as applicable). An Extraordinary Resolution duly passed at any such meeting shall be binding on Instrumentholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders, except that any Extraordinary Resolution proposed, inter alia, (a) to amend the dates of maturity or redemption of the Instruments or any date for payment of interest on the Instruments, (b) to reduce or cancel the nominal amount of, or any premium payable on redemption of, the Instruments, (c) to reduce the rate or rates of interest in respect of the Instruments or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Instruments, (d) if a Minimum and/or a Maximum Rate of Interest is shown on the face of the Instrument, to reduce any such Minimum and/or Maximum Rate of Interest, (e) to vary any method of calculating the Final Redemption Amount, the Early Redemption Amount or the Optional Redemption Amount, (f) to take any steps that as specified in this Instrument may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply, and (g) to modify the provisions concerning the quorum required at any meeting of Instrumentholders or the majority required to pass the Extraordinary Resolution will only be binding if passed at a meeting of the Instrumentholders (or at any adjournment of that meeting) at which a special quorum (as defined in the Trust Deed or the Australian Deed Poll (as applicable)) is present. A resolution in writing signed by the holders of not less than 95 per cent. in nominal amount of the Instruments will be binding on all Instrumentholders and Couponholders. The Issuer may convene a meeting of Instrumentholders jointly with the holders of all other instruments issued pursuant to the Agency Agreement and the Australian Deed Poll and not forming a single series with the Instruments to which meeting the provisions referred to above apply as if all such instruments formed part of the same series, provided that the proposals to be considered at such meeting affect the rights of the holders of the instruments of each series attending the meeting in identical respects (save insofar as the Conditions applicable to each such series are not identical). 11.2 Modification of the Trust Deed and the Australian Deed Poll The Trustee may agree, without the consent of the Instrumentholders or Couponholders, to (a) any modification of any of the provisions of the Trust Deed or the Australian Deed Poll that is of a formal, minor or technical nature or is made to correct a manifest error, and (b) any other modification (except as mentioned in the Trust Deed or the Australian Deed Poll), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed or the Australian Deed Poll that is in the opinion of the Trustee not materially prejudicial to the interests of the Instrumentholders. In addition, the Trustee shall be obliged to concur with the Issuers in using its reasonable endeavours to effect any Benchmark Amendments in the circumstances and as otherwise set out in Condition 3.10 without the consent or approval of the Instrumentholders and Couponholders. Any amendment or modification of the Conditions of Australian Domestic Instruments may be made without the

A48332378 129 consent of the Instrumentholders if such amendment or modification is made to give effect to any successor rate or alternative rate for the BBSW Rate as provided in Condition 3.2.3(d). Any such modification, authorisation or waiver shall be binding on the Instrumentholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Instrumentholders as soon as practicable. 11.3 Substitution The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and/or the Australian Deed Poll and such other conditions as the Trustee may require, but without the consent of the Instrumentholders or the Couponholders, to the substitution of any other company in place of the Issuer or of any previous substituted company, as principal debtor under the Trust Deed or the Australian Deed Poll (in the case of Australian Domestic Instruments) and the Instruments. In the case of such a substitution the Trustee may agree, without the consent of the Instrumentholders or the Couponholders, to a change of the law governing the Instruments, the Coupons, the Talons and/or the Trust Deed and/or the Australian Deed Poll (as applicable) provided that such change would not in the opinion of the Trustee be materially prejudicial to the interests of the Instrumentholders. 11.4 Entitlement of the Trustee In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Instrumentholders as a class and shall not have regard to the consequences of such exercise for individual Instrumentholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Instrumentholder or Couponholder be entitled to claim, from the Issuer any indemnification or payment in respect of any tax consequence of any such exercise upon individual Instrumentholders or Couponholders. 12 Replacement of Instruments, Coupons and Talons If an Instrument, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, listing authority and stock exchange regulations, at the specified office of such other Paying Agent as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Instrumentholders in accordance with Condition 14 on payment by the claimant of the fees and costs incurred in connection with that replacement and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Instrument, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Instruments, Coupons or further Coupons) and otherwise as the Issuer may require. Mutilated or defaced Instruments, Coupons or Talons must be surrendered before replacements will be issued. 13 Further Issues The Issuer may from time to time without the consent of the Instrumentholders or Couponholders create and issue further instruments having the same terms and conditions as the Instruments and so that such further issue shall be consolidated and form a single series with such Instruments. References in these Conditions to the Instruments include (unless the context requires otherwise) any other instruments issued pursuant to this Condition and forming a single series with the Instruments. Any such further instruments forming a single series with Instruments constituted by the Trust Deed or any deed supplemental to it or the Australian Deed Poll shall, and any other

A48332378 130 instruments may (with the consent of the Trustee), be constituted by the Trust Deed or the Australian Deed Poll (in the case of Australian Domestic Instruments). The Trust Deed and the Australian Deed Poll each contains provisions for convening a single meeting of the Instrumentholders and the holders of instruments of other series if the Trustee so decides. 14 Notices All notices required to be given to the Instrumentholders pursuant to these Conditions will be valid if published in a daily English language newspaper of general circulation in the United Kingdom (which is expected to be the Financial Times). If in the opinion of the Trustee any such publication is not practicable, notice shall be validly given if published in another leading daily English language newspaper with general circulation in Europe. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above. In the case of Australian Domestic Instruments, the following provisions shall apply in lieu of any provisions of this Condition 14 which are inconsistent with the following provisions. Notices regarding Australian Domestic Instruments shall be published in a leading daily newspaper of general circulation in Australia. It is expected that such notices will normally be published in The Australian Financial Review. Any such notice will be deemed to have been given to the holders on the date of such publication. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Instruments in accordance with this Condition. 15 Indemnification of Trustee The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including but not limited to provisions relieving it from any obligation to (a) appoint an independent financial adviser and (b) take proceedings to enforce repayment unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings without accounting for any profit resulting from these transactions and to act as trustee for the holders of any other securities issued by the Issuer or any of its subsidiary undertakings, parent undertakings, joint ventures or associated undertakings. 16 Contracts (Rights of Third Parties) Act 1999 No person shall have any right to enforce any term or condition of the Instruments under the Contracts (Rights of Third Parties) Act 1999. 17 Governing Law and Jurisdiction 17.1 The Instruments (other than Australian Domestic Instruments) and any non-contractual obligations arising out of or connected with them are governed by, and shall be construed in accordance with, English law. 17.2 The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with the Instruments (other than Australian Domestic Instruments). 17.3 The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

A48332378 131 17.4 Nothing in this Condition 17 prevents the Trustee or any Instrumentholder from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or Instrumentholders may take concurrent Proceedings in any number of jurisdictions. 17.5 The Australian Domestic Instruments, the Australian Deed Poll and (unless otherwise specified in the relevant Final Terms) the Australian Agency and Registry Agreement will be governed by, and construed in accordance with, the laws in force in New South Wales, Australia, save that the provisions of Condition 9 (Events of Default) shall be interpreted so as to have the same meaning they would have if governed by English law. 17.6 In the case of Australian Domestic Instruments, each Issuer has irrevocably agreed for the benefit of Instrumentholders that the courts of New South Wales, Australia are to have jurisdiction to settle any disputes which may arise out of or in connection with the Australian Domestic Instruments, the Australian Deed Poll and the Australian Agency and Registry Agreement and that accordingly any suit, action or proceedings arising out of or in connection with the Australian Domestic Instruments, the Australian Deed Poll or the Australian Agency and Registry Agreement (together referred to as “Australian Proceedings”) may be brought in such courts. 17.7 Each Issuer has irrevocably waived any objection which it may have now or hereafter to the laying of the venue of any Australian Proceedings in any such court and any claim that any such Australian Proceedings have been brought in an inconvenient forum and has further irrevocably agreed that a judgment in any such Australian Proceedings brought in the courts of New South Wales shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

A48332378 132 Schedule 2 Part C Form of Coupon On the front: [NATIONAL GRID plc/ NATIONAL GRID ELECTRICITY TRANSMISSION plc]* EURO MEDIUM TERM NOTE PROGRAMME Series No. [●] Tranche No. [●] [Title of issue] Coupon for [[set out amount due, if known]/the amount] due on [the Interest Payment Date falling in]** [●], [●]. [Coupon relating to the Instrument in the nominal amount of [●]]*** This Coupon is payable to bearer (subject to the Conditions endorsed on the Instrument to which this Coupon relates, which shall be binding upon the holder of this Coupon whether or not it is for the time being attached to such Instrument) at the specified offices of the Issuing and Paying Agent and the Paying Agents set out on the reverse of this Coupon (or any other Issuing and Paying Agent or further or other Paying Agents or specified offices duly appointed or nominated and notified to the Instrumentholders). [If the Instrument to which this Coupon relates shall have become due and payable before the maturity date of this Coupon, this Coupon shall become void and no payment shall be made in respect of it.]**** ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j)) AND 1287(a) OF THE INTERNAL REVENUE CODE. [NATIONAL GRID plc/ NATIONAL GRID ELECTRICITY TRANSMISSION plc]* By: [Cp. No.] [Denomination] [ISIN] [Series] [Certif. No.] * Delete as applicable. ** [Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention, otherwise the particular Interest Payment Date should be specified.] *** [Only required for Coupons relating to Floating Rate or Index Linked Interest Instruments that are issued in more than one denomination.] **** [Delete if Coupons are not to become void upon early redemption of Instrument.]

A48332378 133 On the back: ISSUING AND PAYING AGENT The Bank of New York Mellon One Canada Square London E14 5AL PAYING AGENTS Quintet Private Bank (Europe) S.A. 43 Boulevard Royal L-2955 Luxembourg BNY Trust Company of Canada 320 Bay Street, 11th Floor Toronto, ON Canada M5H 4A6

A48332378 134 Schedule 2 Part D Form of Talon On the front: [NATIONAL GRID plc/ NATIONAL GRID ELECTRICITY TRANSMISSION plc]* EURO MEDIUM TERM NOTE PROGRAMME Series No. [●] Tranche No. [●] [Title of issue] Talon for further Coupons falling due on [the Interest Payment Dates falling in]** [●] [●]. [Talon relating to the Instrument in the nominal amount of [●]]*** After all the Coupons relating to the Instrument to which this Talon relates have matured, further Coupons (including if appropriate a Talon for further Coupons) shall be issued at the specified office of the Issuing and Paying Agent set out on the reverse of this Talon (or any other Issuing and Paying Agent or specified office duly appointed or nominated and notified to the Instrumentholders) upon production and surrender of this Talon. [If the Instrument to which this Talon relates shall have become due and payable before the original due date for exchange of this Talon, this Talon shall become void and no exchange shall be made in respect of it.]**** ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. [NATIONAL GRID plc/ NATIONAL GRID ELECTRICITY TRANSMISSION plc]* By: [Talon No.] [ISIN] [Series] [Certif. No.] * Delete as applicable. ** [The maturity dates of the relevant Coupons should be set out if known, otherwise reference should be made to the months and years in which the Interest Payment Dates fall.] *** [Only when required where the Series comprises Instruments of more than one denomination.] **** [Delete if Talon is not to become void upon early redemption of the Instrument.]

A48332378 135 On the back: ISSUING AND PAYING AGENT The Bank of New York Mellon One Canada Square London E14 5AL PAYING AGENTS Quintet Private Bank (Europe) S.A. 43 Boulevard Royal L-2955 Luxembourg BNY Trust Company of Canada 320 Bay Street, 11th Floor Toronto, ON Canada M5H 4A6

A48332378 136 Schedule 3 Provisions for Meetings of Instrumentholders For the avoidance of doubt, these provisions do not apply to Australian Domestic Instruments. Interpretation 1 In this Schedule: 1.1 references to a meeting are to a physical meeting, a virtual meeting or a hybrid meeting of Instrumentholders of a single Series of Instruments issued by the relevant Issuer and include, unless the context otherwise requires, any adjournment; 1.2 references to “Instruments” and “Instrumentholders” are only to the Instruments of the Series in respect of which a meeting has been, or is to be, called, and to the holders of these Instruments, respectively; 1.3 “agent” means a holder of a voting certificate or a proxy for, or representative of, an Instrumentholder; 1.4 “Alternative Clearing System” means any clearing system (including without limitation The Depositary Trust Company (“DTC”)) other than Euroclear or Clearstream, Luxembourg; 1.5 “block voting instruction” means an instruction issued in accordance with paragraphs 9 to 15; 1.6 “Electronic Consent” has the meaning set out in paragraph 33; 1.7 “electronic platform” means any form of telephony or electronic platform or facility and includes, without limitation, telephone and video conference call and application technology systems; 1.8 “Extraordinary Resolution” means a resolution passed (a) at a meeting duly convened and held in accordance with this Trust Deed by a majority of at least 75 per cent. of the votes cast, (b) by a Written Resolution or (c) by an Electronic Consent; 1.9 “hybrid meeting” means a combined physical meeting and virtual meeting convened pursuant to this Schedule by the relevant Issuer or the Trustee at which persons may attend either at the physical location specified in the notice of such meeting or via an electronic platform; 1.10 “meeting” means a meeting convened pursuant to this Schedule by the relevant Issuer or the Trustee and whether held as a physical meeting or as a virtual meeting or as a hybrid meeting; 1.11 “physical meeting” means any meeting attended by persons present in person at the physical location specified in the notice of such meeting; 1.12 “present” means physically present in person at a physical meeting or a hybrid meeting, or able to participate in or join a virtual meeting or a hybrid meeting held via an electronic platform; 1.13 “virtual meeting” means any meeting held via an electronic platform; 1.14 “voting certificate” means a certificate issued in accordance with paragraphs 6 to 8;

A48332378 137 1.15 “Written Resolution” means a resolution in writing signed by the holders of not less than 95 per cent. in nominal amount of the Instruments outstanding; 1.16 references to persons representing a proportion of the Instruments are to Instrumentholders or agents holding or representing in the aggregate at least that proportion in nominal amount of the Instruments for the time being outstanding; and 1.17 where Instruments are held in Euroclear or Clearstream, Luxembourg or an Alternative Clearing System, references herein to the deposit or release or surrender of Instruments shall be construed in accordance with the usual practices (including in relation to the blocking of the relevant account) of Euroclear or Clearstream, Luxembourg or such Alternative Clearing System. Powers of meetings 2 A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution: 2.1 to sanction any proposal by the relevant Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Instrumentholders and/or the Couponholders against such Issuer whether or not those rights arise under this Trust Deed; 2.2 to sanction the exchange or substitution for the Instruments of, or the conversion of the Instruments into, shares, bonds or other obligations or securities of the relevant Issuer or any other entity; 2.3 to assent to any modification of this Trust Deed, the Instruments, the Talons or the Coupons proposed by the relevant Issuer or the Trustee; 2.4 to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution; 2.5 to give any authority, direction or sanction required to be given by Extraordinary Resolution; 2.6 to appoint any persons (whether Instrumentholders or not) as a committee or committees to represent the Instrumentholders’ interests and to confer on them any powers or discretions which the Instrumentholders could themselves exercise by Extraordinary Resolution; 2.7 to approve a proposed new Trustee and to remove a Trustee; 2.8 to approve the substitution of any entity for the relevant Issuer (or any previous substitute) as principal debtor under this Trust Deed; and 2.9 to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Instruments, the Talons or the Coupons, provided that the special quorum provisions in paragraph 20 shall apply to any Extraordinary Resolution (a “special quorum resolution”) for the purpose of sub- paragraph 2.2 or 2.7, any of the proposals listed in Condition 11.1 or any amendment to this proviso.

A48332378 138 Convening a meeting 3 The relevant Issuer or the Trustee may at any time convene a meeting. If it receives a written request by Instrumentholders holding at least 10 per cent. in nominal amount of the Instruments of any Series for the time being outstanding and is indemnified to its satisfaction against all costs and expenses, the Trustee shall convene a meeting of the Instrumentholders of that Series. Every physical meeting shall be held at a time and place approved by the Trustee. Every virtual meeting shall be held via an electronic platform and at a time approved by the Trustee. Every hybrid meeting shall be held at a time and place and via an electronic platform approved by the Trustee. 4 At least 21 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) shall be given to the Instrumentholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day and time of the meeting and manner in which it is to be held, and if a physical meeting or hybrid meeting is to be held, the place of the meeting and, unless the Trustee otherwise agrees, the nature of the resolutions to be proposed and shall explain how Instrumentholders may appoint proxies or representatives, obtain voting certificates and use block voting instructions and the details of the time limits applicable. With respect to a virtual meeting or hybrid meeting, each such notice shall set out such other and further details as are required under paragraph 38. Cancellation of meeting 5 A meeting that has been validly convened in accordance with paragraph 3 above, may be cancelled by the person who convened such meeting by giving at least 5 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the meeting) to the Instrumentholders (with a copy to the Trustee where such meeting was convened by the Issuer or to the Issuer where such meeting was convened by the Trustee). Any meeting cancelled in accordance with this paragraph 5 shall be deemed not to have been convened. Arrangements for voting on Instruments (whether in definitive form or represented by a Global Instrument and whether held within or outside a Clearing System) – Voting Certificates 6 If a holder of an Instrument wishes to obtain a voting certificate in respect of it for a meeting, the holder must deposit such Instrument for that purpose at least 48 hours before the time fixed for the meeting with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose. The Paying Agent shall then issue a voting certificate in respect of it. 7 A voting certificate shall: 7.1 be a document in the English language; 7.2 be dated; 7.3 specify the meeting concerned and the serial numbers of the Instruments deposited; 7.4 entitle, and state that it entitles, its bearer to attend and vote at that meeting in respect of those Instruments; and

A48332378 139 7.5 specify details of evidence of the identity of the bearer of such voting certificate. 8 Once a Paying Agent has issued a voting certificate for a meeting in respect of an Instrument, it shall not release the Instrument until either: 8.1 the meeting has been concluded; or 8.2 the voting certificate has been surrendered to the Paying Agent. Arrangements for voting on Instruments (whether in definitive form or represented by a Global Instrument and whether held within or outside a Clearing System) – Block Voting Instructions 9 If a holder of an Instrument wishes the votes attributable to it to be included in a block voting instruction for a meeting, then, at least 48 hours before the time fixed for the meeting, (i) the holder must deposit the Instrument for that purpose with a Paying Agent or to the order of a Paying Agent with a bank or other depositary nominated by the Paying Agent for the purpose and (ii) the holder or a duly authorised person on their behalf must direct the Paying Agent how those votes are to be cast. The Paying Agent shall issue a block voting instruction in respect of the votes attributable to all Instruments so deposited. 10 A block voting instruction shall: 10.1 be a document in the English language; 10.2 be dated; 10.3 specify the meeting concerned; 10.4 list the total number and serial numbers of the Instruments deposited, distinguishing with regard to each resolution between those voting for and those voting against it; 10.5 certify that such list is in accordance with Instruments deposited and directions received as provided in paragraphs 9, 12 and 15; and 10.6 appoint one or more named person (a “proxy”) to vote at that meeting in respect of those Instruments and in accordance with that list. A proxy need not be an Instrumentholder. 11 Once a Paying Agent has issued a block voting instruction for a meeting in respect of the votes attributable to any Instruments: 11.1 it shall not release the Instruments, except as provided in paragraph 12, until the meeting has been concluded; and 11.2 the directions to which it gives effect may not be revoked or altered during the 48 hours before the time fixed for the meeting. 12 If the receipt for an Instrument deposited with or to the order of a Paying Agent in accordance with paragraph 9 is surrendered to the Paying Agent at least 48 hours before the time fixed for the meeting, the Paying Agent shall release the Instrument and exclude the votes attributable to it from the block voting instruction. 13 Each block voting instruction shall be deposited at least 24 hours before the time fixed for the meeting at such place or delivered by another method as the Trustee shall designate or approve, and in default the block voting instruction shall not be valid unless the chair of the

A48332378 140 meeting decides otherwise before the meeting proceeds to business. If the Trustee requires, a certified copy of each block voting instruction shall be produced by the proxy at the meeting or delivered to the Trustee prior to the meeting but the Trustee need not investigate or be concerned with the validity of the proxy’s appointment. 14 A vote cast in accordance with a block voting instruction shall be valid even if it or any of the Instrumentholders’ instructions pursuant to which it was executed has previously been revoked or amended, unless written intimation of such revocation or amendment is received from the relevant Paying Agent by the relevant Issuer or the Trustee at its registered office or by the chair of the meeting in each case at least 24 hours before the time fixed for the meeting. 15 No Instrument may be deposited with or to the order of a Paying Agent at the same time for the purposes of both paragraph 6 and paragraph 9 for the same meeting. Chair 16 The chair of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Instrumentholders or agents present shall choose one of their number to be chair, failing which the relevant Issuer may appoint a chair. 17 The chair need not be an Instrumentholder or agent. The chair of an adjourned meeting need not be the same person as the chair of the original meeting. Attendance 18 The following may attend and speak at a meeting: 18.1 Instrumentholders and agents; 18.2 the chair; 18.3 the relevant Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers; and 18.4 the Dealers and their advisers. No one else may attend, participate and/or speak. Quorum and Adjournment 19 No business (except choosing a chair) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Instrumentholders or if the relevant Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 14 nor more than 42 days later, and time and place or manner in which it is to be held as the chair may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved. 20 Two or more Instrumentholders or agents present at the meeting shall be a quorum: 20.1 in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Instruments which they represent; and

A48332378 141 20.2 in any other case, only if they represent the proportion of the Instruments shown by the table below. Column 1 Column 2 Column 3 Purpose of meeting Any meeting except one referred to in column 3 Meeting previously adjourned through want of a quorum Required proportion Required proportion To pass a special quorum resolution Two thirds One third To pass any other Extraordinary Resolution A clear majority No minimum proportion Any other purpose 10 per cent. No minimum proportion 21 The chair, may with the consent of (and shall if directed by) a meeting, adjourn the meeting from time to time and from place to place and alternate manner. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 18. 22 At least 10 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day of the adjourned meeting) of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. However, no notice need otherwise be given of an adjourned meeting. Voting 23 At a meeting which is held only as a physical meeting, each question submitted to such meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chair, the relevant Issuer, the Trustee or one or more persons holding one or more Instruments or voting certificates or representing not less than 2 per cent. of the Instruments. 24 Unless a poll is demanded a declaration by the chair that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it. 25 If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chair directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded. 26 A poll demanded on the election of a chair or on a question of adjournment shall be taken at once. 27 On a show of hands every person who is present in person and who produces an Instrument or a voting certificate or is a proxy or representative has one vote. On a poll every such person has one vote in respect of each integral currency unit of the Specified

A48332378 142 Currency of such Series of Instruments so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way. 28 In case of equality of votes the chair shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have. 29 At a virtual meeting or a hybrid meeting, a resolution put to the vote of the meeting shall be decided on a poll in accordance with paragraph 40, and any such poll will be deemed to have been validly demanded at the time fixed for holding the meeting to which it relates. Effect and Publication of an Extraordinary Resolution 30 An Extraordinary Resolution shall be binding on all the Instrumentholders, whether or not present at the meeting, and on all the Couponholders and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The relevant Issuer shall give notice of the passing of an Extraordinary Resolution to Instrumentholders within 14 days but failure to do so shall not invalidate the resolution. Minutes 31 Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chair of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted. Written Resolution and Electronic Consent 32 Subject to the following sentence, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Instrumentholders. For so long as the Instruments are in the form of a Global Instrument held on behalf of one or more of Euroclear, Clearstream, Luxembourg or Alternative Clearing System, then, in respect of any resolution proposed by the Issuer or the Trustee: 33 Electronic Consent: where the terms of the resolution proposed by the Issuer or the Trustee (as the case may be) have been notified to the Instrumentholders through the relevant Clearing System(s) as provided in sub-paragraphs (i) and/or (ii) below, each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution given by way of electronic consents communicated through the electronic communications systems of the relevant Clearing System(s) to the Principal Paying Agent or another specified agent in accordance with their operating rules and procedures by or on behalf of the holders of not less than 95 per cent. in nominal amount of the Instruments outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date. The Principal Paying Agent shall confirm the result of voting on any Electronic Consent in writing to the Issuer and the Trustee (in a form satisfactory to the Trustee), specifying (as of the Relevant Date): (i) the outstanding principal amount of the

A48332378 143 Instruments and (ii) the outstanding principal amount of the Instruments in respect of which consent to the resolution has been given in accordance with this provision. The Issuer and the Trustee may act without further enquiry on any such confirmation from the Principal Paying Agent and shall have no liability or responsibility to anyone as a result of such reliance or action. The Trustee shall not be bound to act on any Electronic Consent in the absence of such a confirmation from the Principal Paying agent in a form satisfactory to it. Any resolution passed in such manner shall be binding on all Instrumentholders and Couponholders, even if the relevant consent or instruction proves to be defective. The Issuer shall not be liable or responsible to anyone for such reliance: (i) When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 14 days’ notice (exclusive of the day on which the notice is given or deemed to be given and of the day on which affirmative consents will be counted) shall be given to the Instrumentholders through the relevant Clearing System(s). The notice shall specify, in sufficient detail to enable Instrumentholders to give their consents in relation to the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant Clearing System(s). (ii) If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed by the Principal Paying Agent. Alternatively, the party proposing such resolution (the “Proposer”) may give a further notice to Instrumentholders in accordance with (i) above that the resolution will be proposed again. Such notice must inform Instrumentholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (a) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly. For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and 34 Written Resolution: where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, (a) by accountholders in the clearing system(s) with entitlements to such Global Instruments and/or, (b) where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person identified by that accountholder as the person for whom such entitlement is held. For the purpose of establishing the entitlement to give any such consent or instruction, the Issuer and the Trustee shall be entitled to rely on any certificate or other document issued by, in the case of (a) above, Euroclear, Clearstream, Luxembourg or any other relevant alternative clearing system and, in the case of (b) above, the relevant Clearing Systems and the accountholder identified by the relevant Clearing Systems for the purposes of (b) above.

A48332378 144 Any resolution passed in such manner shall be binding on all Instrumentholders and Couponholders, even if the relevant consent or instruction proves to be defective. Any such certificate or other document shall, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant Clearing Systems in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Instruments is clearly identified together with the amount of such holding. Neither the Issuer, nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic. A Written Resolution or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Instrumentholders and holders of Coupons and Talons, whether or not they participated in such Written Resolution and/or Electronic Consent. Trustee’s Power to Prescribe Regulations 35 Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Instrumentholders prescribe or approve such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines or as proposed by the relevant Issuer including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so. 36 The holder of a Global Instrument shall (unless such Global Instrument represents only one Instrument) be treated as two persons for the purposes of any quorum requirements of a meeting of Instrumentholders. 37 The above provisions of this Schedule shall have effect subject to the following provisions: 37.1 Meetings of Instrumentholders of separate Series will normally be held separately. However, the Trustee may from time to time determine that meetings of Instrumentholders of separate Series shall be held together. 37.2 A resolution that in the opinion of the Trustee affects one Series alone shall be deemed to have been duly passed if passed at a separate meeting of the Instrumentholders of the Series concerned. 37.3 A resolution that in the opinion of the Trustee affects the Instrumentholders of more than one Series but does not give rise to a conflict of interest between the Instrumentholders of the different Series concerned shall be deemed to have been duly passed if passed at a single meeting of the Instrumentholders of the relevant Series provided that for the purposes of determining the votes an Instrumentholder is entitled to cast pursuant to paragraph 27, each Instrumentholder shall have one vote in respect of each whole Euro 1.00 nominal amount of Instruments held, converted, if such Instruments are not denominated in Euro, in accordance with Clause 8.13 (Currency Conversion). 37.4 A resolution that in the opinion of the Trustee affects the Instrumentholders of more than one Series and gives or may give rise to a conflict of interest between the Instrumentholders of the different Series concerned shall be deemed to have been duly

A48332378 145 passed only if it shall be duly passed at separate meetings of the Instrumentholders of the relevant Series. 37.5 To all such meetings as previously set out all the provisions of this Schedule shall mutatis mutandis apply as though references therein to Instruments and to Instrumentholders were references to the Instruments and Instrumentholders of the Series concerned. Additional provisions applicable to Virtual and/or Hybrid Meetings 38 The relevant Issuer (with the Trustee’s prior approval) or the Trustee in its sole discretion may decide to hold a virtual meeting or a hybrid meeting and, in such case, shall provide details of the means for Instrumentholders or their proxies or representatives to attend, participate in and/or speak at the meeting, including the electronic platform to be used. 39 The relevant Issuer or the chair (in each case, with the Trustee’s prior approval) or the Trustee in its sole discretion may make any arrangement and impose any requirement or restriction as is necessary to ensure the identification of those entitled to take part in the virtual meeting or hybrid meeting and the suitability of the electronic platform. All documentation that is required to be passed between persons at or for the purposes of the virtual meeting or persons attending the hybrid meeting via the electronic platform (in each case, in whatever capacity) shall be communicated by email (or such other medium of electronic communication as the Trustee may approve). 40 All resolutions put to a virtual meeting or a hybrid meeting shall be voted on by a poll in accordance with paragraphs 25-28 above (inclusive). 41 Persons seeking to attend, participate in, speak at or join a virtual meeting or a hybrid meeting via the electronic platform, shall be responsible for ensuring that they have access to the facilities (including, without limitation, IT systems, equipment and connectivity) which are necessary to enable them to do so. 42 In determining whether persons are attending, participating in or joining a virtual meeting or a hybrid meeting via the electronic platform, it is immaterial whether any two or more members attending it are in the same physical location as each other or how they are able to communicate with each other. 43 Two or more persons who are not in the same physical location as each other attend a virtual meeting or a hybrid meeting if their circumstances are such that if they have (or were to have) rights to speak or vote at that meeting, they are (or would be) able to exercise them. 44 The chair of the meeting reserves the right to take such steps as the chair shall determine in its absolute discretion to avoid or minimise disruption at the meeting, which steps may include (without limitation), in the case of a virtual meeting or a hybrid meeting, muting the electronic connection to the meeting of the person causing such disruption for such period of time as the chair may determine. 45 The relevant Issuer (with the Trustee’s prior approval) or the Trustee in its sole discretion may make whatever arrangements they consider appropriate to enable those attending a virtual meeting or a hybrid meeting to exercise their rights to speak or vote at it. 46 A person is able to exercise the right to speak at a virtual meeting or a hybrid meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, as contemplated by the relevant provisions of this Schedule.

A48332378 146 47 A person is able to exercise the right to vote at a virtual meeting or a hybrid meeting when: 47.1 that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and 47.2 that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting who are entitled to vote at such meeting. 48 The Trustee shall not be responsible or liable to the relevant Issuer or any other person for the security of the electronic platform used for any virtual meeting or hybrid meeting or for accessibility or connectivity or the lack of accessibility or connectivity to any virtual meeting or hybrid meeting.

SIGNATURE PAGE TO THE TRUST DEED EXECUTED AS A DEED FOR AND ON BEHALF OF THE LAW DEBENTURE TRUST CORPORATION p.l.c. By: Director By: Representing Law Debenture Corporate Services Limited, Secretary